Exhibit 10.1

LIMITED PARTNERSHIP AGREEMENT

OF

FEDERAL/LION VENTURE LP

Dated as of July 1, 2004

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(continued)

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(continued)

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LIMITED PARTNERSHIP AGREEMENT

OF

FEDERAL/LION VENTURE LP

THIS LIMITED PARTNERSHIP AGREEMENT (as it may be amended, modified, supplemented or restated from time to time, this “Agreement”) of FEDERAL/LION VENTURE LP (the “Partnership”), is made and entered into as of the 1st day of July, 2004, by and among Federal Realty Investment Trust, a Maryland real estate investment trust (“Federal”), as a limited partner of the Partnership, Federal/LPF GP, Inc., a Delaware corporation (“Federal GP”), as a general partner of the Partnership, CLPF-Federal, L.P., a Delaware limited partnership (the “Fund”), as a limited partner of the Partnership, and CLPF-Federal GP, LLC, a Delaware limited liability company (“Fund GP”), as a general partner of the Partnership.

Federal and the Fund are sometimes individually referred to herein as a “Limited Partner” and collectively referred to herein as the “Limited Partners”. Federal GP and Fund GP are sometimes individually referred to herein as a “General Partner” and collectively referred to herein as the “General Partners”. The Limited Partners and the General Partners are sometimes individually referred to herein as a “Partner” and collectively referred to herein as the “Partners”. Federal, Federal GP and any Approved Federal Party who is or becomes a Partner are sometimes individually referred to herein as a “Federal Partner” and collectively referred to herein as the “Federal Partners”. The Fund, Fund GP and any Approved Fund Party who is or becomes a Partner are sometimes individually referred to herein as a “Fund Partner” and collectively referred to herein as the “Fund Partners”.

In consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For the purposes of this Agreement, initially capitalized terms used herein shall have the following meanings:

“Acquisition Activities” is defined in Section 3.6(f) hereof.

“Acquisition Fee” is defined in Section 3.6(g) hereof.

“Acquisition Parameters” shall mean the guidelines and requirements for any Proposed Qualified Property that are set forth on Schedule 1 hereto.

“Act” is defined in Section 2.1 hereof.

“Additional Capital Contribution” is defined in Section 5.1(b) hereof.

“Adjusted Capital Account Deficit” shall mean the deficit balance, if any, in a Partner’s Capital Account at the end of any fiscal year, with the following adjustments: (i) credit to such Capital Account any amount that such Partner is obligated or deemed obligated to restore under Regulations Section 1.704-1(b)(2)(ii)(c), as well as any additions thereto pursuant to the next to last sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), after taking into account thereunder any changes during such year in Partnership Minimum Gain and in the minimum gain attributable to any Partner Nonrecourse Debt; and (ii) debit to such Capital Account the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent with such intent.

“Advisor” shall mean Clarion Partners LLC or any successor thereto designated by the Fund Partners as provided in Section 12.1(c) hereof that serves as the manager of the Lion Fund.

“Affiliate”, when used with respect to any particular Person, shall mean (a) any Person or group of Persons acting in concert that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such particular Person, (b) any Person that is an officer, partner, member or trustee of, or serves in a similar capacity with respect to, such particular Person, (c) any Person that, directly or indirectly, is the beneficial owner of 15% or more of any class of voting securities of, or otherwise has an equivalent beneficial interest in, such particular Person or of which such particular Person is directly or indirectly the owner of 15% or more of any class of voting securities or in which such particular Person has an equivalent beneficial interest, or (d) any relative or spouse of such particular Person. Notwithstanding the foregoing, none of the Federal Partners, on the one hand, shall be deemed to be Affiliates of any of the Fund Partners, on the other hand, and vice versa. The definition of “Affiliate” as used in this Agreement shall not be affected by the Regulations under Code Section 752 describing certain “related” parties.

“Agreement” is defined in the Preamble hereto. This Agreement shall be the “partnership agreement” for the Partnership within the meaning of Section 17-101(12) of the Act.

“Amending General Partner” is defined in Section 3.5(c) hereof.

“Anchor Lease” shall mean any lease by a single tenant of more than 15,000 rentable square feet at a Qualified Property.

“Annual Budget” shall mean the annual budget for the Partnership and each Qualified Property for any fiscal year, including without limitation a reasonable description of the amount, source and character of each item of gross income, expense and services to be rendered in the form attached to the form of Annual Plan attached hereto as Schedule 4, adopted pursuant to Sections 3.4 and 3.5 hereof.

“Annual Plan” is defined in Section 3.5(a) hereof.

“Approved Federal Party” shall mean any Person in which Federal owns, directly or indirectly, 100% of the equity interests and that is 100% controlled, directly or indirectly, by Federal.

“Approved Fund Party” shall mean any Person in which the Fund owns, directly or indirectly, 100% of the equity interests and that is 100% controlled, directly or indirectly, by the Fund.

“Approved Qualified Property” is defined in Section 3.6(c) hereof.

“Bankruptcy” of the Partnership or a Partner shall be deemed to have occurred upon the happening of any of the following: (i) the filing of an application by the Partnership or such Partner for, or a consent to, the appointment of a trustee, receiver or liquidator of its assets; (ii) the filing by the Partnership or such Partner of a voluntary petition or answer in bankruptcy or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as such debts come due or seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (iii) the making by the Partnership or such Partner of a general assignment for the benefit of creditors; (iv) the filing by the Partnership or such Partner of an answer admitting the material allegations of, or its consenting to or defaulting in answering, a bankruptcy or insolvency petition filed against it in any bankruptcy or similar proceeding; or (v) the expiration of sixty (60) days following the entry by any court of competent jurisdiction of an order for relief in any bankruptcy or insolvency proceeding involving the Partnership or such Partner or of an order, judgment or decree adjudicating the Partnership or such Partner a bankrupt or insolvent or appointing a trustee, receiver or liquidator of its assets.

“Book Depreciation” shall mean all deductions attributable to the depreciation, amortization or other cost recovery, including additions, of any Qualified Property or other asset (whether tangible or intangible) acquired by the Partnership that has a useful life in excess of one year, as such deductions are computed for federal income tax purposes; provided, that with respect to any Partnership asset the tax basis of which differs from the Book Value of such asset, Book Depreciation for any period shall equal (x) the sum total of all deductions taken during such period attributable to depreciation, amortization or other cost recovery deduction for federal income tax purposes with respect to such asset, multiplied by (y) the Book Value of such asset divided by the tax basis thereof; provided further, that if the depreciation, amortization or other cost recovery deduction for federal income tax purposes with respect to any Partnership asset for any period is zero ($0.00), Book Depreciation shall be determined by the Tax Matters Partner using any reasonable method selected by the Tax Matters Partner that is based on the Book Value of such asset.

“Book Value” shall mean, with respect to any Partnership asset at any time, the adjusted basis of such asset for federal income tax purposes, except that (i) the initial Book Value of any asset contributed by a Partner to the Partnership shall be the Fair Market Value of such asset, and (ii) the Book Value of all Partnership assets shall be adjusted to equal their Fair Market Values, as determined in good faith by the Managing General Partner, upon the occurrence of certain events as described below. In either case, the Book Value of Partnership assets shall thereafter be adjusted for Book Depreciation taken into account with respect to such asset. Provided the Tax Matters Partner makes an election to do so as provided under Section 1.704-1(b)(2)(iv)(f) of the Regulations, the Book Value of Partnership assets shall be adjusted to equal their Fair Market Value, as determined in good faith by the Managing General Partner, as of the following times to which the election relates: (1) the admission of a new Partner to the Partnership or acquisition by an existing Partner of an additional interest in the Partnership, provided that the consideration contributed to the Partnership upon such admission or acquisition is more than a de minimis amount of money or property; (2) the distribution by the Partnership to a retiring or contributing Partner of more than a de minimis amount of money or other property as consideration for an interest in the Partnership; (3) the liquidation of the Partnership; and (4) the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner or a new Partner.

The Book Value of all Partnership assets shall also be increased (or decreased) to the extent that adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b) have been taken into account for purposes of determining Capital Accounts in accordance with Regulation Section 1.704-1(b)(2)(iv)(m), unless such adjustments have already been accounted for pursuant to the preceding paragraph. If the Book Value of an asset has been determined or adjusted pursuant hereto, such value shall thereafter be the basis for, and be adjusted by, the depreciation taken into account with respect to such asset for purposes of computing Profits and Losses. Moreover, notwithstanding the foregoing, the Book Value of any Partnership asset distributed to any Partner shall be the gross Fair Market Value of such asset on the date of distribution.

“Business Day” shall mean any day other than a Saturday, Sunday or any day on which national banks in New York, New York are not open for business.

“Buy/Sell Property” is defined in Section 11.1(a) hereof.

“Capital Account” shall mean, with respect to any Partner, the separate “book” account which the Partnership shall establish and maintain for such Partner as provided in Section 6.1 hereof and in accordance with Section 704(b) of the Code and Regulations Section 1.704-1(b)(2)(iv) and such other provisions of Section 1.704-1(b) of the Regulations as must be complied with in order for the Capital Accounts to be determined in accordance with the provisions of said Regulations. In furtherance of the foregoing, the Capital Accounts shall be maintained in compliance with Section 1.704-1(b)(2)(iv) of the Regulations, and the provisions hereof shall be interpreted and applied in a manner consistent therewith.

“Capital Call” is defined in Section 5.1(b) hereof.

“Capital Commitment” shall mean, with respect to each Partner, the amount set forth opposite its name on Schedule 2 hereto (as such Schedule may be amended or modified from time to time upon the mutual written consent of the General Partners) plus the following amounts (to the extent that such amounts, when added to all prior Initial Capital Contributions, Additional Capital Contributions and Extraordinary Capital Contributions made by such Partner, exceed the amount set forth opposite such Partner’s name on Schedule 2 hereto): (i) all amounts that the General Partners have agreed to fund under an Annual Plan, including, without limitation, amounts relating to an increase in the amount of any line item contained in the Annual Budget portion of such Annual Plan that constitutes a Permitted Expense, (ii) all amounts necessary to acquire an Approved Qualified Property for which the Other General Partner has provided final approval pursuant to Section 3.6(c), and (iii) all amounts required to be contributed as Partnership Overhead Contributions pursuant to Section 5.1(d) of this Agreement.

“Capital Contribution” shall mean, at any particular time and with respect to any Partner, an amount equal to the sum of (x) the total amount of cash and (y) the Fair Market Value of any property (determined as of the date such property is contributed by such Partner and net of any liabilities secured by such property that the Partnership is considered to assume or take subject to under Section 752 of the Code), that has in each case been contributed to the Partnership by such Partner pursuant to Section 5.1 hereof. Capital Contributions include Initial Capital Contributions, Additional Capital Contributions, Extraordinary Capital Contributions, Partnership Overhead Contributions, and Default Contributions.

“Capital Contributions Account” shall mean a memorandum account maintained by the Partnership for each Partner for each Qualified Property, separately, for the purpose of allocating and making distributions to such Partner pursuant to Sections 7.1(b) and 7.1(c) below. The initial balance of a Partner’s Capital Contributions Account for a Qualified Property shall equal the Initial Capital Contributions or Additional Capital Contributions, as the case may be, made by such Partner to the Partnership on account of or in respect of the acquisition of such Qualified Property, and the balance of such Partner’s Capital Contributions Account for such Qualified Property shall be increased from time to time by the amount of all subsequent Extraordinary Capital Contributions and Default Contributions made by such Partner pursuant to this Agreement (and any subsequent Default Contributions deemed made by such Partner pursuant to Section 5.1(e)(i) or 5.1(f) below) on account of or in respect of such Qualified Property, and reduced by the amount of any Net Cash from Refinancings or Net Cash from Sales derived from such Qualified Property that are allocated to such Partner and applied toward the reduction of such Partner’s Capital Contributions Account pursuant to Section 7.1(b)(ii) and/or Section 7.1(c)(ii) below. Partnership Overhead Contributions that are not funded as Default Contributions shall not be included in the Capital Contributions Account for any Qualified Property. Any amount refunded to the Partnership by a Promoted Limited Partner as provided in the definition of “Promote Amount” shall not be included in the Capital Contributions Account for any Qualified Property.

“Cash Flow Distribution Date” is defined in Section 7.1(a) hereof.

“Cause” is defined in Section 8.3(a) hereof.

“Challenging General Partner” is defined in Section 11.1(d) hereof.

“Claim Amount” is defined in Section 5.1(f) hereof.

“Clarion REIT” shall mean Clarion Lion Properties Fund Holdings REIT, LLC, a Delaware limited liability company that elected to be taxed as a real estate investment trust pursuant to Section 856 of the Code.

“CM Fee” is defined in Section 3.10(c)(iii) hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of future laws.

“Contributing Partner” is defined in Section 5.1(f) hereof.

“Contribution Agreement” shall mean the agreement pursuant to which a Partner contributes an Approved Qualified Property to the Partnership pursuant to Section 5.1 hereof, which agreement shall be in the form attached as Exhibit A to this Agreement.

“CPI” shall mean the Revised Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, All Items, based on 2002 as 100. If the CPI hereafter ceases to use the 2002 Base as 100, then the CPI with the new base shall be used. If the Bureau of Labor Statistics ceases to publish the CPI, then the successor or most nearly comparable index shall be used. In the event that the U.S. Department of Labor, Bureau of Labor Statistics, changes the publication frequency of the CPI so that it is not available when required under the Agreement, then the CPI for the closest preceding month for which a CPI is available shall be used in place of the CPI no longer available.

“Default Amount” is defined in Section 5.1(e) hereof.

“Default Contribution” is defined in Section 5.1(e) hereof.

“Defaulting Contributing Partner” is defined in Section 5.1(f) hereof.

“Defaulting Partner” is defined in Section 5.1(e) hereof.

“Default Loan” is defined in Section 5.1(e) hereof.

“Disposition Fee” is defined in Section 3.6(h) hereof.

“Economic Risk of Loss” shall have the meaning specified in Regulations Section 1.752-2.

“Environmental Assessment” shall mean, with respect to any Proposed Qualified Property, a phase one environmental site assessment performed by a qualified environmental consultant selected by the Managing General Partner in accordance with the then current ASTM Standard Practice for Environmental Site Assessments, E1527 and, if required by the Managing General Partner, any additional Phase II sampling, investigation, monitoring or other activities performed by a qualified environmental consultant. It is agreed by the Partners that Island Environmental will constitute a qualified environmental consultant for purposes of this Agreement and will remain a qualified environmental consultant for this purpose unless its general ability to perform environmental assessments has declined materially since the date of this Agreement.

“Environmental Law” shall mean, as to a Qualified Property, every federal, state, county or other governmental law, statute, ordinance, rule, regulation, requirement, order (including any consent order), or other binding obligation, injunction, writ or decision relating to or addressing the environment or hazardous materials, including, but not limited to, those federal statutes commonly referred to as the Clean Air Act, Clean Water Act, Resource Conservation Recovery Act, Toxic Substances Control Act, Comprehensive Environmental Response, Compensation and Liability Act and the Endangered Species Act as well as all regulations promulgated thereunder and all state laws and regulations equivalent thereto, as each such statute, regulation or state law or regulation equivalent may be amended from time to time, to the extent applicable to such Qualified Property.

“Extraordinary Advance Notice” is defined in Section 5.1(c)(ii) hereof.

“Extraordinary Call” is defined in Section 5.1(c)(i) hereof.

“Extraordinary Capital Contribution” is defined in Section 5.1(c)(i) hereof.

“Extraordinary Funding” is defined in Section 5.1(c)(i) hereof.

“Fair Market Value” shall mean an amount (in cash) that a bona fide, willing buyer under no compulsion to buy and a bona fide, willing and unrelated seller under no compulsion to sell would pay and accept, respectively, for the purchase and sale of a Qualified Property, taking into account any liens, restrictions and agreements then in effect and binding upon the Qualified Property or any successor owner thereof and any options, rights of first refusal or offer or other rights or options that either burden the Qualified Property or run to the benefit of the owner of the Qualified Property; provided, however, that in determining the Fair Market Value of any Qualified Property, none of the options, rights of first offer or other rights of the Partners hereunder shall be taken into consideration.

“Federal” is defined in the Preamble hereto.

“Federal Board” shall mean the Board of Trustees of Federal.

“Federal GP” is defined in the Preamble hereto.

“Federal Partner” or “Federal Partners” is defined in the Preamble hereto.

“Fee Disclosure” is defined in Section 3.11(g) hereof.

“Final Proposal Materials” is defined in Section 3.6(c) hereof.

“Financing Fee” is defined in Section 3.6(g) hereof.

“Fund” is defined in the Preamble hereto.

“Fund GP” is defined in the Preamble hereto.

“Fund Partner” or “Fund Partners” is defined in the Preamble hereto.

“General Partner” or “General Partners” is defined in the Preamble hereto. The Partnership shall have no more than two (2) General Partners.

“Gross Collected Rents”, for any period in question and for any Qualified Property, shall mean all of the following without duplication (i) the base rents and escalations of base rents, (ii) percentage rents and other rents, (iii) lease termination fees, (iv) common area maintenance costs (including capital items), real estate taxes, insurance premiums and loss reserves, and other fees, costs and expenses passed through to, and paid by, tenants as additional rent or pass-through expenses pursuant to their leases, and (v) late fees and other penalties paid by tenants, in each event if and to the extent actually received by the Partnership (or an SP Subsidiary) from the tenants of such Qualified Property during such period. The term “Gross Collected Rents” specifically excludes security deposits and other deposits unless and until such deposits are applied as rental income, rents paid more than thirty (30) days in advance of the due date until the month in which such rents become due, rent refunds, and interest income.

“Indemnified Party” is defined in Section 3.13(a) hereof.

“Initial Capital Contribution” shall mean, with respect to each Partner, an amount equal to the sum of (x) the amount of cash and (y) the Fair Market Value of any property (determined as of the date such property is contributed by such Partner and net of any liabilities secured by such property that the Partnership is considered to assume or take subject to under Section 752 of the Code), that has in each case been contributed to the Partnership by such Partner on or as of the date hereof.

“Interest Price” is defined in Section 11.1(a) hereof.

“IRR” shall be determined with respect to each individual Qualified Property separately and shall mean the discount rate, which shall be compounded monthly and expressed as a percentage based on a 12-month period, at which the net present value (as of the date that any Fund Partner makes or is deemed to make each IRR Contribution to the Partnership on account of or in respect of such Qualified Property) of the sum of all Net Cash Flow from Operations, Net Cash from Refinancings and Net Cash from Sales derived from such Qualified Property and allocated to such Fund Partner pursuant to Sections 7.1(a), 7.1(b), 7.1(c)(i), 7.1(c)(ii), and/or 7.1(c)(iii) of this Agreement with respect to such IRR Contributions (and IRR Contributions deemed made by such Partner pursuant to Section 5.1(e)(i) or 5.1(f) below), equals the amount of such IRR Contributions (and IRR Contributions deemed made by such Partner pursuant to Section 5.1(e)(i) or 5.1(f) below). A Fund Partner shall be deemed to have received a specified IRR, compounded monthly, with respect to an IRR Contribution (or deemed IRR Contribution) it made to the Partnership in respect of a Qualified Property upon the allocation to such Fund Partner of a cumulative amount of Net Cash Flow from Operations, Net Cash from Refinancings and/or Net Cash from Sales derived from such Qualified Property pursuant to Sections 7.1(a), 7.1(b), 7.1(c)(i), 7.1(c)(ii), and/or 7.1(c)(iii) of this Agreement that causes (1) the net present value of the aggregate of all such allocations to such Fund Partner in respect of such Qualified Property pursuant to said Sections 7.1(a), 7.1(b), 7.1(c)(i), 7.1(c)(ii), and/or 7.1(c)(iii) with respect to such IRR Contribution (and/or deemed IRR Contribution), discounted at the specified IRR, from the date of each such allocation back to the date on which such IRR Contribution was made (or deemed to have been made pursuant to Section 5.1(e)(i) or 5.1(f) below), reduced by (2) the amount of such IRR Contribution, to equal zero. Attached hereto as Exhibit B are certain examples of the calculation of IRR.

“IRR Contributions” shall mean all Initial Capital Contributions, Additional Capital Contributions, Extraordinary Capital Contributions, and one-half of all Default Contributions made by any Fund Partner to the Partnership, specifically excluding any Partnership Overhead Contribution made by a Fund Partner unless made as a Default Contribution.

“Leasing Parameters” shall mean the leasing parameters set forth on Schedule 3 attached hereto.

“Leveraged NOI” shall mean, with respect to a Qualified Property and for the period in question, the aggregate Gross Collected Rents actually received by the Partnership (or SP Subsidiary, as the case may be) from such Qualified Property for the period in question, minus (i) all Operating Expenses of such Qualified Property other than Operating Expenses funded from reserves that were previously treated as Operating Expenses when such reserves were created, and (ii) all interest payments made on mortgage loans secured by such Qualified Property (but excluding payments made in respect of principal under any such mortgage loans).

“Limited Partner” or “Limited Partners” is defined in the Preamble hereto.

“Lion Fund” shall mean Clarion Lion Properties Fund, LLC, a Delaware limited liability company.

“Liquidating Events” is defined in Section 9.1 hereof.

“Liquidation” shall mean (a) when used with respect to the Partnership, the earlier of (i) the date upon which the Partnership is terminated under Section 708(b)(1) of the Code and (ii) the date upon which the Partnership ceases to be a going concern, and (b) when used with respect to any Partner, the earlier of (i) the date upon which there is a Liquidation of the Partner and (ii) the date upon which such Partner’s entire Partnership Interest is terminated other than by transfer, assignment or other disposition to a Person other than the Partnership.

“Liquidator” shall mean the Managing General Partner, unless the Managing General Partner’s Bankruptcy, insolvency, removal, withdrawal or liquidation or default hereunder shall have preceded the Liquidation of the Partnership, in which case the Liquidator shall be any Person designated as such by the Other General Partner.

“Losses” and “Profits” are defined in Section 6.2(b) hereof.

“Major Decision” is defined in Section 3.4 hereof.

“Management Agreement” shall mean each agreement between the Property Manager and the Partnership or SP Subsidiary for a Qualified Property, which agreement shall be substantially in the form attached hereto as Exhibit C.

“Management Fee” is defined in Section 3.10(c)(i) hereof.

“Managing General Partner” shall mean the Person in whom the management of the Partnership is vested pursuant to the terms of this Agreement. Federal GP shall be the Managing General Partner until the occurrence of one of the events specified in Section 3.1(a) hereof.

“Material Modification” shall mean a modification relating to the treatment of Capital Accounts, distributions and/or allocations hereunder which, when considered on a cumulative basis with the effect of all other such modifications previously made, is likely to adversely affect the amount ultimately distributable or paid to any Partner hereunder as determined by the independent accountants of the Partnership.

“MBR&M” is defined in Section 4.8 hereof.

“Net Cash Flow from Operations” shall be determined separately for each Qualified Property and, for each Qualified Property, shall mean the aggregate gross revenues derived from the operations of such Qualified Property (excluding sales, other dispositions or refinancings of, or other capital transactions relating to, such Qualified Property) less the sum of any portion thereof used (i) to pay Operating Expenses, leasing or other brokerage commissions (other than sales or financing commissions that are netted from Net Cash from Sales or Net Cash from Refinancings), Tenant Improvement Fees, CM Fees, capital improvements or expenditures, tenant improvements that are not reimbursed by tenants, tenant work allowances or replacements, leasing-related legal fees, costs and expenses, indemnities, and other fees, costs, expenses, and payments made in respect of such Qualified Property pursuant to this Agreement and not deducted in the definitions of “Net Cash from Refinancings” or “Net Cash from Sales”, (ii) to make debt payments due and payable in connection with any financing relating to such Qualified Property that is obtained by the Partnership or the SP Subsidiary that is the owner of such Qualified Property or that is secured by such Qualified Property (excluding, however, amounts required to pay Default Loans), or (iii) to establish reasonable reserves (other than reserves that are treated and deducted as Operating Expenses pursuant to the definition of “Operating Expenses” hereinbelow) for capital improvements, replacements, debt payments and contingencies for such Qualified Property, as such reserves are calculated, established and maintained by the Managing General Partner pursuant to Section 3.11(d). “Net Cash Flow from Operations” shall be determined on a cash (rather than an accrual) basis, and shall not be reduced by real estate depreciation or by cost amortization, cost recovery deductions or similar allowances, but shall be increased by an amount equal to any reduction of reserves previously deducted from Net Cash Flow from Operations as Operating Expenses or otherwise pursuant to clause (iii) above.

“Net Cash from Refinancings” shall be determined for each Qualified Property separately and shall mean the net amount payable to the Partnership or the SP Subsidiary that owns such Qualified Property from the financing or refinancing of such Qualified Property, as set forth on the settlement statement for the financing or refinancing (which settlement statement shall include the deduction of amounts required to retire existing indebtedness) that is approved by the Partnership less (a) any and all reserves required in connection with such financing or refinancing by the lender(s) providing the financing or refinancing (to the extent not reflected on the settlement statement described above), provided that at such time, if any, as any portion of the reserves is released to the Partnership or SP Subsidiary that owns such Qualified Property, and the reserves released do not constitute reimbursement of Permitted Expenses previously paid by the Partnership or such SP Subsidiary and are not required to be used to pay such Permitted Expenses, such reserves so released shall be treated as Net Cash from Refinancings, (b) nonrefundable fees paid to the lender, brokerage commissions, finder’s fees and similar compensation paid to third-parties, all closing, transaction and other costs incurred and paid by the Partnership or such SP Subsidiary in connection with such financing or refinancing, including, without limitation, Financing Fees and attorneys’ and consultants’ fees, costs and expenses, in each event only to the extent not reflected on the settlement statement described above, and (c) if and to the extent not set forth on the settlement statement described above, the amount applied to retire any existing debt outstanding against such Qualified Property or otherwise paid from the proceeds of such refinancing.

“Net Cash from Sales” shall be determined for each Qualified Property separately and shall mean the gross cash proceeds derived from the sale or other disposition (including casualty and condemnation) of such Qualified Property or other capital transaction relating to such Qualified Property less (a) any Disposition Fees, all brokerage commissions (if any) paid to Third Parties, all closing, transaction and other costs incurred and paid by the Partnership or the SP Subsidiary that owns such Qualified Property in connection with such sale or other disposition (including casualty and condemnation); (b) all amounts provided to the purchaser of such Qualified Property as a credit or credits against the contractual purchase price of such Qualified Property (excluding credits and adjustments given or made for income or expense prorations, which adjustments shall be included in the calculation of Net Cash Flow from Operations for such Qualified Property); (c) the net amount required to retire any debt outstanding against such Qualified Property or the assets involved in such capital transaction (including all costs, expenses and fees incurred in connection therewith, but only if and to the extent that such costs, expenses and fees are not already deducted pursuant to clause (a) above); (d) solely in the case of casualty or condemnation, all proceeds applied to rebuild, repair or restore all or any portion of such Qualified Property; and (e) any amounts required to fund any reserves to be used for the liabilities arising as a result of or subsequent to the sale of such Qualified Property, or as a result of or subsequent to consummation of such capital transaction, up to the levels agreed to by the General Partners, unless and until such reserves are distributed to the Partners (in which event the distributed reserves will be treated as Net Cash from Sales). Upon the sale or total disposition of a Qualified Property, or the occurrence of any casualty or condemnation of a Qualified Property resulting in a total loss of the Qualified Property, all unapplied reserves originally funded pursuant to the definition of “Net Cash Flow from Operations” for such Qualified Property shall be distributed to the Partners, and Net Cash from Sales shall be increased by all such distributed reserve amounts. “Net Cash from Sales” shall include all principal and interest payments made with respect to any note or other obligation received by the Partnership in connection with the sale or other disposition of the subject Qualified Property or consummation of any such capital transaction.

“Non-Amending General Partner” is defined in Section 3.5(c) hereof.

“Non-Defaulting Partner” is defined in Section 5.1(e) hereof.

“Nonrecourse Liability” shall mean any Partnership liability (or portion thereof) the Economic Risk of Loss of which is not borne by any Partner or any party related to any Partner, as such related party is described in the applicable Regulations under Code Section 752.

“Offer Notice” is defined in Section 11.1(a) hereof.

“Offer Price” is defined in Section 11.1(a) hereof.

“Offered Agreement” is defined in Section 11.1(a) hereof.

“Offering General Partner” is defined in Section 11.1(a) hereof.

“Operating Expenses” shall mean, with respect to each Qualified Property, (i) salaries, benefits, fees, costs and expenses attributable to the individual property manager and other personnel of Property Manager responsible for services relating to the day-to-day management, operation, maintenance, and repair of such Qualified Property, whether or not any such Person is employed by any Affiliate of the Managing General Partner, but only to the extent actually payable by the Partnership or SP Subsidiary pursuant to the Management Agreement for such Qualified Property, (ii) real estate taxes, insurance premiums and loss reserves, utility charges, snow removal costs, rent collection and lease enforcement costs, marketing and advertising fees and costs, Management Fees, maintenance expenses, costs of repairs and replacements (which, under generally accepted accounting principles consistently applied, may be expensed during the period when made), and other management fees, costs and expenses incurred in connection with the ownership, leasing, operation, repair and maintenance of such Qualified Property, (iii) property-level professional fees, costs and expenses, including accounting and non-leasing-related legal fees, costs and expenses (but excluding legal fees, costs and expenses incurred in connection with any sale, financing or other capital transaction relating to such Qualified Property), (iv) any and all amounts reserved by the Partnership or SP Subsidiary to pay future Operating Expenses incurred in connection with such Qualified Property other than amounts reserved from proceeds of a financing or refinancing (as described in the definition of “Net Cash from Refinancings”), and (v) any and all other reasonable and customary operating costs and expenses incurred and actually paid to Third Parties retained in connection with the ownership, leasing, operation, repair and maintenance of such Qualified Property. Operating Expenses for a Qualified Property shall not include Partnership Overhead Expenses, amounts payable pursuant to Default Loans, tenant improvement fees, costs and expenses, leasing-related commissions, leasing-related legal fees, costs and expenses, capital improvement fees, costs and expenses that are, under generally accepted accounting principles consistently applied, not expensed but capitalized over the useful life of the improvement, tenant work allowances, Tenant Improvement Fees, CM Fees, non-refundable fees, closing costs and other expenses incurred in connection with any sale, financing or refinancing or other capital transaction relating to such Qualified Property, and any fees, costs or expenses described in clauses (i) through (v) of this definition above that are paid from any reserve funded from the proceeds of any financing or refinancing of such Qualified Property and excluded from Net Cash from Refinancings pursuant to the definition of “Net Cash from Refinancings”.

“Other General Partner” shall mean the General Partner (if any) who is not the Managing General Partner. Initially, the Other General Partner shall be the Fund GP.

“Other Partners” in respect of any or all of the Federal Partners shall mean the Fund Partners and in respect of any or all of the Fund Partners shall mean the Federal Partners.

“Partner” or “Partners” is defined in the Preamble hereto.

“Partner Nonrecourse Debt” shall have the meaning set forth in Regulations Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” shall have the meaning set forth in Regulations Section 1.704-2(i)(2).

“Partner Nonrecourse Deductions” is defined in Section 6.3(d) hereof.

“Partnership” is defined in the Preamble hereto.

“Partnership Interest” shall mean, with respect to each Partner, a Partner’s entire right, title and interest in, to and against the Partnership (including, without limitation, such Partner’s management, approval and/or consent rights and economic rights hereunder).

“Partnership Minimum Gain” shall have the meaning set forth in Section 1.704-2(b)(2) and (d) of the Regulations.

“Partnership Overhead Contributions” is defined in Section 5.1(d) hereof.

“Partnership Overhead Expenses” shall mean, for any period in question, the aggregate fees, costs and expenses incurred in connection with the operation of the Partnership and/or the Partnership’s business other than (i) any fees, costs and expenses that are incurred directly in connection with (or can be allocated to) any particular Qualified Property that is owned directly or indirectly by the Partnership (such as Operating Expenses, capital expenditures, leasing-related fees, costs and expenses [including professional fees, costs and expenses], etc.) (collectively, “Property-Related Overhead Expenses”) and (ii) any legal fees, costs or expenses for any single dispute or other matter (other than Acquisition Activities) incurred in connection with the Partnership’s business or affairs (including, without limitation, fees, costs and expenses of arbitration or litigation, including expert witness fees and costs) that cannot be allocated to one or more particular Qualified Property(ies) and that exceed Five Hundred Thousand Dollars ($500,000) in the aggregate (including, without limitation, the portion of the legal fees up to $500,000) (“Excluded Overhead Expenses”). All Property-Related Overhead Expenses will be allocated to such Qualified Property or Qualified Properties for which such Property-Related Overhead Expenses were incurred, and all Excluded Overhead Expenses will be allocated, in their entirety, among all Qualified Properties owned by the SP Subsidiaries at the time that the legal fees first commenced to accrue, pro rata based upon the total Initial Capital Contributions or Additional Capital Contributions, as the case may be, made by the Partners in connection with the acquisitions of such Qualified Properties. Partnership Overhead Expenses include, without limitation, (a) all filing fees and formation charges or taxes payable in connection with the formation, operation and/or existence of the Partnership, (b) audit, tax reporting, government and other regulatory filing and reporting fees, costs and expenses (except to the extent any such fees, costs and expenses are specific to a particular SP Subsidiary or Qualified Property, in which event such fees, costs and expenses shall be treated as Operating Expenses of that Qualified Property), and (c) fees, costs and expenses incurred in connection with the Partnership’s consideration of any Proposed Qualified Property and other Acquisition Activities, but only if and to the extent that such Proposed Qualified Property is not purchased by the Partnership and no Partner is obligated to pay such fees, costs or expenses pursuant to any term or provision of this Agreement (including Sections 3.6(c) and/or 3.6(f)).

“Percentage Interest” shall mean the entire undivided percentage interest in the Partnership of any Partner at any particular time, (a) expressed as a percentage rounded to the nearest one one-thousandth percent (0.001%), (b) determined at such time by dividing the total Capital Contributions and deemed Capital Contributions (in the case of any Default Contributions) made to the Partnership by such Partner by the total Capital Contributions and deemed Capital Contributions (in the case of any Default Contributions) made to the Partnership by all Partners, and (c) as may be adjusted from time to time in accordance with the terms hereof. The Percentage Interest of each Partner as of the date hereof shall be as described on Schedule 2 hereto.

“Permitted Expenses” shall mean, for each Qualified Property for each annual period covered by an Annual Plan (and to the extent within, and not in excess of, a budget line item of such Annual Plan), (i) Operating Expenses, and (ii) other payments, fees, costs and expenses taken into account in connection with the determination of Net Cash Flow from Operations (as set forth in the definition of “Net Cash Flow from Operations” herein), plus, with respect to each budget line item in the Annual Budget portion of such Annual Plan relating to any of the foregoing items (i) and (ii) above (other than those set forth in the immediately following sentence), but subject to the penultimate sentence of this definition below, the greater of (x) five percent (5%) of each such budget line item or (y) Twenty Thousand Dollars ($20,000.00) in any fiscal year for a particular

Qualified Property. Permitted Expenses shall also mean (a) all reasonable and customary costs and expenses of Third Parties retained in connection with the Acquisition Activities as provided in (and subject to) Section 3.6(f) hereof, (b) all reasonable costs or expenses incurred in implementing a Major Decision agreed to by the General Partners as provided in Section 3.4 hereof and not otherwise already included in an Annual Plan, (c) any and all real estate taxes and insurance premiums payable in connection with (or allocated to) the Qualified Property and snow removal costs and expenses (if such costs and expenses are included within the Annual Plan for the Qualified Property) that exceed the “per budget line item” threshold established in the immediately preceding sentence, and (d) all costs and expenses incurred in connection with capital improvements and replacements, including, without limitation, the related CM Fee (if applicable), that exceed the “per budget line item” threshold established in the immediately preceding sentence but do not exceed, in the aggregate, 10% of the amount included in the Annual Budget for such costs and expenses. Notwithstanding anything to the contrary stated or implied in this definition, in no event shall the term “Permitted Expenses” include or mean, without the prior unanimous written consent of the General Partners, any Expense Overruns (defined immediately below) that, when added to all other Expense Overruns previously incurred or reserved during any fiscal year, exceed Fifty Thousand Dollars ($50,000). As used hereinabove, the term “Expense Overruns” shall mean any fees, costs, expenses, or other amounts that are incurred in connection with (or relate to) a particular Qualified Property (including, without limitation, any fees, costs and expenses described in the first sentence of this definition [items (i) and (ii)] but excluding the fees, costs and expenses described in clauses (a) through (d) of this definition immediately above) that are either not included in any budget line item in the Annual Plan for such Qualified Property or that exceed the budget line item in the Annual Budget portion of the Annual Plan for such Qualified Property relating to such fee, cost, expense or other amount.

“Person” shall mean any individual, trust (including a business trust), unincorporated association, corporation, limited liability company, joint stock company, general partnership, limited partnership, joint venture, governmental authority or other entity.

“Physical Inspection Report” shall mean a report prepared by a qualified independent third party engineer, architect or other real estate inspector selected by the Managing General Partner and reasonably acceptable to the Other General Partner concerning the physical condition of any Proposed Qualified Property.

“Plan Amendment” is defined in Section 3.5(c).

“Plan Asset Regulation” shall mean U.S. Department of Labor Regulations found at 29 C.F.R. 2510.3-101.

“Preliminary Proposal Materials” is defined in Section 3.6(b) hereof.

“Profits” and “Losses” are defined in Section 6.2(b) hereof.

“Promote Account” shall mean a memorandum account maintained by the Partnership for each Promoted Limited Partner for each Qualified Property separately for the purpose of making distributions to the Partners pursuant to Section 7.1(a)(i), Section 7.1(b)(i) and Section 7.1(c)(i) below. The initial balance of a Promoted Limited Partner’s Promote Account for a particular Qualified Property shall be zero. The balance of a Promoted Limited Partner’s Promote Account shall be increased from time to time, on a quarterly basis as of the end of each fiscal quarter of the Partnership, by the amount of any Estimated Promote Amount or Promote Amount, as the case may be, payable to the Promoted Limited Partner with respect to such Qualified Property for such fiscal quarter. The balance of a Promoted Limited Partner’s Promote Account shall be reduced from time to time by (i) any adjustments made to any Promote Amount at the end of any fiscal year or upon the dissolution of the Partnership or sale or other disposition of the entire Qualified Property pursuant to the definition of “Promote Amount” below and (ii) the amount of any distributions of Net Cash Flow from Operations, Net Cash from Refinancings and Net Cash from Sales derived from such Qualified Property, distributed to the Promoted Limited Partner, and applied toward the reduction of such Promoted Limited Partner’s Promote Account pursuant to Sections 7.1(a)(i), 7.1(b)(i) and/or 7.1(c)(i) below. Notwithstanding anything to the contrary stated or implied in this Agreement, the Promote Amount shall cease to accrue, and a Promoted Limited Partner shall not have any right to any further accrual of any Promote Amount, (i) in the case of Federal or any Affiliate of Federal as a Promoted Limited Partner, upon and following the removal or resignation of Federal GP or any other Approved Federal Party as the Managing General Partner (unless an Approved Federal Party is concurrently substituted as Managing General Partner), and (ii) in the case of the Fund or any Affiliate of the Fund as a Promoted Limited Partner, upon and following the removal or resignation of Fund GP or any other Approved Fund Party as the Managing General Partner (unless an Approved Fund Party is concurrently substituted as Managing General Partner).

“Promote Amount” shall be calculated separately for each Qualified Property and shall mean, with respect to a particular Qualified Property for any fiscal year, an amount equal to the product of (i) twenty percent (20%) multiplied by (ii) an amount equal to the excess, if any, of (x) the aggregate Leveraged NOI of such Qualified Property for such fiscal year over (y) an amount equal to the product of 8.75% multiplied by the sum of (A) the weighted average of the aggregate outstanding balances of the Capital Contributions Accounts of the Partners with respect to such Qualified Property during such fiscal year plus (B) the aggregate capital expenditures actually funded or reserved for such Qualified Property pursuant to the initial Annual Plan adopted by the General Partners for such Qualified Property at the time of such Qualified Property’s acquisition or contribution and not paid with Capital Contributions (the “Initial Capital Reserves”). The Promote Amount shall accrue and be credited to a Promoted Limited Partner’s Promote Account quarterly as provided hereinbelow. At the end of each of the first three (3) fiscal quarters of a fiscal year (i.e., the quarters ending March 31, June 30 and September 30), estimates of the Promote Amount (the “Estimated Promote Amount”) shall be credited to the Promoted Limited Partner’s Promote Account. The Estimated

Promote Amount for any of such first three fiscal quarters shall be calculated by multiplying (1) twenty percent (20%) by (2) an amount equal to the excess of the Leveraged NOI of such Qualified Property for such fiscal quarter over an amount equal to the product of 2.1875% multiplied by the sum of (a) the weighted average of the aggregate outstanding balances of the Capital Contributions Accounts of the Partners with respect to such Qualified Property during such fiscal quarter plus (b) the Initial Capital Reserves. The amount credited (or debited) to the Promoted Limited Partner’s Promote Account in the last quarter of any fiscal year or upon the date of dissolution of the Partnership or sale or other disposition of the entire Qualified Property, whichever occurs first, shall equal the difference (whether positive or negative) between the Promote Amount for such fiscal year and the aggregate Estimated Promote Amounts credited to such Promoted Limited Partner’s Promote Account for the previous fiscal quarters of such fiscal year. If, at the end of a fiscal year or upon the date of dissolution of the Partnership or sale or other disposition of the entire Qualified Property, the aggregate Estimated Promote Amounts previously credited to the Promoted Limited Partner’s Promote Account for such fiscal year and distributed to the Promoted Limited Partner exceed the Promote Amount for such fiscal year, then such Promoted Limited Partner shall refund to the Partnership, in immediately available funds, the difference. Any refund payable to the Partnership pursuant to the preceding sentence shall be treated as Net Cash from Operations and distributed to the Partners pursuant to Section 7.1(a)(ii); provided that, if such refund is payable following the dissolution of the Partnership or sale or other disposition of the entire Qualified Property, then the refund will be treated as Net Proceeds from Sales and will be distributed to the Partners pursuant to Sections 7.1(c)(ii) through 7.1(c)(v). The Promote Amount for any fiscal year shall be determined by the Managing General Partner concurrently with the delivery of the Annual Reports required pursuant to Section 4.3, and by the Sales Proceeds Distribution Date with respect to the dissolution of the Partnership or the sale or other disposition of an entire Qualified Property. Notwithstanding anything to the contrary stated or implied in this Agreement, the Promote Amount shall cease to accrue for the benefit of a Promoted Limited Partner, and the Promoted Limited Partner shall have no right to any further accrual of the Promote Amount, upon and following (A) in the case of Federal or any Approved Federal Party as a Promoted Limited Partner, the removal or resignation of Federal GP or any other Approved Federal Party as the Managing General Partner (unless another Approved Federal Party is concurrently substituted as Managing General Partner), and (B) in the case of the Fund or any Approved Fund Party as a Promoted Limited Partner, the removal or resignation of Fund GP or any other Approved Fund Party as the Managing General Partner (unless another Approved Fund Party is concurrently substituted as Managing General Partner).

“Promoted Limited Partner” shall mean, at any particular time, (i) so long as Federal GP or any Approved Federal Party is the Managing General Partner, Federal and/or any other Approved Federal Party who is then a Limited Partner of the Partnership, and (ii) if Fund GP or any Approved Fund Party is at any time the Managing General Partner, then so long as Fund GP or any other Approved Fund Party is Managing General Partner, the Fund and/or any other Approved Fund Party who is then a Limited Partner of the Partnership.

“Property Manager” shall mean the Person who is retained by an SP Subsidiary pursuant to a Management Agreement to manage one or more Qualified Properties, who will be, initially, Federal or another Affiliate of Federal.

“Proposed Plan” is defined in Section 3.5(a) hereof.

“Proposed Qualified Property” is defined in Section 3.6(a) hereof.

“Qualified Property” or “Qualified Properties” shall mean each parcel of real property acquired by an SP Subsidiary as provided in Section 3.6 hereof, together with all buildings, structures and improvements located thereon, fixtures contained therein, appurtenances thereto and all personal property owned in connection therewith.

“Refinancing Proceeds Distribution Date” is defined in Section 7.1(b) hereof.

“REIT is defined in Section 2.4 hereof.

“REIT Regulations” is defined in Section 2.4 hereof.

“Regulations” shall mean the income tax regulations promulgated under the Code, whether temporary, proposed or finalized, as such regulations may be amended from time to time (including corresponding provisions of future regulations).

“Regulatory Allocations” is defined in Section 6.3(f) hereof.

“Related Partner” shall mean, (i) with respect to Federal GP, Federal and any other Affiliate of Federal who is a Partner, and (ii) with respect to Fund GP, Fund and any other Affiliate of Fund who is a Partner.

“Removal Notice” is defined in Section 8.3(a) hereof.

“Responding General Partner” is defined in Section 11.1(a) hereof.

“Response Notice” is defined in Section 11.1(a) hereof.

“Rights Trigger Date” shall mean the earlier of (x) the date that Federal GP or any other Approved Federal Party is removed as the Managing General Partner for Cause pursuant to Section 8.3 of this Agreement or any other applicable term or provision of this Agreement and (y) the third (3rd) anniversary of the date of this Agreement.

“Sales Proceeds Distribution Date” is defined in Section 7.1(c) hereof.

“Section 704(c) Property” shall mean (i) each item of property to which Section 704(c) of the Code or Section 1.704-3(a)(3) of the Regulations applies that is contributed to the Partnership, and (ii) any property owned by the Partnership which is governed by the principles of Section 704(c) of the Code, as contemplated by Section 1.704-1(b)(4)(i) and other analogous provisions of the Regulations.

“Shares” shall mean the common shares of beneficial interest, par value $.01 per share, of Federal.

“Shaw Pittman” is defined in Section 4.8 hereof.

“Significant Litigation” means any litigation, arbitration, mediation and/or similar dispute resolution matters and/or proceedings pertaining to a particular dispute or series of related disputes that either General Partner reasonably estimates will cost the Partnership and/or any SP Subsidiaries aggregate legal fees, costs and expenses in excess of Five Hundred Thousand Dollars ($500,000).

“Small Shop Tenant” shall mean a tenant of any Qualified Property who does not lease in excess of fifteen thousand (15,000) rentable square feet at such Qualified Property in the aggregate.

“SP Subsidiary” shall mean (i) a limited partnership which shall be wholly-owned (directly or indirectly) by the Partnership, the purpose of which is limited to acquiring, financing, holding for investment, preserving, managing, operating, improving, leasing, selling, exchanging, transferring and otherwise using or disposing of a Qualified Property or Qualified Properties and (ii) a limited liability company, wholly-owned by the Partnership, the purpose of which is limited to serving as the general partner of a limited partnership satisfying the conditions of clause (i) of this definition. Except as otherwise provided in Section 3.4(iv) of this Agreement, the limited partnership agreement for each SP Subsidiary that is a limited partnership shall be substantially in the form of Exhibit D-1 attached hereto, and the limited liability company agreement for each SP Subsidiary that is a limited liability company shall be substantially in the form of Exhibit D-2 attached hereto.

“Tax Depreciation” shall mean, with respect to any property owned by the Partnership, depreciation, accelerated cost recovery, or modified cost recovery, and any other amortization or deduction allowed or allowable for federal, state or local income tax purposes.

“Tax Matters Partner” is defined in Section 6.5 hereof.

“Tenant Improvement Fee” is defined in Section 3.10(c)(ii) hereof.

“Third Parties” shall mean consultants, engineers, environmental consultants, accountants, attorneys, contractors and subcontractors, brokers or managers, but excluding any Affiliate of the Managing General Partner.

ARTICLE II

FORMATION, DURATION AND PURPOSES

Section 2.1 Formation. Pursuant to the Delaware Revised Uniform Limited Partnership Act, codified in the Delaware Code Annotated, Title 6, Sections 17-101 to 17-1111, as the same may be amended from time to time (the “Act”), the Partners agree to form and hereby form the Partnership by entering into this Agreement. The Partners hereby acknowledge that a certificate of limited partnership has been executed and filed in the office of the Delaware Secretary of State on or before the date hereof. The execution and filing of such certificate of limited partnership with the Delaware Secretary of State is hereby authorized, ratified and approved by the Partners. The rights, liabilities and obligations of any Partner with respect to the Partnership shall be determined in accordance with the Act and this Agreement. To the extent anything contained in this Agreement modifies, supplements or otherwise affects any such right, liability, or obligation arising under the Act, this Agreement shall supercede the Act to the extent not restricted thereby.

Section 2.2 Name; Registered Agent and Registered Office. The name of the Partnership and the name under which the business of the Partnership shall be conducted shall be “Federal/Lion Venture LP”. The registered agent of the Partnership shall be Corporation Services Company, and the registered office of the Partnership shall be at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The Managing General Partner may select another such registered agent or registered office from time to time upon ten (10) Business Days prior written notice thereof to, and the consent of, the Other General Partner.

Section 2.3 Principal Office. The principal place of business and office of the Partnership shall be located at 1626 East Jefferson Street, Rockville, Maryland 20852-4041, or at such other place as the Managing General Partner may determine from time to time. The business of the Partnership may also be conducted at such additional place or places as the Managing General Partner may determine.

Section 2.4 Purposes and Business. The business of the Partnership is to, directly or indirectly through SP Subsidiaries, acquire, finance, refinance, hold for investment, preserve, manage, operate, improve, lease, sell, exchange, transfer and otherwise use or dispose of the Qualified Properties as may be acquired by the Partnership or any SP Subsidiary from time to time pursuant to the terms hereof, which Qualified Properties may be, subject to the Acquisition Parameters, located anywhere in the United States and shall not be used primarily for agricultural, horticultural, ranch, or mining purposes. In connection therewith and without limiting the foregoing, the Partnership shall have the power to dispose of the Qualified Properties in accordance with the terms of this Agreement and to engage in any and all activities related or incidental thereto, all for the benefit of the Partners. The Partners acknowledge that it is their mutual intention to structure the Partnership and its revenues from the operation of the Qualified Properties so as to eliminate or minimize in the case of Federal and Clarion REIT, any additional taxes under Section 857 or Section 4981 of the Code (collectively, the “REIT Regulations”) or related issues which might adversely affect the ability of Federal or Clarion REIT to maintain qualification as a real estate investment trust (“REIT”) under Section 856 of the Code.

Section 2.5 Term. The term of the Partnership shall commence on the date of this Agreement and shall continue in full force and effect until fifteen (15) years from the date hereof, unless sooner terminated pursuant to the terms hereof or extended pursuant to the written agreement of the General Partners. No Partner may withdraw from the Partnership without the prior consent of the General Partners, other than as expressly provided in this Agreement.

Section 2.6 Other Qualifications. The Partnership shall file or record such documents and take such other actions under the laws of any jurisdiction in which the Partnership does business as are necessary or desirable to permit the Partnership to do business in any such jurisdiction and to promote the limitation of liability for the Partners in any such jurisdiction.

Section 2.7 Limitation on the Rights of Partners. Except as otherwise specifically provided in this Agreement, (a) no Partner shall have the right to withdraw or retire from, or reduce its contribution to the capital of, the Partnership; (b) no Partner shall have the right to demand or receive property other than cash in return for its Capital Contributions; and (c) no Partner shall have priority over any other Partner either as to the return of its Capital Contribution or as to profits or distributions.

ARTICLE III

MANAGEMENT RIGHTS, DUTIES, AND POWERS

OF THE MANAGING GENERAL PARTNER; TRANSACTIONS INVOLVING

PARTNERS

Section 3.1 Management.

(a) Management by the Managing General Partner. Federal GP (or another Approved Federal Party who is a General Partner) shall be the Managing General Partner until (x) Federal GP or any Approved Federal Party who is then Managing General Partner resigns as the Managing General Partner without concurrently appointing an Approved Federal Party (who has been admitted as a General Partner of the Partnership) to succeed it, or (y) Federal GP (or any other Approved Federal Party who is then the Managing General Partner in accordance with this Agreement) is removed as the Managing General Partner as provided in Article VIII hereof. If Federal GP or any Approved Federal Party who is then the

Managing General Partner resigns as Managing General Partner without concurrently appointing an Approved Federal Party (who has been admitted as a General Partner of the Partnership) to succeed it, then the Other General Partner may, in its discretion, designate a substitute Managing General Partner (which substitute Managing General Partner may be such Other General Partner). The Managing General Partner shall manage the investments, business and day-to-day affairs of the Partnership and shall be responsible for acquisitions and dispositions of Qualified Properties, subject, however, to the provisions of Section 3.4 hereof with respect to Major Decisions, of Section 3.6 and Section 3.7 hereof with respect to the acquisition or sale of Qualified Properties, and any other provisions of this Agreement establishing restrictions, limitations or requirements on the investments, business and day-to-day affairs of the Partnership. The Managing General Partner shall manage the investments, business and day-to-day affairs of the Partnership in accordance with the Annual Plan adopted pursuant to (and in accordance with) Sections 3.4 and 3.5 hereof. Any action taken by the Managing General Partner in accordance with the terms of this Agreement shall constitute the act of and serve to bind the Partnership.

(b) Delegation to the Property Manager. The Managing General Partner shall have the right to retain the Property Manager and delegate (pursuant to Section 3.1(a) above) to the Property Manager any of the following duties and responsibilities with respect to any Qualified Property or Proposed Qualified Property: the management of such Qualified Property and the performance of the tasks necessary for the evaluation of any Proposed Qualified Property and the acquisition of any Approved Qualified Property as contemplated in Section 3.6 hereof. The Property Manager shall be qualified to do business in all jurisdictions in which the Partnership does business or owns properties if such qualification is required, and if the Property Manager can be qualified by law in such jurisdiction. If Federal GP in its capacity as Managing General Partner elects to retain the Property Manager with respect to any Qualified Property or Proposed Qualified Property, the Partnership and the Property Manager shall enter into a Management Agreement substantially in the form attached hereto as Exhibit C and made a part hereof. The Managing General Partner may replace the Property Manager at a particular Qualified Property or Proposed Qualified Property in accordance with the Management Agreement for that Qualified Property or Proposed Qualified Property; provided that, in addition to any requirements set forth in the Management Agreement, for so long as the Managing General Partner is an Affiliate of the Property Manager for a particular Qualified Property or Proposed Qualified Property, as a condition to the replacement of such Property Manager, (x) the Other General Partner (and, if Fund GP is the Other General Partner, the Advisor) shall have received written notice of such replacement, (y) the Other General Partner shall have approved, in writing, the replacement Property Manager, and (z) the replacement Property Manager shall have entered into an agreement substantially in the form attached hereto as Exhibit C. Any property management or operating agreement between the Partnership (or any SP Subsidiary) and any Property Manager that is not substantially in the form attached hereto as Exhibit C must be reasonably acceptable to all General Partners. The Property Manager, in its capacity as such, shall have no interest in or rights under this Agreement, shall not be admitted as a substitute for any Partner and shall not have any of the rights of a Partner under the Act or this Agreement. The Property Manager, in its capacity as such, also shall have no interest in or rights relating to the Partnership or any Qualified Property or Proposed Qualified Property, except as provided in the Management Agreement relating to such Qualified Property or Proposed Qualified Property. The Property Manager may be authorized to perform such tasks of the Managing General Partner specified in Section 3.3 hereof as the Managing General Partner reasonably deems necessary or appropriate in connection with the management of the Qualified Properties, the evaluation of Proposed Qualified Properties or the acquisition of Approved Qualified Properties, but in all cases in accordance with (and subject to) the Annual Plan and the requirements of Section 3.4, Section 3.6 and Section 3.7 hereof and any other provisions of this Agreement establishing restrictions, limitations or requirements on the investments, business and day-to-day affairs of the Partnership. The Property Manager shall not have the authority to execute or deliver documents on behalf of the Partnership or to bind the Partnership, except as expressly set forth in the Management Agreement between the Partnership (or SP Subsidiary, as the case may be) and the Property Manager. Notwithstanding anything to the contrary contained in Section 3.3 hereof, the Property Manager shall not have any authority to borrow or draw down funds or finance or refinance any part of any purchase price or incur indebtedness secured by any Qualified Property or any unsecured indebtedness. Any delegation to the Property Manager provided in this Section 3.1(b) shall be supervised by the Managing General Partner and such delegation shall not relieve such Managing General Partner of any of its obligations hereunder as “Managing General Partner”.

(c) Right to Rely on Authority of the Managing General Partner. Any action taken by the Managing General Partner, acting on behalf of the Partnership pursuant to the authority conferred thereon in this Agreement, shall be binding on the Partnership.

(d) No Management by the Other Partners. The Other General Partner shall have the authority to approve Major Decisions. The Other General Partner shall also have the authority to consent to certain acts of the Managing General Partner, the Property Manager and the Partnership, in each case as and to the extent provided in this Agreement. Neither the Other General Partner nor any of the Limited Partners shall participate in the control of the business of the Partnership or transact any business for the Partnership or have the power to sign documents for or otherwise bind the Partnership and none of such Other General

Partner or Limited Partners shall perform nor have the authority to perform any act, thing or deed in the name of or on behalf of the Managing General Partner, the Property Manager or the Partnership (provided, however, that the Other General Partner shall have the right to appoint a replacement Managing General Partner pursuant to Section 8.3(a) and to exercise certain rights on behalf of the Partnership pursuant to Section 3.1(e)). The Other General Partner and Limited Partners may give any consents, approvals or other authorizations described in this Agreement without being deemed to have participated in the control of the Partnership.

(e) Other Partner’s Right to Enforce Partnership Rights Against Affiliates of Managing General Partner. Notwithstanding anything herein to the contrary, if the Managing General Partner has failed to enforce any of the Partnership’s rights against any Affiliate of the Managing General Partner that has defaulted on any obligation owed to the Partnership or an SP Subsidiary at law or in equity, under this Agreement or under any agreement between the Partnership and any such Affiliate of the Managing General Partner, the Other General Partner shall be entitled to exercise, on behalf of the Partnership and at the expense of the Partnership (either in the Partnership’s own capacity or as general partner of the Partnership), the Partnership’s or SP Subsidiary’s rights and obligations arising at law or in equity or under such agreements, as the case may be, all without the consent or approval of the Managing General Partner; provided, that such Other General Partner shall not have the right to terminate such agreements or any rights of the Affiliate of the Managing General Partner under such agreements without Cause without the consent of the Managing General Partner.

Section 3.2 Meetings of the General Partners

(a) Meetings of the General Partners. The General Partners of the Partnership may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the General Partners shall be held telephonically once per month at such time and at such place as shall from time to time be reasonably determined by the Managing General Partner subject to consent by the Other General Partner. Regular or special meetings of the General Partners may be called by any General Partner on not less than ten (10) Business Day’s written notice to the Other General Partner. The Advisor may attend meetings of the General Partners but shall not vote on behalf of Fund GP. Except as otherwise provided by the Act, the Limited Partners shall not be entitled to vote on any Partnership matter. The meetings of the General Partners in November and December of each fiscal year shall include the finalization and, to the extent approval is required by this Agreement, approval of the Annual Plan for the next fiscal year. In addition, at least two (2) of the regular monthly meetings of the General Partners during each fiscal year, which two (2) meetings shall be held at least four (4) months apart, shall reaffirm or modify, as the General Partners may agree in their sole discretion, the Acquisition Parameters.

(b) Acts of the General Partners. Both General Partners must be present at any meeting of the Partners, and all acts requiring the approval of both of the General Partners must be approved unanimously by the General Partners. Each General Partner present at a meeting and entitled to participate in such meeting shall be entitled to one vote with respect to any action. If either General Partner shall not be present at any meeting of the General Partners, the other General Partner present at such meeting shall adjourn the meeting from time to time, without notice other than announcement of the date and location of the adjourned meeting, until both General Partners shall be present. Any action required or permitted to be taken at any meeting of the General Partners may be taken without a meeting if both General Partners consent thereto in writing, and the writing or writings are filed with the minutes of such proceedings of the General Partners.

(c) Electronic Communication. General Partners may participate in meetings of the General Partners by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Partnership.

(d) Authorized Representatives. Prior to the first annual meeting of the General Partners and prior to the time Fund GP or Federal GP casts a vote: (i) Fund GP shall deliver to Federal GP a list of individuals who are authorized to attend meetings of the General Partners and cast votes on its behalf and shall update such list from time to time to reflect any changes in authorized individuals; and (ii) Federal GP shall deliver to Fund GP an incumbency certificate naming all of Federal GP’s executive officers who are authorized to attend meetings and cast votes on its behalf and shall replace such certificate from time to time whenever there is a change in Federal GP’s executive officers who are authorized to attend such meetings and cast votes on its behalf. Each of Federal GP’s executive officers are authorized to attend meetings of the General Partners and to cast votes on behalf of Federal GP. Regardless of the number of authorized individuals who attend meetings of the General Partners, each of the Fund GP and Federal GP shall have only one (1) vote on each matter on which the General Partners have the right to vote and which is presented for a vote at the meeting. Federal GP shall be entitled to rely, without investigation, on the voting authority of each individual included on the most recent list of authorized Fund GP representatives provided to Federal GP by the Fund GP, and the Fund GP shall be entitled to rely, without investigation, on the voting authority of each individual included on the most recent list of authorized Federal GP executive officer representatives in Federal GP’s most recent incumbency certificate provided to the Fund GP by Federal GP.

(e) Informational Meetings. The Managing General Partner shall hold informational meetings with the Other General Partner (and, if the Other General Partner is Fund GP or an Affiliate of the Fund, the Advisor) to review and discuss the Partnership’s activities and business upon ten (10) Business Days’ prior written notice by the Other General Partner. Fund GP may, but shall not be obligated to, attend informational meetings that are attended by the Advisor. Such meetings shall be held at a mutually convenient time at the Rockville, Maryland offices of Federal, unless the General Partners otherwise agree.

Section 3.3 Authority of the Managing General Partner. Except as otherwise provided in this Article III, the Managing General Partner is hereby authorized to do the following, for and in the name and on behalf of the Partnership, as may be necessary, convenient or incidental to the implementation of the Annual Plan or to the accomplishment of the purposes of the Partnership (provided, that if any of the following constitutes a Major Decision that is not specifically set forth in the approved Annual Plan, the Managing General Partner shall first obtain the consent of the Other General Partner pursuant to Section 3.4 hereof):

(i) acquire by purchase, exchange or otherwise, any Proposed Qualified Property consistent with the purposes of the Partnership, but only in accordance with Section 3.6 hereof;

(ii) operate, manage and maintain each of the Qualified Properties;

(iii) take such action as is necessary to form, create or set up any SP Subsidiary that has been approved by the General Partners in accordance with Section 3.4 and Section 3.6 hereof;

(iv) dissolve, terminate or wind-up any SP Subsidiary, provided that any Qualified Property held by such SP Subsidiary has been disposed of in accordance with Section 3.7 or Section 11.1 hereof or transferred to the Partnership or any other SP Subsidiary;

(v) enter into, amend, extend or renew any lease of any Qualified Property or any part thereof or interest therein approved by the General Partners as part of the Annual Plan (but only if and to the extent that such approval is required hereunder) or that satisfies the Leasing Parameters;

(vi) initiate legal proceedings or arbitration with respect to any lease of any Qualified Property or part thereof or interest therein; provided that, so long as Federal GP or any Affiliate of Federal is the Managing General Partner,

the prior written approval of the Other General Partner must be first obtained unless such legal proceeding or arbitration shall have arisen in connection with (w) any matter of an emergency nature, (x) the collection of rent or other charges provided for in any lease of a Qualified Property or portion thereof or interest therein, (y) the enforcement of any remedies of an SP Subsidiary under any lease of a Qualified Property that is not an Anchor Lease, or (z) an uninsured claim of $100,000 or less;

(vii) dispose of any or all of the Qualified Properties by sale, lease, exchange or otherwise, and grant an option for the sale, lease, exchange or otherwise of any or all the Qualified Properties, but only in accordance with Section 3.7 hereof;

(viii) employ and dismiss from employment any and all employees, agents, independent contractors and, subject to Section 4.8 hereof, attorneys and accountants for the Partnership;

(ix) pay all Permitted Expenses;

(x) execute and deliver, on behalf of the Partnership, and cause the Partnership to perform, any and all agreements, contracts, documents, certifications and instruments necessary or convenient in connection with the management, maintenance and ownership of the Qualified Properties and in connection with any other matters with respect to which the Managing General Partner has authority to act pursuant to the Annual Plan or as set forth in this Section 3.3, including, without limitation, causing the appropriate SP Subsidiary to execute, deliver and perform a Management Agreement with the Property Manager, provided that the formation of such SP Subsidiary has been approved by the General Partners in accordance with Section 3.4 and Section 3.6 hereof and that such Management Agreement is substantially in the form of Exhibit C hereto;

(xi) draw down funds as needed under any approved lines of credit or other financing previously approved under Section 3.4 hereof;

(xii) finance or refinance a portion of the purchase price of any Qualified Property and incur (and refinance) indebtedness secured by any Qualified Property, or any portion thereof or any interest or estate therein and incur any other secured or unsecured borrowings or other indebtedness;

(xiii) implement those Major Decisions that are specifically set forth in the Annual Plan or that have been approved by the Other General Partner pursuant to Section 3.4 below; and

(xiv) subject to any conditions expressly provided in this Agreement, engage in any kind of activity and perform and carry out contracts of any kind necessary or incidental to or in connection with the accomplishment of the purposes of the Partnership as may be lawfully carried out or performed by a limited partnership under the laws of each state in which the Partnership is then formed or registered or qualified to do business.

Section 3.4 Major Decisions. Notwithstanding anything to the contrary contained in this Agreement, the Managing General Partner shall not take, on behalf of the Partnership, and shall not permit the Partnership or the Property Manager to take, any action, make any decision, expend any sum or undertake or suffer any obligation which comes within the scope of any Major Decision, unless (a) the Managing General Partner delivers written notice to the Other General Partner of its desire to take, or cause the Partnership to take, any such action, make any such decision, expend any such sum, or undertake or suffer any such obligation, briefly describing such action, decision, expenditure, or obligation and the Managing General Partner’s reasons therefor, and (b) such Major Decision is approved by the Other General Partner in advance in writing (including any written approval delivered at a meeting in accordance with Section 3.2 hereof) or is specifically set forth in the Annual Plan approved by the General Partners or constitutes the entering into of a lease that satisfies the Leasing Parameters; provided that, the failure of the Other General Partner to approve or deny any action, decision, expenditure or obligation specified in clauses (iv), (vii), (xiv), (xv), (xvii), (xxiv), or to the extent of any action, decision, expenditure or obligation described in said clauses to be taken, made or assumed by an SP Subsidiary, (xxix), within five (5) Business Days following delivery of the written notice from the Managing General Partner to the Other General Partner, shall constitute approval of such action, decision, expenditure, or obligation. As used herein, so long as Federal GP or any Affiliate of Federal is the Managing General Partner, “Major Decision” shall mean a decision to take any of the following actions (and if and so long as neither Federal GP nor any Affiliate of Federal is the Managing General Partner, then notwithstanding anything to the contrary stated or implied in this Agreement, a “Major Decision” shall mean only a decision to take any of the actions described in clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (xii), (xvi), (xx), (xxii), (xxiii), (xxv), (xxvi), (xxvii), (xxviii), and (xxix) below):

(i) the acquisition by purchase, exchange or otherwise of any Proposed Qualified Property or other real property except in accordance with Section 3.6 hereof;

(ii) the disposition by sale, lease, exchange or otherwise, and the granting of an option for the sale, lease, exchange or other disposition of any or all of the Qualified Properties (or any portion thereof or interest therein), except in accordance with Section 11.1 hereof, and except, in each event, for any lease of space that complies with the parameters for such space as set forth in the approved Annual Plan or any lease that satisfies all of the Leasing Parameters;

(iii) (A) the financing or refinancing of, or the increasing of any mortgage indebtedness encumbering, any Qualified Property, or any portion thereof or any interest or estate therein, whether recourse or non-recourse to the Partnership or SP Subsidiary, (B) the provision or giving of any guaranty (or assumption of any personal liability or obligation) by the Partnership, any SP Subsidiary or, unless previously approved in writing by the Other General Partner, either in connection with the Other General Partner’s approval of a prior Major Decision (such as a financing or refinancing) or otherwise, any Partner or Affiliate of a Partner (to the extent that any such guaranty is given, or personal liability is assumed, by such Partner or Affiliate of a Partner in connection with any Qualified Property or SP Subsidiary or other Partnership business), (C) the incurrence of indebtedness secured by any Qualified Property, or any portion thereof or any interest or estate therein, or (D) the incurrence of any other secured or unsecured borrowings or other indebtedness by the Partnership (other than trade payables and short-term insignificant borrowings with terms that do not exceed 60-days and that are incurred in the ordinary course of business), including, without limitation, determination of the terms and conditions of any of the foregoing, and any amendments to such terms and conditions except as contemplated in an Annual Plan or approved in accordance with this Section 3.4;

(iv) the formation, creation or setting up of any SP Subsidiary, each of which shall be established pursuant to the appropriate form of governance documents for such SP Subsidiary in the forms attached hereto as Exhibits D-1 and D-2, subject to non-material changes in form or any other changes reasonably or customarily requested by the lender or any rating agency participating in the financing (if any) for the Qualified Property owned or to be owned by that SP Subsidiary and any other changes or modifications that the General Partners mutually agree upon in writing, and any subsequent amendments, modifications or supplements of or to any governance documents of any SP Subsidiary;

(v) the making of any loan (other than (x) a loan, in an aggregate principal amount that does not exceed $75,000, made to any tenant of a Qualified Property for the purpose of permitting such tenant to make tenant improvements and (y) a loan in a principal amount that does not exceed $10,000 made in connection with the capitalization of any approved SP Subsidiary);

(vi) the entering into of any transaction or agreement with or for the benefit of, or the employment or engagement of, any Affiliate of the Managing General Partner, except as expressly contemplated in Sections 3.1(b) and 3.10 hereof or any of the Exhibits hereto;

(vii) the causing or permitting of an encumbrance of or against any Qualified Property or any portion thereof other than (x) utility easements and other covenants that do not run underneath any structures located on a Qualified

Property, do not materially adversely affect the use, operation or value of the Qualified Property, and do not impose any material obligations on the owner of the Qualified Property that have not been included in the approved Annual Plan for such Qualified Property, (y) mortgages, deeds of trust, collateral assignments, subordination, non-disturbance and attornment agreements, and similar customary loan and security documents recorded in connection with any financing approved by the General Partners pursuant to this Section 3.4, and (z) mechanic’s liens, judgment liens and similar monetary liens that the Managing General Partner contests and for which adequate provision (through bonding, reserves or otherwise) is made promptly after the recordation of such liens;

(viii) to the extent that the approval of the Other General Partner is required pursuant to Section 5.1(c) hereof, the decision to fund an operating deficit of the Partnership or any SP Subsidiary in response to an Extraordinary Call to the Partners;

(ix) the construction, alteration, improvement, repair, rehabilitation, razing, rebuilding, or replacement of any building or other improvements or the making of any capital improvements, replacements, repairs, alterations or changes in, to or on any Qualified Property, or any part thereof, except to the extent (x) provided for in the Annual Plan, or (y) the expenditure associated therewith constitutes a Permitted Expense; provided that repairs of emergency nature may be undertaken without prior approval of the Other General Partner provided the Managing General Partner notifies the Other General Partner in writing thereof within two (2) Business Days following the commencement of such emergency repairs;

(x) the incurring of any expense other than a Permitted Expense; provided that, notwithstanding the foregoing, repairs of an emergency nature may be undertaken without prior approval of the Other General Partner provided the Managing General Partner notifies the Other General Partner in writing thereof within two (2) Business Days following the commencement thereof;

(xi) the reinvestment for restoration purposes of (A) insurance proceeds in excess of $500,000 received by the Partnership in connection with the damage or destruction of any Qualified Property or (B) condemnation proceeds in excess of $500,000 received by the Partnership in connection with the taking or settlement in lieu of a threatened taking of all or any portion of any Qualified Property; provided that (x) if the determination is made not to reinvest any such insurance or condemnation proceeds, then so much thereof as may be necessary shall be applied to the razing, cleanup and any other disposition of the remaining improvements as may be required by law or by a reasonably prudent property manager and the balance of such insurance or condemnation proceeds shall be distributed in accordance with this Agreement, and (y) any reinvestment of insurance or condemnation proceeds that is contractually required under any lease or the terms of any financing or refinancing of a Qualified Property approved in each case by the General Partners shall not be a Major Decision subject to this Section 3.4;

(xii) the use of any revenues derived from one Qualified Property to pay any Operating Expenses or other fees, costs or expenses of any kind or nature of any other Qualified Property, or to fund operating or other deficits for any other Qualified Property, unless such payment or such deficit funding from one Qualified Property to another Qualified Property is specifically and expressly approved in the Annual Plan, provided that, no such payment or deficit funding shall be included in any Annual Plan or agreed to by the General Partners unless, in connection therewith, the General Partners also agree on amendments to this Agreement (including amendments to certain of the definitions included in Article I hereof) to address the appropriate treatment [for purposes of the allocations and distributions among the Partners] of such payment or deficit funding from one Qualified Property to another Qualified Property;

(xiii) the approval of the Annual Plan (including the Annual Budget), and any amendments, modifications or supplements thereof or thereto, in each event to be approved in accordance with the procedures set forth in Section 3.5 below;

(xiv) the initiation of legal proceedings or arbitration with respect to any lease of any Qualified Property or part thereof or interest therein; provided that the initiation of such legal proceedings or arbitration shall not be a Major Decision subject to this Section 3.4 if such legal proceedings or arbitration are (x) in connection with any matter of an emergency nature, (y) for the collection of rent or other charges provided for in a lease of any Qualified Property or portion thereof or interest therein (specifically excluding, however, any action for eviction or to terminate or cancel any Anchor Lease), or (z) to enforce any remedies of an SP Subsidiary under any lease of a Qualified Property that is not an Anchor Lease;

(xv) the commencement of any litigation or the making of any claim by the Partnership, or the settlement of any litigation or claim against the Partnership, involving any claim for which the uninsured portion exceeds $100,000;

(xvi) the commencement of any case, proceeding or other action seeking protection for the Partnership as debtor under any existing or future law of any jurisdiction relating to Bankruptcy, insolvency, reorganization or relief of debtors; any consent to the entry of an order for relief in or institution of any case, proceeding or other action brought by any third party against the Partnership as a debtor under any existing or future law of any jurisdiction relating to Bankruptcy, insolvency, reorganization or relief of debtors; the filing of an answer in any involuntary case or proceeding described in the previous clause admitting the material allegations of the petition therefor or otherwise failing to contest any such involuntary case or proceeding; the seeking of or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Partnership or for a substantial portion of its Qualified Properties; any assignment for the benefit of the creditors of the Partnership; or the admission in writing that the Partnership is unable to pay its debts as they mature or that the Partnership is not paying its debts as they become due;

(xvii) the entering into, amending, extending, renewing, or terminating of any Anchor Lease, or the entering into, amending, extending, renewing, or terminating of any other lease of space at a Qualified Property, if and to the extent that such other lease, amendment, extension, modification, renewal, or termination does not comply with the Leasing Parameters, and in each event only if any such Anchor Lease or other lease, amendment, extension, renewal, or termination is not already approved by the General Partners as part of the Annual Plan; provided that, (A) any collateral assignment of a lease or leases to a lender that has made a loan secured by a Qualified Property in connection with any debt or financing approved in accordance with this Agreement, and/or (B) the delivery to, or as directed by, a tenant or any such lender of any rent commencement notices, notices of possession, estoppel certificates, or similar communications shall not be a Major Decision subject to this Section 3.4;

(xviii) the replacement of the Property Manager, or the entering into, amending, modifying, supplementing, or consenting to the assignment of any Management Agreement entered into with any Property Manager (including, without limitation, the approval of any form of management agreement, amendment, modification or supplement); except that, the Managing General Partner may, without the consent of the Other General Partner, cause the Partnership to (x) enter into a Management Agreement in the form of Exhibit C attached hereto with its Affiliate in accordance with Section 3.1(b) and (y) collaterally assign any Management Agreement to a lender in connection with any financing or refinancing secured by a Qualified Property and approved by the General Partners pursuant to Section 3.4(iii) above;

(xix) the execution of any agreement, contract, understanding, or other arrangement to effectuate a Major Decision that has not been approved in accordance with the terms of this Agreement; provided that the execution of a non-binding letter of intent in accordance with Section 3.6(a) hereof shall not be a Major Decision subject to this Section 3.4;

(xx) the extension of the statute of limitations for assessing or computing any tax liability against the Partnership or the amount of any Partnership tax item or to settle any dispute with respect to any material income or any material tax;

(xxi) any action that would jeopardize the Partnership’s status as a real estate operating company under the Plan Asset Regulation or result in the Partnership owning (or treated as owning) assets that do not qualify as an investment in real estate for purposes of qualifying the Partnership as an operating company under the Plan Asset Regulation;

(xxii) any change in the legal status or structure of the Partnership as a limited partnership formed pursuant to the laws of the State of Delaware;

(xxiii) the authorization or effectuation of any merger or consolidation of the Partnership with or into one or more other entities;

(xxiv) the retention by the Partnership or any SP Subsidiary of any auditors, accountants or legal counsel, except as further provided by Section 4.8 below;

(xxv) any action that could adversely affect the status of either Federal or Clarion REIT as a real estate investment trust as defined in Section 856 of the Code; any action that is reasonably likely to result in the imposition of an excise tax on either Federal or Clarion REIT; and any action which could cause any Partner’s distributive share or interest in the Partnership assets, or the gross income of the Partnership, not to satisfy the real estate investment trust provisions of the Code;

(xxvi) the adoption, amendment or modification of the policies of the Partnership with respect to the maintenance of the books and records of the Partnership;

(xxvii) the adoption or implementation of any tax policies for the Partnership, and the making or revocation of any tax elections (including, without limitation, any election under Section 754 of the Code), or of any elections regarding any available reporting method pursuant to the Code or state or local tax laws, and/or any change in the reporting method to be utilized by the Partnership;

(xxviii) the transfer of any Partner’s Partnership Interest, or the transfer of the Managing General Partner’s rights, obligations or liabilities under this Agreement, except as otherwise provided or permitted pursuant to Article VIII and/or Article XI hereof; or

(xxix) the taking of any of the actions listed above by or through an SP Subsidiary or any other subsidiary of the Partnership (but only if and to the extent that (A) any such action constitutes a Major Decision pursuant to the introductory paragraph of this Section 3.4 and (B) any such action, if taken by or through the Partnership, has not previously been approved by the General Partners in accordance with the provisions of this Agreement, it being understood that the approval by the General Partners in accordance with the provisions of this Agreement of the taking of any of the actions listed above by the Partnership shall also constitute approval of all such actions if such actions are instead taken by or through an SP Subsidiary or any other subsidiary of the Partnership).

Section 3.5 Preliminary and Annual Plans.

(a) Preparation and Approval of Plans. So long as Federal GP or any Affiliate of Federal is the Managing General Partner, the Managing General Partner shall prepare and deliver to the Other General Partner and the Advisor for the General Partners’ approval or disapproval a proposed annual plan for the next fiscal year of the Partnership (as further described below, a “Proposed Plan”). The Proposed Plan shall cover the Partnership and each Qualified Property and shall include: a proposed Annual Budget covering the Partnership and each Qualified Property and a brief narrative description of the material portions thereof; a plan of operations for each Qualified Property, including anticipated repairs and improvements; estimated financing needs and estimated financing costs; estimated cash flow projections; a description of tenants then in occupancy in each Qualified Property; a schedule of any leases of any portion of a Qualified Property, any leases which are expiring during such fiscal year and the plans for the re-leasing of such Qualified Properties and any lease restructures (such as subleasing or expansion by a tenant) of which the Managing General Partner is aware; and projected capital improvements and capital repairs. The Managing General Partner shall prepare and submit a Proposed Plan to the Other General Partner and the Advisor on or before October 1st of the year prior to such fiscal year. The Other General Partner shall provide the Managing General Partner, in writing, any comments or requested changes the Other General Partner may have to such Proposed Plan within fifteen (15) days after its receipt thereof. If the Other General Partner fails to provide any comments or requested changes in writing within such fifteen (15) day period, then the Managing General Partner may at any time after the expiration of such fifteen (15) day period deliver to the Other General Partner a second written notice containing the Proposed Plan (which second notice will state, in all caps and bold-face type, that the Proposed Plan will be deemed approved if the Other General Partner, within five (5) Business Days after receipt of such second notice, fails to deliver a written objection to such Proposed Plan that specifies in reasonable detail the Other General Partner’s objections to such Proposed Plan), and if the Other General Partner, within five (5) Business Days after its receipt of such second notice, does not deliver to the Managing General Partner a written objection to such Proposed Plan specifying in reasonable detail the Other General Partner’s objections to such

Proposed Plan, then the Proposed Plan shall be deemed to have been approved by the General Partners and shall be the Annual Plan (as defined below) for the Partnership’s next fiscal year. If the Other General Partner provides comments within the fifteen (15) day or five (5) Business Day periods described above, then the Managing General Partner shall submit a revised Proposed Plan to the Other General Partner and the Advisor incorporating or otherwise addressing the Other General Partner’s requested changes no later than fifteen (15) Business Days after receipt of the Other General Partner’s comments. Any Proposed Plan approved or deemed approved by the General Partners in accordance with this Section 3.5(a) shall become the annual plan for the next fiscal year of the Partnership (any such Proposed Plan approved (or deemed approved) by the General Partners for any fiscal year of the Partnership, as may be amended from time to time by a Plan Amendment in accordance with Section 3.5(c) hereof, an “Annual Plan”). A model of an Annual Plan is attached as Schedule 4 and made a part hereof.

(b) Dispute Concerning an Annual Budget. If, prior to the commencement of any fiscal year, the General Partners have not reached an agreement as to the amount to be allocated to any budget line item set forth in the Annual Budget portion of the Proposed Plan for the Partnership or any Qualified Property, as the case may be, for such fiscal year, then (i) as to any such disputed budget line item, the Annual Budget portion of the Annual Plan for the Partnership or the applicable Qualified Property, as the case may be, for the immediately preceding fiscal year (exclusive of any non-recurring capital expenditures) shall be controlling but only with respect to such disputed budget line item (in each case adjusted to reflect the increases in the CPI for September of such fiscal year over the CPI for September of such immediately preceding fiscal year) and only until such time as the General Partners reach an agreement on the amount to be allocated to such budget line item, and (ii) as to any budget line item or items that are not in dispute, the Annual Budget portion of the Proposed Plan shall control.

(c) Amendments to Annual Plans. If in any General Partner’s judgment an Annual Plan requires amendment, such General Partner (the “Amending General Partner”) shall deliver to the other General Partner (the “Non-Amending General Partner”) (and, if the Non-Amending General Partner is Fund GP or another Affiliate of the Fund, to the Advisor) a written notice setting forth the proposed amendment to the Annual Plan and the reasons therefor. The Non-Amending General Partner shall approve or disapprove (which approval shall not be unreasonably withheld), in writing, such proposed amendment within ten (10) Business Days after receipt thereof. If the Non-Amending General Partner approves such amendment in writing (any such approved amendment, a “Plan Amendment”), the Annual Plan (including, without limitation any amendments to the Annual Budget portion thereof) shall be amended by the Plan Amendment as set forth in the written notice described in the preceding sentence.

If the Non-Amending General Partner elects to disapprove such proposed amendment, the Non-Amending General Partner’s written response shall specify in reasonable detail its reasons for disapproving such amendment. If the Non-Amending General Partner fails to approve or disapprove such Plan Amendment within the ten (10) Business Day Period described above, which approval shall not be unreasonably withheld, then the Amending General Partner may at any time after the expiration of such ten (10) Business Day period deliver to the Non-Amending General Partner a second written notice setting forth the proposed amendment (which second notice will state, in all caps and bold-face type, that the proposed amendment to the Annual Plan will be deemed approved if the Non-Amending General Partner fails to deliver a written objection to such proposed amendment, specifying in reasonable detail the reasons for its objection, within three (3) Business Days after receipt of such second notice), and if the Non-Amending General Partner does not deliver to the Amending General Partner a written objection to such proposed amendment, specifying in reasonable detail the reasons for its objection, within three (3) Business Days after its receipt of such second notice, then the General Partners shall be deemed to have approved the Plan Amendment, and the Annual Plan shall be amended by the Plan Amendment.

(d) Applicability of Annual Plan Provisions. Notwithstanding anything to the contrary stated or implied in this Agreement, the terms and provisions of this Section 3.5 shall apply only so long as Federal GP or any other Affiliate of Federal is the Managing General Partner. If, at any time during the term of the Partnership, none Federal GP, Federal or any Affiliate of Federal is the Managing General Partner, then the Managing General Partner shall be free to adopt such management and operating plans and budgets as the Managing General Partner may desire or deem appropriate in its sole but good faith discretion and to manage and operate the Qualified Properties without any consent or approval rights of the Other General Partner, except as expressly provided in Section 3.4.

Section 3.6 Qualified Property Acquisitions.

(a) Generally. The Managing General Partner shall use its commercially reasonable efforts to originate properties that satisfy the Acquisition Parameters set forth in Schedule 1 for acquisition by the Partnership or an SP Subsidiary (any such property, a “Proposed Qualified Property”) and shall consult regularly with the Other General Partner (and, if the Other General Partner is Fund GP or an Affiliate of the Fund, the Advisor) regarding each Proposed Qualified Property; provided that, nothing stated herein will prevent or limit the right of the Other General Partner to advise the Managing General Partner of the location and identity of a Proposed Qualified Property, in which event the Managing General Partner, in its sole and absolute discretion, may elect to evaluate and pursue such Proposed Qualified Property for acquisition by the

Partnership (or an SP Subsidiary). Notwithstanding the foregoing proviso, the Managing General Partner shall have no obligation whatsoever to consider, evaluate or investigate any such Proposed Qualified Property described in such proviso, but if the Managing General Partner fails to advise the Other General Partner, in writing, of the Managing General Partner’s election to pursue the acquisition of the Proposed Qualified Property on behalf of the Partnership (or an SP Subsidiary) within five (5) Business Days after the Other General Partner has delivered to the Managing General Partner written notice identifying such Proposed Qualified Property, then the Managing General Partner shall be conclusively deemed to have elected not to pursue the acquisition of such Proposed Qualified Property by the Partnership (or any SP Subsidiary), and the Other General Partner (and its Affiliates) shall be free to acquire (and pursue the acquisition of) such Proposed Qualified Property for its or their own account.

(b) Preliminary Approval by Other General Partner. The Managing General Partner or its Affiliate may enter into any non-binding letter of intent concerning the acquisition of a Proposed Qualified Property by the Partnership (or an SP Subsidiary), may make any refundable earnest money deposit using the Managing General Partner’s or its Affiliate’s funds, and may commence and perform such contract negotiations and such underwriting, due diligence and other property analysis as the Managing General Partner deems appropriate with respect to the proposed acquisition of the Proposed Qualified Property (all as further described in subsection (c) below). The Partnership and the Partners shall have no obligation, however, to reimburse such Managing General Partner (or its Affiliate) for any due diligence costs or expenses or other expenses in connection with the potential acquisition of any such Proposed Qualified Property, or to fund any amounts in respect of any earnest money deposit, unless and until the Other General Partner preliminarily approves the Proposed Qualified Property in accordance with this Section 3.6(b). In any event, the Managing General Partner shall submit to the Other General Partner the background and supporting materials and information regarding such Proposed Qualified Property generally described on Schedule 5 attached hereto (such materials and information, collectively, the “Preliminary Proposal Materials”). The Other General Partner shall, within seven (7) Business Days after receipt of such Preliminary Proposal Materials (provided that, such seven (7) Business Day period will be extended by three (3) Business Days if the Other General Partner raises any significant questions or issues regarding the Preliminary Proposal Materials or the Proposed Qualified Property during the initial seven (7) Business Day period), provide preliminary written approval or disapproval of the acquisition of the Proposed Qualified Property by the Partnership or an SP Subsidiary (provided that, if the Other General Partner preliminarily disapproves the Partnership’s acquisition of the Proposed Qualified Property, the Other General Partner shall include in its written disapproval notice reasonable detail regarding its reasons for its preliminary disapproval). If Other General Partner fails to deliver to the

Managing General Partner written notice approving any such Proposed Qualified Property within the time period described in the immediately preceding sentence, then the Other General Partner will be deemed to have disapproved such Proposed Qualified Property, and the Managing General Partner (or its Affiliate) may thereafter acquire the Proposed Qualified Property for its own account as provided in Section 3.6(e) below. If the Other General Partner preliminarily approves the Proposed Qualified Property as provided hereinabove, then all due diligence costs or expenses, all fees, costs and expenses incurred in connection with the negotiation and execution of the documents necessary or advisable to acquire a Proposed Qualified Property (including, without limitation, attorneys’, accountants’ and appraisal fees and costs), and all other fees, costs and expenses (but specifically excluding any non-refundable earnest money deposit) incurred in connection with the potential acquisition of any such Proposed Qualified Property, shall be paid and ultimately borne by the Partnership, unless neither the Partnership nor SP Subsidiary ultimately acquires the Proposed Qualified Property and the Proposed Qualified Property is acquired by any Partner or an Affiliate of any Partner, in which case such Partner or Affiliate shall pay all due diligence costs or expenses or other fees, costs and expenses (including attorneys’ fees, costs and expenses), as specifically provided in Section 3.6(f) below. To the extent that the Managing General Partner incurs due diligence costs or expenses or other fees, costs and expenses in connection with the potential acquisition of any such Proposed Qualified Property prior to receipt of preliminary approval or disapproval by the Other General Partner, (A) if the Other General Partner preliminarily approves such Proposed Qualified Property for acquisition by the Partnership, then the Partnership shall pay (and shall reimburse the Managing General Partner for) all such out-of-pocket and documented costs, fees and expenses incurred by the Managing General Partner (including attorneys’ fees, costs and expenses), whether incurred prior to or after such preliminary approval, but subject to the exception contained in the immediately preceding sentence and Section 3.6(f) below, and (B) if the Other General Partner preliminarily disapproves such Proposed Qualified Property for acquisition by the Partnership, then the Partnership shall have no obligation whatsoever to pay any of such fees, costs or expenses incurred by the Managing General Partner. In addition to the foregoing, upon the preliminary approval of the Other General Partner, the Managing General Partner may issue a Capital Call for Additional Capital Contributions necessary to fund (or reimburse the Managing General Partner or its Affiliate for) the earnest money deposit to be made (or made) in connection with the proposed purchase of the Proposed Qualified Property; provided that, any Additional Capital Contributions funded by any Partner pursuant to this sentence will be refunded to such Partner if the Other General Partner fails to provide final unconditional approval of the Proposed Qualified Property pursuant to Section 3.6(c) below.

(c) Final Approval. Upon receipt of the written preliminary approval of the Other General Partner as provided in Section 3.6(b) above of the acquisition by the Partnership (or an SP Subsidiary) of a Proposed Qualified Property (any Proposed Qualified Property so approved, an “Approved Qualified Property”), the Managing General Partner shall (i) take all commercially reasonable efforts on behalf of the Partnership to negotiate and execute all documents necessary or, in the opinion of the Managing General Partner, advisable to acquire the Approved Qualified Property pursuant to and in accordance with the terms approved by the General Partners (including formation of an SP Subsidiary to take title to such Approved Qualified Property) and (ii) complete all due diligence that the Managing General Partner deems reasonably necessary, including obtaining an Environmental Assessment and a Physical Inspection Report. The Managing General Partner shall keep the Other General Partner (and, if the Other General Partner is Fund GP or an Affiliate of the Fund, Advisor) reasonably informed of the progress of the Partnership’s due diligence and acquisition of any Approved Qualified Property, including the material findings of all due diligence and of any material matters that arise during the course thereof.

Upon completion of all or substantially all due diligence undertaken as specified above with respect to an Approved Qualified Property, and prior to the date that any earnest money becomes non-refundable pursuant to the purchase contract(s) for the Approved Qualified Property, the Managing General Partner’s Investment Committee must either approve or disapprove the acquisition of the Approved Qualified Property. At least five (5) Business Days prior to the date that any earnest money becomes non-refundable pursuant to the purchase contract(s) for the Approved Qualified Property, the Managing General Partner shall deliver to the Other General Partner a memorandum summarizing the material findings of the completed due diligence and any changes in the status of such Approved Qualified Property since the date of delivery of the Preliminary Proposal Materials, together with the additional materials and information described on Schedule 6 attached hereto (such memorandum and additional materials and information described on Schedule 6 attached hereto, together with the due diligence documents described in this paragraph below [if the Other General Partner requests the same], are collectively referred to as, the “Final Proposal Materials”). In addition, prior to the expiration of such five (5) Business Day period, the Managing General Partner shall obtain approval of the acquisition of the Approved Qualified Property by its Investment Committee, and the Managing General Partner shall deliver to the Other General Partner evidence of such Investment Committee approval of the Approved Qualified Property. Upon request, the Managing General Partner will provide to the Other General Partner copies of the Environmental Assessment, the Physical Inspection Report and the title report, underlying title documents and survey for the Approved Qualified Property. Notwithstanding such deliveries, the Managing General

Partner shall remain solely responsible for conducting such due diligence, and neither the Other General Partner nor the Advisor (if the Other General Partner is Fund GP or an Affiliate of the Fund) shall be obligated to read or review such memorandum, Environmental Assessment, Physical Inspection Report, survey, or other Final Proposal Materials.

The Other General Partner shall, within three (3) Business Days after receipt of the Final Proposal Materials (provided that such three (3) Business Day period may be extended by the Other General Partner if the Other General Partner raises any significant questions or issues regarding the Final Proposal Materials or the Approved Qualified Property during the initial three (3) Business Day period, in which event such three (3) Business Day period will be extended, but not beyond the date on which any earnest money becomes non-refundable pursuant to the purchase contract(s) for the Approved Qualified Property or the diligence period expires under such contract(s), to the extent necessary to resolve such questions and issues), finally approve or disapprove (or conditionally approve, as provided below) the Proposed Qualified Property for acquisition by the Partnership or an SP Subsidiary. If the Other General Partner fails to deliver to the Managing General Partner written notice of final approval (or conditional final approval) of the Partnership’s acquisition of any such Approved Qualified Property within the time period described in the immediately preceding sentence, then the Other General Partner will be deemed to have disapproved the Partnership’s acquisition of such Approved Qualified Property, and the Managing General Partner shall have the right to either (i) attempt to renegotiate the terms of the acquisition and submit revised Final Proposal Materials to the Other General Partner for its final approval, conditional final approval or final disapproval, all in accordance with this Section 3.6 or (ii) treat such Approved Qualified Property as a disapproved Qualified Property pursuant to Section 3.6(e) below. Notwithstanding the foregoing, however, if all due diligence is not fully completed at the time that the Final Proposal Materials are delivered to Other General Partner for approval, the Other General Partner may condition any final approval on (i) the satisfactory completion of all due diligence, in which event the Other General Partner, within the time period specified in the preceding sentence, shall submit to the Managing General Partner in writing and in reasonable detail a complete list of the conditions that must be satisfied for the Other General Partner to be required to give final approval of the Partnership’s (or SP Subsidiary’s) purchase of the Approved Qualified Property, and (ii) the absence, in the reasonable opinion of the Other General Partner, of any material adverse condition relating to or affecting the Approved Qualified Property that may be disclosed by such uncompleted due diligence.

If the Other General Partner gives conditional final approval for acquisition by the Partnership of the Approved Qualified Property, the Managing General Partner may elect to cancel the proposed acquisition of the Approved

Qualified Property or may proceed with the completion of all remaining due diligence and, as the results of such due diligence are obtained, submit such results to the Other General Partner for approval or disapproval (which approval or disapproval shall be given by the Other General Partner in writing within two (2) Business Days following the Other General Partner’s receipt of such results). If the Other General Partner disapproves the Partnership’s acquisition of any such Approved Qualified Property, or the Other General Partner fails to respond to the results of any such due diligence within the afore-said two (2) Business Day period, then neither the Partnership nor any SP Subsidiary shall acquire the Approved Qualified Property, and such Approved Qualified Property shall be treated as a disapproved Proposed Qualified Property pursuant to Section 3.6(e) below. If an Approved Qualified Property is conditionally approved but subsequently disapproved pursuant to the immediately preceding sentence, then notwithstanding anything to the contrary stated in this Agreement, any non-refundable earnest money deposit that may be lost in connection with the proposed acquisition of the Proposed Qualified Property will be borne and paid solely by the Managing General Partner (and its Affiliates), and the Managing General Partner shall refund or reimburse to the Partnership any Partnership funds previously paid or utilized to make any such deposit (and each Partner who made an Additional Capital Contribution in respect of such deposit shall be refunded such Additional Capital Contribution), and except as otherwise provided in Section 3.6(f) below, all other fees, costs and expenses (including attorneys’ and due diligence fees, costs and expenses and fees, costs and expenses incurred in connection with the negotiation and execution of the documents necessary or advisable to acquire a Proposed Qualified Property) will be borne and paid by the Partnership.

If the Other General Partner provides final approval of the Partnership’s acquisition of the Approved Qualified Property, either initially or following conditional final approval of the Partnership’s acquisition of the Approved Qualified Property, then the Managing General Partner shall proceed on behalf of the Partnership with the acquisition of the Approved Qualified Property in accordance with the approved purchase contracts and Final Proposal Materials, and if any of the Managing General Partner’s funds were used to fund any earnest money deposit, and the Managing General Partner has not been previously reimbursed such funds pursuant to this Section 3.6 above, the Partnership shall reimburse to the Managing General Partner such funds (and the Managing General Partner may issue a Capital Call for Additional Capital Contributions required to make such reimbursement).

It is understood and agreed that (x) the Managing General Partner (or its Affiliate) may deposit its own funds as a refundable earnest money deposit, or after a Proposed Qualified Property is preliminarily approved by the Other General Partner, issue a Capital Call for Additional Capital Contributions necessary to fund a refundable earnest money deposit, in connection with the proposed acquisition of any Proposed Qualified Property, and (y) subject to the express terms and provisions of the immediately preceding paragraph, the Partnership’s funds (obtained from Additional Capital Contributions) shall be substituted (and such funds reimbursed to the Managing General Partner or its Affiliate, as the case may be) or committed, as the case may be, on a nonrefundable basis only after due diligence is completed and the Other General Partner has confirmed its unconditional final approval of the acquisition pursuant to this Section 3.6. After the Partnership has substituted or committed its funds on a nonrefundable basis in accordance with clause (y) of the prior sentence, if the terms of the acquisition change in any material respect from the terms described in the Final Proposal Materials, any such change shall require the written consent of the Other General Partner within three (3) Business Days after the Managing General Partner provides the Other General Partner with written notice of such material change or changes, and (i) neither the Partnership nor any SP Subsidiary shall proceed with the acquisition of, or acquire, such Approved Qualified Property prior to obtaining the Other General Partner’s approval of such change(s) and (ii) none of the Managing General Partner, an Affiliate of Federal, the Fund GP or an Affiliate of the Fund GP shall proceed with the acquisition of, or shall acquire, such Approved Qualified Property prior to obtaining the Other General Partner’s written disapproval of such change(s).

Within five (5) Business Days after the closing of an Approved Qualified Property, the Managing General Partner shall deliver to the Other General Partner (x) a closing statement acknowledging the receipt of and setting forth the application of the Partners’ Capital Contributions and any other funds of the Partnership used to acquire such Approved Qualified Property or to pay closing costs (including an estimate of costs not finalized at closing, including legal fees, costs and expenses) associated therewith and (y) copies of all certificates of insurance delivered in connection with such closing as requested by the Other General Partner.

(d) Properties Which Do Not Comply With Acquisition Parameters. With respect to any Proposed Qualified Property that does not comply in all respects with the Acquisition Parameters and that the Managing General Partner elects to submit to the Other General Partner for approval pursuant to Section 3.6(a) hereof, the Managing General Partner shall deliver to the Other General Partner (and, if the Other General Partner is Fund GP or an Affiliate of the Fund, the Advisor), in addition to the other materials to be delivered to the Other General Partner pursuant to Sections 3.6(a) and 3.6(b) above, a reasonably detailed written description of (i) the ways in which such Proposed Qualified Property does not comply with the Acquisition Parameters and (ii) the reasons to nonetheless consider the Proposed Qualified Property for acquisition by the Partnership or an SP Subsidiary. The Partners acknowledge that the information contained in the Preliminary Approval Materials attached as Schedule 5 satisfies the requirements of this Section 3.6(d).

(e) Disapproved Qualified Properties. If the Other General Partner (x) disapproves (or is deemed to have disapproved as provided in Section 3.6(b) or Section 3.6(c) hereof) any Proposed Qualified Property, or (y) fails after the completion of due diligence to provide unconditional final approval of the acquisition following any change to the terms of the acquisition as provided in the sixth paragraph of Section 3.6(c) above, the Managing General Partner, its Affiliates or their designee shall have the right to acquire such Proposed Qualified Property or Approved Qualified Property for their own account or with or in connection with any other Person.

(f) Acquisition Costs. The Partnership shall be liable and shall reimburse the Managing General Partner for payment or reimbursement of all out-of-pocket and documented fees, costs and expenses arising in connection with the identification or evaluation of, the bidding on and the structuring and negotiation of and contracting for the acquisition or attempted acquisition of, and the due diligence undertaken in connection with, any Proposed Qualified Property or Approved Qualified Property (such activities, the “Acquisition Activities”); provided that, notwithstanding the foregoing, (i) the Partnership shall not be liable or responsible for any such fees, costs or expenses described above unless and until the Other General Partner has provided its preliminary approval of the Proposed Qualified Property pursuant to Section 3.6(b) above, (ii) although the Managing General Partner may initially utilize Partnership funds to make an earnest money deposit, the Partnership shall not, in any event, bear any non-refundable earnest money deposit until the Other General Partner has provided its unconditional final approval of the Proposed Qualified Property pursuant to Section 3.6(c) above, and if the Other General Partner does not provide such unconditional final approval, any Partnership funds utilized to make any earnest money deposit will be refunded or reimbursed to the Partnership by the Managing General Partner, (iii) the Partnership shall not be liable for any portion of any overhead costs of a Partner or Affiliate of a Partner, except that, to the extent that the Partnership is otherwise liable or responsible for any fees, costs and expenses incurred in connection with any Acquisition Activities pursuant to this Section 3.6(f), the Partnership shall be liable for all fees, costs and expenses of Federal’s in-house legal staff utilized in connection with such Acquisition Activities (but only to the extent permitted by, and subject to, Section 3.10(c)(iv) below), and (iv) if for any reason other than pursuant to Section 11.1 hereof, a Partner or any Affiliate of a Partner (instead of the Partnership or an SP Subsidiary) acquires title to any Proposed Qualified Property or Approved Qualified Property, such Partner (or its Affiliate) shall pay all of such fees, costs and expenses (and reimburse the Partnership for any refundable or nonrefundable deposits funded by the Partnership in connection with the acquisition of such property), including, without limitation, any earnest money deposit, incurred or to be incurred (or paid or deposited) in connection with the Acquisition Activities relating to such Proposed Qualified Property or Approved Qualified Property.

(g) Acquisition Fee; Financing Fee. Upon the acquisition of any Approved Qualified Property by the Partnership or by an SP Subsidiary pursuant to this Section 3.6 (excluding, however, any Approved Qualified Property contributed in whole or in part by Federal or its Affiliate at any time while Federal or any Approved Federal Party is the Managing General Partner hereunder), the Partnership shall pay to the Managing General Partner an acquisition fee (the “Acquisition Fee”) equal to the sum of the following:

(i) (x) the amount up to $20 million of the gross purchase price of such acquired Approved Qualified Property multiplied by (y) 0.80% plus

(ii) (x) the amount from $20 million up to $30 million of the gross purchase price of such acquired Approved Qualified Property multiplied by (2) 0.65% plus

(iii) the amount over $30 million of the gross purchase price of such acquired Approved Qualified Property multiplied by (2) 0.50%.

For example, if the purchase price of such acquired Approved Qualified Property were $25 million, the Acquisition Fee payable by the Partnership to the Managing General Partner would equal $192,500 (i.e., [.80% x $20,000,000 = $160,000] + [.65% x $5,000,000 = $32,500]), and if the purchase price of such Approved Qualified Property were $40,000,000, the Acquisition Fee payable by the Partnership to the Managing General Partner would equal $275,000 (i.e., [.80% x $20,000,000 = $160,000] + [.65% x 10,000,000 = $65,000] + [.50% x $10,000,000 = $50,000]).

Upon the financing or refinancing of any Approved Qualified Property, the Partnership or SP Subsidiary shall pay to the Managing General Partner a fee (the “Financing Fee”) equal to the product of (A) .25% multiplied by (B) the aggregate principal balance advanced by the lender of such financing. For example, if the principal advanced in connection with a financing for such Approved Qualified Property were $25 million, the Financing Fee payable by the Partnership to the Managing General Partner would equal $62,500 (i.e., .25% x $25,000,000). It is understood and agreed by the Partners that the Financing Fee is payable in addition to any commitment or other financing fees charged by Third Parties in connection with the financing or refinancing of an Approved Qualified Property.

(h) Disposition Fees. Upon the sale of any Qualified Property by the Partnership or by an SP Subsidiary pursuant to (and in accordance with) the terms and provisions of this Agreement (excluding, however, the sale of any Qualified Property to a Partner or an Affiliate of any Partner), the Partnership shall pay the Managing General Partner a disposition fee (the “Disposition Fee”) equal to the product of (i) .25% multiplied by (ii) gross sales price for the Qualified Property. For example, if the gross sales price derived from the sale of a Qualified Property were $30 million, the Disposition Fee payable by the Partnership to the Managing General Partner would equal $75,000 (i.e., .25% x $30,000,000). It is understood and agreed by the Partners that the Disposition Fee is payable in addition to any brokerage commissions or similar charges charged by Third Parties in connection with the sale of a Qualified Property.

(i) Further Restrictions on Acquisitions. Under no circumstances whatsoever shall the Partnership acquire any property that is or will be subject to any leases that would not be treated at “true leases” for federal income tax purposes without the prior written consent of both General Partners (which consent may be given or withheld in each such General Partner’s sole and absolute discretion).

Section 3.7 Sale of Qualified Properties. The Managing General Partner shall have no authority to sell any Qualified Property without written approval by the Other General Partner (except as provided in Section 11.1 hereof).

Section 3.8 Limitation On Partnership Indebtedness.

(a) Maximum Debt. The total debt (other than trade payables in the ordinary course of business) of the Partnership (including debt of any SP Subsidiary and any debt secured by any Qualified Property) shall not exceed sixty percent (60%) of the aggregate unreturned IRR Contributions made by the Partners to the Partnership which, when all Capital Commitments described on Schedule 2 attached hereto have been fully contributed, shall be $210,000,000 of maximum debt. The total debt of any SP Subsidiary secured by any Qualified Property at the time that any such debt is obtained shall not exceed sixty-five percent (65%) of the Fair Market Value of such Qualified Property (determined as of the date that such debt is obtained). For purposes of this Section 3.8, in connection with any debt obtained upon an SP Subsidiary’s acquisition of a Qualified Property, the Fair Market Value of such Qualified Property shall be the purchase price at the time of acquisition, and in connection with the financing or refinancing of a Qualified Property after an SP Subsidiary’s acquisition of such Qualified Property, the Fair Market Value of such Qualified Property shall be the Fair Market Value as determined by the appraisal conducted in connection with the financing or refinancing.

(b) Non-Recourse to the Partners. Notwithstanding anything to the contrary contained in this Agreement, the Partnership shall not incur debt that is recourse to any of the Partners, and the Partners shall not be liable for any debts or other obligations or liabilities incurred by the Partnership or an SP Subsidiary. Notwithstanding the foregoing sentence, however, if required by a lender loaning money to an SP Subsidiary where the loan will be secured by a Qualified Property, then subject to the terms and provisions of Section 3.4 above requiring the prior approval of both General Partners, and subject to the rights and obligations of the Partnership and the Partners pursuant to Section 3.13 below, Federal, any Affiliate of Federal or the Partnership may execute a recourse obligations guaranty, environmental indemnity or similar agreement in favor of a lender in connection with any such debt and in accordance with this Agreement.

Section 3.9 Business Opportunity.

(a) Federal. Federal and each Affiliate of Federal may each engage in or possess any interest in other business ventures of any kind, independently or with others, including but not limited to the ownership, operation and management of grocery-anchored community or neighborhood retail shopping center properties, except as provided in this Section 3.9(a) with regard to future acquisitions by Federal.

Notwithstanding the foregoing, Federal must make available for purchase by the Partnership, and the Partnership shall have the right to purchase pursuant to Section 3.6 hereof, all properties which satisfy or comply with all the Acquisition Parameters or that, in the good faith judgment of Federal, substantially satisfy or comply with the Acquisition Parameters. Federal shall also, in good faith, present to the Partnership for purchase any properties that Federal, in its commercially reasonable judgment, deems or considers to be directly competitive with any Qualified Property owned by the Partnership or an SP Subsidiary. Notwithstanding anything to the contrary in this Agreement, Federal shall have no obligation to make available for purchase by the Partnership or to present to the Partnership for purchase any property or properties (i) if the seller(s) of the property or properties desire(s) to use a “down REIT” structure in the transaction; (ii) if Federal determines, in its good faith judgment, that the property or properties is/are suitable for significant renovation, expansion, redevelopment, repositioning, remerchandising, or re-tenanting consistent with Federal’s current investment strategy (as described in its annual report to shareholders, its reports filed with the SEC, including its Form 10-K and its Forms 8-K, and on its web site), which generally focuses on properties characterized by features such as (A) significant existing or anticipated vacancy or re-tenanting, (B) significant capital or other investment possibilities, typically to demolish improvements; add new improvements; significantly renovate, reconfigure and/or upgrade existing facilities and improvements; or maintain the property and improvements on a deferred maintenance basis, and/or (C) any combination of the foregoing; (iii) rejected by the Partnership for non-compliance with the Acquisition Parameters within the one (1) year period immediately preceding Federal’s execution of a binding agreement to acquire any such property, or (iv) from and after such time as Fund GP or any Approved Fund Party who is then a General Partner has rejected for acquisition by the Partnership (or an SP Subsidiary) three (3) Proposed Qualified Properties that (A) are not owned by Federal (or any Affiliate of Federal) at the time that Federal presents such properties to Fund GP or such Approved Fund Party for acquisition by the Partnership or an SP Subsidiary and (B) satisfy all of the Acquisition Parameters at the time that Fund GP or such Approved Fund Party rejects such Proposed Qualified Properties.

Federal or any Affiliate of Federal may only acquire (i) the properties it is required to offer to the Partnership in accordance with this Section 3.9(a) after Fund GP or any other Approved Fund Party that is then a General Partner has disapproved (or is deemed to have disapproved) such property as provided in Section 3.6 hereof, and (ii) properties that it is not required to offer to the Partnership under this Section 3.9(a).

(b) The Fund. Subject to the next sentence immediately below, the Fund and any of its Affiliates may engage in or possess any interest in other business ventures of any kind, independently or with others, including but not limited to the ownership, operation and management of grocery-anchored community or neighborhood retail shopping center real property. Notwithstanding the foregoing, the Fund and any Approved Fund Party must make available for purchase by the Partnership, and the Partnership shall have the right to purchase pursuant to Section 3.6 hereof, all properties it considers for acquisition that satisfy or comply with all the Acquisition Parameters or that, in the good faith judgment of the Fund, substantially satisfy or comply with the Acquisition Parameters.

(c) Duties and Conflicts. Subject to Federal’s obligations pursuant to Section 3.6 and Section 3.9(a) hereof and under any separate agreement between any Partner and the Partnership that has been authorized in accordance with this Agreement, and subject to the Fund’s obligations under Section 3.9(b) hereof, each Partner recognizes that the other Partners and their Affiliates have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Partnership, and that such Persons are entitled to carry on such other business interests, activities and investments. The Partners and their Affiliates may engage in or possess an interest in any other business or venture of any kind, independently or with others, on their own behalf or on behalf of other entities with which they are affiliated or associated, and such Persons may engage in any activities, whether or not competitive with the Partnership, without any obligation (except as expressed in Sections 3.6 and 3.9(a)) to offer any interest in such activities to the Partnership or to any Partner. Neither the Partnership nor any Partner shall have any right, by virtue of this Agreement, in such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

Section 3.10 Payments to Federal GP or the Property Manager.

(a) Managing General Partner Expenses. The Managing General Partner shall pay (i) the salaries of all of its officers and regular employees and all employment expenses related thereto, (ii) general overhead expenses, (iii) record-keeping expenses, (iv) the costs of the office space and facilities which it requires, (v) the costs of such office space and facilities as the Partnership reasonably requires, (vi) all out of pocket costs and expenses incurred in connection with the management of the Qualified Properties and the Partnership, and (vii) costs and expenses relating to Acquisition Activities as set forth in and limited by Section 3.6(f); provided that, nothing in this Section 3.10(a) shall be deemed to limit in any way the Partnership’s obligations to reimburse the Managing General Partner any Permitted Expenses or to pay the fees payable to the Managing General Partner as expressly provided in this Agreement.

(b) Partnership Expenses. The Partnership shall pay all Permitted Expenses. The Managing General Partner is authorized, in the name and on behalf of the Partnership, to reimburse itself for Permitted Expenses paid by the Managing General Partner or to reimburse the Property Manager for Permitted Expenses paid by the Property Manager.

(c) Management Fee; Tenant Improvement Fee; CM Fee; In-House Legal Fees.

(i) The Partnership, as the sole member of the general partner of each SP Subsidiary that is a limited partnership, shall cause each such SP Subsidiary that is a limited partnership to pay to the Property Manager, pursuant to (and in accordance with) its Management Agreement with the Property Manager, an annual Management Fee (“Management Fee”) in the amounts set forth in the Management Agreement. Such Management Fee shall be payable to Property Manager on a monthly basis, subject to and in accordance with the terms and provisions of such Management Agreement.

(ii) In those cases in which the Property Manager provides construction management services in connection with the tenant improvements or tenant fit-out to be constructed for a Small Shop Tenant’s premises, Property

Manager shall be entitled to a fee (the “Tenant Improvement Fee”) for all tenant coordination/construction management services provided by Property Manager in connection with such tenant improvement work in the amounts (and on the terms) set forth in the Management Agreement. Such fee shall be paid by the SP Subsidiary that is a party to the Management Agreement relating to the Qualified Property for which the Property Manager provides the tenant coordination services.

(iii) In addition to the foregoing, the Property Manager shall be entitled to a construction management fee (the “CM Fee”) in connection with any capital improvement project at any Qualified Property in the amounts (and on the terms) set forth in the Management Agreement. Such fee shall be paid by the SP Subsidiary that is a party to the Management Agreement relating to the Qualified Property for which the Property Manager provides the construction management services.

(iv) In addition to the foregoing, if Federal’s in-house legal staff provides any legal services in connection with the acquisition, disposition, financing, leasing, management, or operation of any Qualified Property, then so long as the legal fees charged by Federal for such services would otherwise constitute Permitted Expenses and are, in the aggregate, reasonable in light of the services rendered (e.g., the aggregate number of hours charged for a particular service is reasonable), the Partnership shall pay to Federal, as reimbursement for such legal services, legal fees at the following rates: $75 per hour for Federal’s in-house paralegals, $150 per hour for Federal’s in-house attorneys who do not hold the title of Vice President or Senior Vice President, and $300 per hour for Federal’s in-house attorneys who hold the title of Vice President or Senior Vice President, and all references in this Agreement to “legal fees” shall include the fees described in this subsection (iv). The Partners hereby agree that the hourly rates described in the preceding sentence are reasonable as of the date of this Agreement. The hourly rates for legal services rendered by Federal’s in-house attorneys will be subject to review and adjustment on an annual basis in connection with the approval of the Annual Plan.

(v) Concurrently with the distribution of the annual reports required by Section 4.3 below, the Property Manager shall provide to the Advisor and the Fund GP a written statement setting forth (i) the Gross Collected Rents relating to each Qualified Property for such fiscal year and (ii) the Management Fee, all Tenant Improvement Fees, all CM Fees, and all legal fees, costs and expenses paid or reimbursed to the Property Manager, Federal or any Affiliate of Federal during such fiscal year (together with invoices and such other documentation as may be reasonably necessary to substantiate such fees, costs and expenses) relating to each Qualified Property for such fiscal year.

Section 3.11 Other Duties and Obligations of the Managing General Partner.

(a) Partnership’s Continued Existence. The Managing General Partner shall take all reasonable actions which may be necessary or appropriate for the continuation of the Partnership’s valid existence as a limited partnership under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Partners or to enable the Partnership to conduct the business in which it is engaged, it being acknowledged by the Partners that all costs and expenses associated with such actions constitute Partnership Overhead Expenses (except for any fees, costs and expenses that do not otherwise constitute Partnership Overhead Expenses pursuant to the definition of “Partnership Overhead Expenses” in Article I hereof).

(b) Personal Liability. The Managing General Partner shall at all times use its best efforts to conduct its affairs and the affairs of the Partnership in such a manner that the Limited Partners shall not have any personal liability with respect to any Partnership liability or obligation in excess of that portion of their respective Capital Commitments actually called by the Managing General Partner pursuant to Section 5.1(a), Section 5.1(b), Section 5.1(c), and Section 5.1(d) hereof.

(c) Partnership for Tax Purposes. The Managing General Partner shall take all actions necessary to assure that the Partnership will be treated as a partnership for federal and state income tax purposes and be governed by the applicable provisions of Subchapter K of Chapter 1 of the Code, it being acknowledged by the Partners that all costs and expenses associated with such actions constitute Partnership Overhead Expenses (except for any fees, costs and expenses that do not otherwise constitute Partnership Overhead Expenses pursuant to the definition of “Partnership Overhead Expenses” in Article I hereof).

(d) Reasonable Reserves. The Managing General Partner shall establish and maintain out of Partnership funds reasonable reserves for periodic expenses such as real property taxes and assessments and insurance premiums, working capital, capital expenditures and to pay other costs and expenses incident to ownership of the Qualified Properties and for such other Partnership purposes as the Managing General Partner deems appropriate, all as provided for and in accordance with the Annual Plan.

(e) Deviations from the Annual Budget. The Managing General Partner shall, as soon as practicable after the Managing General Partner discovers or learns about the incurrence or potential incurrence by the Partnership or any SP Subsidiary of any fee, cost, expense or other amount in connection with (or relating to) any Qualified Property that is not a Permitted Expense, orally inform the Other General Partner of such fee, cost, expense or other amount.

(f) Time Devoted to the Partnership. The Managing General Partner and its officers and key employees shall devote such time and attention to the Partnership business as shall be reasonably necessary to supervise the Partnership’s business and affairs in accordance with the provisions of this Agreement.

(g) Fee Disclosure. In connection with the formation of the Partnership and related matters, Federal has agreed to pay a fee to Wachovia Securities, LLC, and the Partnership has agreed to pay to Wachovia, or reimburse to Federal, a portion of this fee, all in accordance with the terms of that separate letter agreement, dated of even date herewith, by and between Federal and the Partnership. Federal hereby represents and warrants that the fees described in the referenced letter agreement (the “Fee Disclosure”) represent all fees, bonuses, and other compensation paid or payable by or on behalf of the Partnership, Managing General Partner, Federal or any of their respective Affiliates to any placement agent, finder, broker, or other individual or entity (other than salaries payable to the officers and employees of the Managing General Partner) in connection with the formation of the Partnership, the Partnership’s (or any SP Subsidiary’s) acquisition of any Qualified Property concurrently upon the formation of the Partnership, and/or the purchase by the Fund Partners of their respective interests in the Partnership.

Notwithstanding anything to the contrary contained in this Agreement or any subscription or other agreement relating hereto, the Managing General Partner hereby agrees that Fund GP, the Fund or their respective Affiliates may disclose the information contained in the Fee Disclosure (i) to its or their investors, employees, agents, consultants (including, without limitation, legal counsel and accountants), prospective lenders and actual lenders, and prospective purchasers and actual purchasers in connection with any matter relating to the Partnership or the Partnership’s business, (ii) as may be reasonably necessary or desirable for reporting and regulatory purposes (including, without limitation, tax reporting), and (iii) as and to the extent required by law or court order.

Each Partner hereby represents that, except as described in the letter agreement referenced in the first paragraph of this Section 3.11(g), it has not dealt with any placement agent, broker, finder or other individual or entity in connection with this Agreement, the formation of the Partnership, the Partnership’s (or any SP Subsidiary’s) acquisition of any Qualified Property concurrently upon the formation of the Partnership, and/or the purchase by the Partners of their respective interests in the Partnership, and each Partner hereby agrees to indemnify and defend the other Partners and the Partnership and hold them each harmless from and against all liability, loss, cost, damage, and expense (including attorneys’ fees and costs incurred in the investigation, defense and settlement of the matter) which the other Partners or the Partnership shall ever suffer or incur by reason of any claim by any placement agent, broker, finder or other individual or entity, whether or not meritorious, for any compensation with respect to such indemnifying Partner’s dealings in connection with this Agreement, the formation of the Partnership, the Partnership’s (or any SP Subsidiary’s) acquisition of any Qualified Property concurrently upon the formation of the Partnership, and/or the purchase by the Partners of their respective interests in the Partnership.

Section 3.12 Exculpation.

(a) Federal. None of any Federal Partner, any Affiliate of any Federal Partner, or any officer, director, trustee or employee of any Federal Partner or its Affiliate shall be liable, responsible or accountable in damages or otherwise to the Partnership or any other Partner for any act or omission on behalf of the Partnership, in good faith and within the scope of the authority conferred on Federal GP as Managing General Partner under this Agreement or otherwise under this Agreement, as the case may be, or by law, unless such act or failure to act (i) is or results in a breach of any representation, warranty or covenant of any Federal Partner contained in this Agreement, which breach had or has a material adverse effect on the Partnership or the Fund Partners and is not cured within fifteen (15) days after notice thereof is delivered to Federal GP by any Fund Partner, (ii) was fraudulent or committed in bad faith or (iii) constituted gross negligence or willful misconduct. Notwithstanding anything in the preceding sentence to the contrary, if any Federal Partner or any Affiliate of a Federal Partner enters into a separate agreement to provide services for the Partnership or any SP Subsidiary (such as a Management Agreement), then the liabilities and obligations of such Federal Partner or Affiliate, in its capacity as service provider under such agreement, shall be governed by the terms and provisions of such service agreement, and the terms and provisions hereof shall not exculpate or exonerate such Person from any obligation or liability under such agreement or at law (except to the extent expressly so provided in such service agreement).

(b) The Fund. None of any Fund Partner, the Advisor, any Affiliate of any Fund Partner or the Advisor, or any officer, director or employee of any Fund Partner, the Advisor, or their respective Affiliates shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any other Partner for any act or omission on behalf of the Partnership, in good faith and within the scope of authority conferred on any such Person under this Agreement or by law, unless such act or failure to act (i) is or results in a breach of any representation, warranty or covenant of any Fund Partner contained in this Agreement, which breach had or has a material adverse effect on the Partnership or any Federal

Partner and is not cured within fifteen (15) days after notice thereof is delivered to Fund GP by any Federal Partner, (ii) was fraudulent or committed in bad faith or (iii) constituted gross negligence or willful misconduct. Notwithstanding anything in the preceding sentence to the contrary, if any Fund Partner or any Affiliate of a Fund Partner enters into a separate agreement to provide services for the Partnership or any SP Subsidiary (such as a Management Agreement), then the liabilities and obligations of such Fund Partner or Affiliate, in its capacity as service provider under such agreement, shall be governed by the terms and provisions of such service agreement, and the terms and provisions hereof shall not exculpate or exonerate such Person from any obligation or liability under such agreement or at law (except to the extent expressly so provided in such service agreement).

(c) Survival. The provisions of this Section 3.12 shall survive any termination of the Partnership or this Agreement.

Section 3.13 Indemnification.

(a) By the Partnership. The Partnership shall indemnify, defend and hold harmless any Person (an “Indemnified Party”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of any act or omission or alleged act or omission arising out of such Indemnified Party’s activities on behalf of the Partnership or in furtherance of the interest of the Partnership as (i) a Partner or an officer, director, employee, Affiliate or agent of a Partner or (ii) the Managing General Partner, Other General Partner, Advisor or an officer, director, employee, Affiliate or agent of any of them, against personal liability, claims, losses, damages, and expenses for which such Indemnified Party has not been reimbursed by insurance proceeds or otherwise (including attorneys’ fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such Indemnified Party in connection with such action, suit or proceeding and any appeal therefrom, unless such Indemnified Party (A) acted fraudulently, in bad faith or with gross negligence or willful misconduct, or (B) by such act or failure to act breached any representation, warranty or covenant contained in this Agreement, which breach had or has a material adverse effect on the Partnership or any Partner and is not cured within fifteen (15) days after notice thereof by the aggrieved Partner(s). In addition to the foregoing, the Partnership shall indemnify, defend and hold harmless any Partner (or any Affiliate of any Partner) who executes and delivers any recourse obligations guaranty, environmental indemnity or similar agreement in favor of a lender in connection with any loan made to an SP Subsidiary or the Partnership, or assumes, in writing, any other personal liability or obligation pertaining to or arising from any such loan, in each event in accordance with this Agreement, unless (and except to the extent that) any such liability or obligation is/are incurred as a result of (x) any fraud, bad faith, gross negligence, or willful misconduct of such Partner or its Affiliate(s) or (y) any breach or default by such Partner (or its Affiliate) of any representation, warranty or covenant contained in this Agreement, which breach had or has a material adverse effect on the Partnership or any Partner and is not cured within fifteen (15) days after delivery of notice thereof to the breaching or defaulting party. Any indemnity by the Partnership under this Agreement shall be provided out of, and to the extent of, Partnership revenues and assets only, and no Partner shall have any personal liability on account of the Partnership’s obligations under this Agreement, provided, however, that each Partner shall nevertheless have full personal liability for the indemnification obligations of such Partner pursuant to this Section 3.13 below. The indemnification provided under this Section 3.13 shall (x) be in addition to, and shall not limit or diminish, the coverage of the Partners or any Affiliates under any insurance maintained by the Partnership and (y) apply to any legal action, suit or proceeding commenced by a Partner or in the right of a Partner or the Partnership. The indemnification provided under this Section 3.13 shall be a contract right and shall include the right to be reimbursed for reasonable expenses incurred by any such Indemnified Party within thirty (30) days after such expenses are incurred. Notwithstanding the foregoing to the contrary, if any Partner or any Affiliate of a Partner enters into a separate agreement to provide services for the Partnership or any SP Subsidiary (such as a Management Agreement), then the rights (including rights to indemnification), liabilities and obligations of such Partner or Affiliate, in its capacity as service provider under such agreement, shall be governed by the terms and provisions of such service agreement, and the terms and provisions hereof shall not apply nor shall the Partnership or any SP Subsidiary be obligated to indemnify such Partner or Affiliate (except to the extent expressly so provided in such service agreement).

(b) By Federal. Federal shall indemnify, defend and hold harmless the Fund Partners and the Advisor from and against any liabilities, claims, losses, damages, and expenses incurred by the Fund Partners or the Advisor (including attorneys’ fees, judgments, fines and amounts paid in settlement) as a result of any act or omission by any Federal Partner which (i) constitutes or results in a breach of any representation, warranty or covenant of any Federal Partner contained in this Agreement, which breach had or has a material adverse effect on any Fund Partner, or the Advisor and is not cured within fifteen (15) days after notice thereof from the aggrieved Fund Partner or Advisor, (ii) was performed or omitted fraudulently or in bad faith, or (iii) constituted gross negligence or willful misconduct.

(c) By Fund. Fund shall indemnify, defend and hold harmless the Federal Partners from and against any liabilities, claims, losses, damages, and expenses incurred by the Federal Partners (including attorneys’ fees, judgments, fines and amounts paid in settlement) as a result of any act or omission by any

Fund Partner which (i) constitutes or results in a breach of any representation, warranty or covenant of any Fund Partner contained in this Agreement, which breach had or has a material adverse effect on any Federal Partner and is not cured within fifteen (15) days after notice thereof from the aggrieved Federal Partner, (ii) was performed or omitted fraudulently or in bad faith or (iii) constituted gross negligence or willful misconduct.

Section 3.14 Fiduciary Responsibility. Subject to the provisions set forth in Section 3.9 and Section 3.12(a) hereof, the Managing General Partner acknowledges that it is under a common law fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership and the Partners and consequently must exercise good faith and integrity in handling Partnership affairs.

Section 3.15 REIT Savings Provision. Notwithstanding any provision of this Agreement to the contrary, neither the Partnership nor the Managing General Partner shall take or omit to take any action that (i) could adversely affect the status of either Federal or Clarion REIT as a real estate investment trust as defined in Section 856 of the Code; (ii) is reasonably likely to result in the imposition of an excise tax on either Federal or Clarion REIT; or (iii) could cause any Partner’s distributive share or interest in the Partnership assets, or the gross income of the Partnership, not to satisfy the real estate investment trust provisions of the Code. In no event shall the Managing General Partner be liable for any action or omission in compliance with this Section 3.15.

ARTICLE IV

BOOKS AND RECORDS; REPORTS TO PARTNERS

Section 4.1 Books. The Managing General Partner shall maintain or cause to be maintained separate, full and accurate books and records of the Partnership, and any Partner or any authorized representative of any Partner, including the Advisor, shall have the right to inspect, examine and copy the same and to meet with employees of the Managing General Partner responsible for preparing the same at reasonable times during business hours and upon reasonable notice. So long as Federal GP or any Affiliate of Federal is the Managing General Partner, all policies of the Partnership with respect to the maintenance of such books and records shall be subject to approval by all of the Partners.

Section 4.2 Monthly and Quarterly Reports.

(a) Monthly Reports. The Managing General Partner shall prepare and distribute to the Other General Partner and the Advisor within fifteen (15) days after the last day of each month a report with respect to the Partnership and each Qualified Property, including, without limitation, an operating statement for the Partnership and each Qualified Property for each monthly period and year-to-date showing variances from the Annual Budget portion of the Annual Plan and, for each Qualified Property, a schedule of aged accounts receivable, an occupancy and leasing status report, and a rent roll.

(b) Quarterly Reports. The Managing General Partner shall, no later than the twentieth (20th) day of the third (3rd) month of each fiscal quarter,

(i) prepare and distribute to the Other General Partner and the Advisor a year-to-date consolidated report with respect to the Partnership (with the last month of each such report comprised of forecasted, rather than actual, results), prepared in accordance with generally accepted accounting principles, consistently applied, including (a) a balance sheet, (b) a profit and loss statement, (c) a statement of changes in the Partners’ Capital Accounts, (d) a cash flow and distribution statement, (e) a report briefly describing each variance from the applicable budget line item in the consolidated Annual Budget portion of the Annual Plan and any fees, costs or expenses incurred by the Partnership or any SP Subsidiary that do not constitute Permitted Expenses, (f) calculations in sufficient detail to verify the accuracy of all fees and other amounts paid or payable to the Property Manager under the Management Agreement, (g) bank reconciliation reports, and (h) such other reports as any Partner may reasonably request; and

(ii) prepare and distribute to the Other General Partner and the Advisor simultaneously with each quarterly report a report with respect to each Qualified Property, including an operating statement for the quarter and year-to-date showing each variance from the budget line items in the Annual Budget portion of the Annual Plan, and a narrative describing material market changes (as determined in good faith by the Managing General Partner or Property Manager), and material changes in property operations, physical condition, capital expenditures and leasing and occupancy.

Section 4.3 Annual Reports. The Managing General Partner shall prepare and distribute to the Other General Partner and the Advisor within twenty-five (25) days after the end of each fiscal year financial statements with respect to the Partnership, which include the items set forth in clauses (i) and (ii) of Section 4.2(b) above with respect to such fiscal year. Such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, and shall be audited at the Partnership’s expense by such nationally recognized firm of independent certified public accountants selected by the Managing General Partner with the consent of the Other General Partner as provided in Section 4.8 hereof. All reports delivered pursuant to this Section 4.3 shall also include unaudited calculations in sufficient detail to verify the accuracy of all fees and other amounts paid or payable to the Property Manager pursuant to the terms of this Agreement and/or the Management Agreement and such other reports as any Partner may reasonably request.

Section 4.4 Appraisals; Additional Reports.

(a) Appraisals. The Advisor expects to cause each Qualified Property to be appraised, at the Fund Partners’ or Advisor’s expense, each calendar quarter by a third-party appraiser selected by the appraisal management firm for the Lion Fund. The Managing General Partner and the Property Manager shall reasonably cooperate with such appraiser in connection with any such appraisal, shall provide such information to the appraiser as is reasonably requested by the appraiser to the extent the same has not been previously provided to the Advisor and, no more frequently than once per calendar quarter, shall cause its employees to be reasonably available to meet with and answer questions of the appraiser so as to enable the appraiser to compete its appraisals in a timely manner. None of the Managing General Partner, the Property Manager, the Fund Partners or the Advisor shall have any liability with respect to any acts or actions taken by an appraiser, including but not limited to appraisals.

(b) Additional Reports. The Managing General Partner shall prepare and distribute to the Partners such additional financial, property, investment and other reports regarding the Partnership, the Qualified Properties or any related matter as any Partner may reasonably request, including without limitation information necessary to enable the Advisor to provide the Fund Partners with a valuation of their respective Percentage Interests and/or Partnership Interests. To the extent any Partner deems it appropriate or necessary, the Managing General Partner agrees to reasonably cooperate in any audit or examination conducted by such Partner or its consultants of any of the information contained in any report delivered pursuant to this Article IV.

Section 4.5 Accountants; Tax Returns.

(a) The Managing General Partner shall engage such nationally recognized firm of independent certified public accountants approved by the Other General Partner as provided in Section 4.8 hereof (but only if and to the extent that such approval is required pursuant to said Section 4.8) to review, or to sign as preparer, all federal, state and local tax returns which the Partnership is required to file.

(b) On or before January 15th of each year, the Managing General Partner shall prepare and distribute to the Partners a statement of the Partnership’s estimated taxable earnings for the prior calendar year.

(c) The Managing General Partner will furnish to each Partner within forty-five (45) days after the end of each calendar year, or as soon thereafter as is practicable, a Schedule K-1 or such other statement as is required by the Internal Revenue Service which sets forth such Partner’s share of the profits or losses and other relevant fiscal items of the Partnership for such fiscal year.

(d) The Managing General Partner shall deliver to the Partners copies of all federal, state and local income tax returns and information returns, if any, which the Partnership is required to file.

Section 4.6 Accounting and Fiscal Year. The Managing General Partner shall keep the Partnership books and records on the accrual basis. The fiscal year of the Partnership shall end on December 31.

Section 4.7 Partnership Funds.

(a) Generally. The funds of the Partnership shall be deposited into such account or accounts as are designated by the Managing General Partner; provided that, at least one of the signatories for each account of the Partnership or any SP Subsidiary shall be a Person designated in writing by the Other General Partner from time to time. All withdrawals from or charges against such accounts shall be made by the Managing General Partner or by those Persons designated from time to time by the Managing General Partner or the Other General Partner (provided that, Persons designated by the Other General Partner will not make any withdrawals from or charges against such accounts prior to the occurrence of any of the events with respect to the Managing General Partner described in Section 3.1(a) above).

(b) Restrictions on Deposits. Pending distribution or expenditure in accordance with the terms of this Agreement, funds of the Partnership may be invested, in the reasonable discretion of the Managing General Partner, in United States government obligations, insured obligations which are rated not lower than AA by Standard & Poor’s or have a comparable rating from a nationally recognized rating agency, collateralized bank time deposits, repurchase agreements, money market funds, commercial paper which is rated not lower than P-1, certificates of deposit which are rated not lower than AA by Standard & Poor’s or have a comparable rating from a nationally recognized rating agency, banker’s acceptances eligible for purchase by the Federal Reserve and bonds and other evidences of indebtedness and preferred stock which are rated not lower than AA by Standard & Poor’s or are of a comparable credit quality.

Section 4.8 Attorneys and Accountants. The initial accountants for the Partnership shall be Grant Thornton LLP, and so long as Federal GP or any Approved Federal Party is the Managing General Partner, the accountants may be replaced by the Managing General Partner only with the prior written approval of the Other General Partner, and provided that, except as otherwise provided in this sentence above, the accounting firm for the Partnership must be among the four (4) largest accounting firms in the United States when chosen and must provide accounting services at market rates. The attorneys for the Partnership may be selected by the Managing General Partner, but so long as Federal GP or any Approved Federal Party is the Managing General Partner, the Other General Partner must first approve, in writing, any attorneys retained in connection with (a) any Significant Litigation, (b) any advice, matter or dispute involving the Partnership and/or any SP Subsidiary and relating to the Employee Retirement Income Security Act of 1974, as amended, or (c) any advice, matter or dispute relating to actual or alleged “unrelated business taxable income” (as defined in the Code) of the Partnership or any SP Subsidiary. The Partners specifically acknowledge and agree that Mayer, Brown, Rowe & Maw LLP (“MBR&M”) and/or Shaw Pittman LLP (“Shaw Pittman”) shall be permitted to render legal advice and to provide legal services to the Partnership from time to time, and each Partner covenants and agrees that such representation of the Partnership by MBR&M and/or Shaw Pittman shall not alone (i) result in the existence of an attorney/client relationship between MBR&M, on the one hand, and the Federal Partners (and/or their Affiliates), on the other hand; (ii) result in the existence of an attorney/client relationship between Shaw Pittman, on the one hand, and the Fund Partners or Advisor (and/or their Affiliates), on the other hand; and/or (iii) disqualify MBR&M and/or Shaw Pittman from providing legal advice and legal services as set forth in Section 12.17(a) and 12.17(b) of this Agreement at any time in the future.

ARTICLE V

CONTRIBUTIONS

Section 5.1 Capital Contributions.

(a) Generally; Percentage Interests. Each Partner shall make an Initial Capital Contribution to the Partnership in an amount and at such time as the Partners have agreed. Except as provided in this Section 5.1, (i) no Partner shall be obligated to make any Additional Capital Contribution, Extraordinary Funding or Partnership Overhead Contribution to the Partnership and (ii) any Additional Capital Contribution, Extraordinary Funding or Partnership Overhead Contribution shall be made by the Partners in proportion to their respective Percentage Interests as determined at the time of the Capital Call, Extraordinary Call or Partnership Overhead Contribution. The Partners shall have the Percentage Interests in the Partnership set forth opposite each Partner’s name on Schedule 2 hereto, as may be adjusted from time to time pursuant to Section 5.1(e) or 5.1(f) hereof.

(b) Additional Capital Contributions. If the Partnership requires capital to acquire an Approved Qualified Property, the Managing General Partner shall be entitled to require an additional Capital Contribution (an “Additional Capital Contribution”) from the Partners in an amount not in excess of the amount necessary to acquire such Approved Qualified Property plus the Acquisition Fee, the Financing Fee (unless such Financing Fee is paid from the proceeds of the applicable financing), all other fees, costs and expenses incurred in connection with obtaining financing for the Approved Qualified Property (but only to the extent that such other fees, costs and expenses are not funded from proceeds of such financing), all of Federal’s in-house legal fees incurred in connection with such acquisition and any related financing (but only to the extent that such fees are payable by the Partnership pursuant to Section 3.10(c)(iv) above), and all reasonable and customary fees, costs and expenses incurred by the Partnership for Third Parties retained in connection with or attributable to the Acquisition Activities; provided that (i) each Partner shall be required to contribute as an Additional Capital Contribution the amount determined by multiplying such Partner’s Percentage Interest by the amounts described in this sentence immediately above and (ii) no Partner shall be required to contribute the amount described in clause (i) above if such amount, when added to the total of all of such Partner’s prior Capital Contributions (excluding all Default Contributions), exceeds such Partner’s Capital Commitment. If the Managing General Partner shall provide to the Partners a written notice calling for Additional Capital Contributions (any such notice, a “Capital Call”) setting forth the total amount of capital required, the amount that each Partner is required to contribute as such Partner’s Additional Capital Contribution (as determined pursuant to clause (i) above), and the due date on which the Managing General Partner is requiring that such Additional Capital Contributions be contributed to the Partnership, which due date shall be at least ten (10) Business Days after the date on which the Partners actually received the Capital Call and not more than one (1) Business Day prior to the scheduled closing of the acquisition of such Approved Qualified Property; each Partner shall contribute such Partner’s Additional Capital Contribution in immediately available funds on or before such due date. If the acquisition of an Approved Qualified Property fails to close and the Managing General Partner determines that there will not be a closing within fifteen (15) days of the date of the originally scheduled closing, (x) the Managing General Partner shall inform the Partners of such failure and return each Partner’s Additional Capital Contribution made with respect thereto and (y) each Partner’s Capital Contribution and Capital Contributions Account balances shall be restored to the levels thereof immediately prior to the making of such Additional Capital Contributions. If, at any time after the Partners have each made aggregate Capital Contributions (excluding Default Contributions) that equal or exceed their Capital Commitment, the Partners elect to contribute additional capital, the Partners shall contribute such additional capital in accordance with their respective Percentage Interests. A Partner may contribute to the Partnership an Approved Qualified Property, or an equity interest therein, pursuant to a Contribution Agreement and receive Initial Capital Contribution or Additional Capital Contribution, as the case may be, credit for such contribution.

(c) Extraordinary Fundings. The Partners may be required to make Extraordinary Capital Contributions (as defined below) from time to time pursuant to (and in accordance with) this Section 5.1(c) below.

(i) If the Partnership requires additional funds to cover any costs and expenses for which a Qualified Property (or the SP Subsidiary that owns such

Qualified Property) has insufficient funds, then unless the General Partners agree to fund such deficits from the revenues of another Qualified Property pursuant to Section 3.4 hereof, the Managing General Partner may make a written request therefor (any such request, an “Extraordinary Call”) setting forth the amount requested and the due date therefor, which due date shall be at least ten (10) Business Days after the date on which the Partners actually receive the Extraordinary Call. The Other General Partner shall have the right to approve or disapprove any Extraordinary Call (provided that, notwithstanding the foregoing, any Extraordinary Call for amounts required to pay any Permitted Expense that cannot be paid from available revenues of the Qualified Property [or the SP Subsidiary that owns such Qualified Property] or proceeds of a financing obtained by the applicable SP Subsidiary will be deemed approved by the Other General Partner for all purposes hereunder). If the Other General Partner elects or is deemed to elect to approve an Extraordinary Call, then each Partner shall be required to fund an amount equal to the amount determined by multiplying such Partner’s Percentage Interest by the amount set forth in such approved Extraordinary Call (the total amount required to be funded pursuant to each such Extraordinary Call, an “Extraordinary Funding”). If the Other General Partner elects not to approve (and is not deemed to approve) an Extraordinary Call, then no Partner shall have any obligation (or right) to fund such disapproved Extraordinary Call or make any such Extraordinary Capital Contribution (defined below), and the Managing General Partner may elect, in its discretion, to cover such shortfall in funds by Partnership borrowings (which borrowings will be subject to the approval of the Other General Partner if and to the extent provided by Section 3.4 hereof); provided that, such Managing General Partner shall not be required to rely on its own credit or expend its own funds to cover such shortfall (except to the extent of its indemnification obligations under Section 3.13 of this Agreement). A Partner’s share of any Extraordinary Funding shall be made as a supplementary Capital Contribution by such Partner to the Partnership (any such contribution, an “Extraordinary Capital Contribution”). Each Partner shall contribute its Extraordinary Capital Contribution in immediately available funds on or before the due date to which the Partners agreed in the Extraordinary Call.

(ii) Notwithstanding the foregoing provisions of this Section 5.1(c) to the contrary, if the Managing General Partner requests the Other General Partner’s approval of any Extraordinary Call for an amount (A) that is required in order to prevent the occurrence of an event of default on the part of an SP Subsidiary or the Partnership under any financing that is secured by a Qualified Property and (B) that is not otherwise available or obtainable from revenues of the applicable Qualified Property or proceeds of any financing obtained or obtainable by the SP Subsidiary that owns such Qualified Property prior to the ripening of such event of default, and if the Other General Partner fails to approve (and is not deemed to approve) such Extraordinary Call (and make its and its Related Partner’s Extraordinary Capital Contributions required thereby) before the

Business Day prior to the date that the failure to pay such amount will ripen into an event of default, then the Managing General Partner may advance such sums as may be necessary in order to prevent the occurrence of such event of default. If the Managing General Partner advances any sums in order to prevent the occurrence of an event of default pursuant to the immediately preceding sentence, then the Managing General Partner shall, concurrently with the making of such advance, deliver to the Other General Partner written notice that the Managing General Partner has made such advance and specifying the Extraordinary Funding required to reimburse the Managing General Partner for such advance (an “Extraordinary Advance Notice”). If, prior to the date that the Qualified Property is transferred to the Managing General Partner or its designee pursuant to this Section 5.1(c)(ii) below, the Other General Partner approves the Extraordinary Funding described in the Extraordinary Advance Notice, and the Other General Partner and its Related Partner make their respective Extraordinary Capital Contributions required thereby, or the Other General Partner authorizes the use of revenues or proceeds derived from any other Qualified Property to satisfy the Extraordinary Funding and the General Partners agree upon an amendment to this Agreement that addresses the treatment of such payment or deficit funding from one Qualified Property to another Qualified Property (as required by Section 3.4(xii)), then (1) if the Other General Partner and its Related Partners make Extraordinary Capital Contributions, the entire sum of such Extraordinary Capital Contributions will be distributed by the Partnership to reimburse the Managing General Partner for a portion of the amounts previously advanced by the Managing General Partner in respect of such loan, and the aggregate amount of such advance that is not reimbursed to such Managing General Partner from such Extraordinary Capital Contributions shall be deemed to constitute the Managing General Partner’s and its Related Partner’s respective Extraordinary Capital Contributions required by such Extraordinary Advance Notice, or (2) if the Other General Partner authorizes the use of revenues or other proceeds from another Qualified Property to satisfy such Extraordinary Funding and the General Partners agree upon an amendment to this Agreement that addresses the treatment of such payment or deficit funding from one Qualified Property to another Qualified Property, then all such revenues and proceeds will be paid to the Managing General Partner to reimburse such Managing General Partner for the amounts previously advanced by such Managing General Partner. If, within five (5) Business Days after the Other General Partner’s receipt of an Extraordinary Advance Notice, the Other General Partner fails to approve the Extraordinary Funding requested pursuant to such Extraordinary Advance Notice, and the General Partners fail to agree upon the utilization of revenues or other proceeds from another Qualified Property to pay the amounts that are the subject of the Extraordinary Advance Notice (or the General Partners fail to agree upon an amendment to this Agreement that addresses the treatment of such payment or deficit funding from one Qualified Property to another Qualified Property), then the Managing General Partner may, at its election at any time from and after the expiration of such five (5) Business Day period, acquire the Qualified Property that is secured by the subject debt on the terms and conditions of this Section 5.1(c)(ii) below. In addition to the foregoing, if the Other General Partner approves any such Extraordinary Funding requested pursuant to an Extraordinary Advance Notice but fails to make its and its Related Partner’s Extraordinary Capital Contributions within ten (10) Business Days after receipt of the Extraordinary Advance Notice, then the Managing General Partner may, at its election at any time from and after the expiration of such ten (10) Business Day period, acquire the Qualified Property that is secured by the subject debt on the terms and conditions of this Section 5.1(c)(ii) below. If the Managing General Partner elects to acquire the Qualified Property that is secured by the subject debt pursuant to this Section 5.1(c)(ii), then the Managing General Partner shall acquire such Qualified Property on an “as-is, where-is” basis, without any covenant, representation or warranty of any kind or nature from the SP Subsidiary, the Partnership or any of the Partners or any of their respective Affiliates, for a total purchase price of $1. If the Managing General Partner elects to purchase such Qualified Property for a total purchase price of $1, then the Partnership and SP Subsidiary shall execute such instruments and documents as may be reasonably necessary to transfer title to such Qualified Property to the Managing General Partner or its designee, the Managing General Partner shall execute and deliver such “as-is” certifications, assumptions, indemnities and releases as the Other General Partner may reasonably require in order to evidence the “as-is” nature of the transfer and to fully release the SP Subsidiary and Partnership from any and all obligations and/or liabilities relating to the Qualified Property, and the Qualified Property shall be transferred to the Managing General Partner or its designee in accordance with such documentation described hereinabove. The Managing General Partner (or its designee who acquires such Qualified Property) shall expressly, in writing, assume all obligations and liabilities relating to the Qualified Property, whether accruing prior to, on or after the date of transfer of such Qualified Property. Any and all fees, costs and expenses incurred in connection with the transfer of such Qualified Property shall be borne and paid solely by the Managing General Partner, and neither the SP Subsidiary nor the Partnership shall have any obligation or liability for any such fees, costs or expenses.

(iii) Notwithstanding the foregoing provisions of this Section 5.1(c) to the contrary, the Managing General Partner may, if necessary in order to prevent the occurrence of any “event of default” by an SP Subsidiary under any agreement to which such SP Subsidiary is a party (including, without limitation, any loan documents as provided in subsection (ii) above), advance amounts to the SP Subsidiary to make such payment; provided that, such amounts shall be reimbursed to the Managing General Partner, without interest, only from (A) an Extraordinary Funding and only if and to the extent that such Extraordinary Funding is approved or deemed approved by the Other General Partner hereunder or (B) prior to the payment of any distributions to any Partner under Section 7.1 hereof, revenues or other proceeds of the applicable Qualified Property. In no event shall any amounts advanced by the Managing General Partner be deemed to constitute a Capital Contribution of such Managing General Partner, unless and except to the extent that the amount advanced becomes an Extraordinary Funding that is approved (or deemed approved) by the Other General Partner in accordance with this Section 5.1(c), and such amount is deemed to constitute the Managing General Partner’s and/or its Related Partner’s Extraordinary Capital Contribution hereunder. If (1) the Managing General Partner advances any amounts pursuant to (and in accordance with) Section 5.1(c)(ii) or this Section 5.1(c)(iii), (2) the Other General Partner ultimately approves the advance as an Extraordinary Funding, and (3) the Other General Partner and its Related Partner fail to make their respective Extraordinary Capital Contributions on or before the latest date that such Extraordinary Capital Contributions would be due pursuant to this Section 5.1(c), then the Other General Partner and its Related Partner shall pay to the Managing General Partner, in addition to the Extraordinary Capital Contribution that will be distributed by the Partnership to such Managing General Partner, interest on such Other General Partner’s and Related Partner’s required Extraordinary Capital Contributions from the latest date that such Extraordinary Capital Contributions are due until they are actually made at the rate of interest accruing on Default Loans pursuant to Section 5.1(e) below. Any interest payable to the Managing General Partner pursuant to the preceding sentence shall not be deemed to constitute a Capital Contribution of the Other General Partner or its Related Partner.

(d) Partnership Overhead Contributions. A Partner shall be obligated, in accordance with the provisions of this Section 5.1(d), to make cash contributions to the Partnership (“Partnership Overhead Contributions”) to fund Partnership Overhead Expenses if the Net Cash Flow from Operations, Net Cash from Refinancings and Net Cash from Sales applied to pay Partnership Overhead Expenses pursuant to Section 7.2 are insufficient to satisfy such Partnership Overhead Expenses. To the extent that a Partner’s share of the Net Cash Flow from Operations, Net Cash from Refinancings and Net Cash from Sales applied to pay Partnership Overhead Expenses pursuant to Section 7.2 is insufficient to satisfy such Partner’s obligations under Section 7.2, the Managing General Partner shall notify each such Partner in writing of the amount that such Partner shall be obligated to contribute to the Partnership, as a Partnership Overhead Contribution, in order to satisfy such obligations. Each such Partner shall make its Partnership Overhead Contribution, by check or in immediately available funds, to such account as the Managing General Partner shall have specified in its notice, within five (5) Business Days after receipt of such notice from the Managing General Partner. Partnership Overhead Contributions shall not be included in the Capital Contributions Account for any Qualified Property except to the extent funded as Default Contributions, but will be deemed to constitute Capital Contributions for purposes of determining the Percentage Interests of the Partners.

(e) Failure to Fund an Additional Capital Contribution, Extraordinary Capital Contribution or Partnership Overhead Contribution. If any Partner (a “Defaulting Partner”) fails to make any Additional Capital Contribution, Extraordinary Capital Contribution or Partnership Overhead Contribution which it is required to make under this Section 5.1 by the due date therefore, then any non-defaulting Partner (a “Non-Defaulting Partner”) may, at its election, either (1) make an Additional Capital Contribution, Extraordinary Capital Contribution or Partnership Overhead Contribution to the Partnership in an amount (a “Default Contribution”) equal to the amount that the Defaulting Partner failed to contribute (the “Default Amount”), in which event the Percentage Interests of the Partners will be adjusted as provided in subsection (i) below or (2) make a default loan (a “Default Loan”) to the Defaulting Partner in an amount equal to the sum of the Default Amount on the terms described in subsection (ii) below. Nothing contained in this Section 5.1(e) will limit or otherwise modify any other rights or remedies of the Partners (including those of the Managing General Partner) expressly set forth in this Agreement.

(i) If a Non-Defaulting Partner elects to make a Default Contribution equal to the Default Amount, then except as otherwise expressly provided by the last paragraph of this Section 5.1(e)(i) below, the Percentage Interests of all of the Partners shall be adjusted immediately following the making of such Default Contribution as provided in this Section 5.1(e)(i) below. For purposes of determining the Percentage Interests of the Partners hereunder, the Non-Defaulting Partner who made such Default Contribution will be deemed to have made a Capital Contribution to the Partnership equal to the product of (x) the Default Amount multiplied by (y) 2, and the Percentage Interests of the Partners shall be thereafter calculated pursuant to the definition of “Percentage Interests” in Article I hereof. For example, if (1) the total Percentage Interests and Capital Contributions of each Partner prior to an Extraordinary Call equaled .100% and $50,000 for Federal GP, .100% and $50,000 for Fund GP, 29.900% and $14,950,000 for Federal, and 69.900% and $34,950,000 for Fund, (2) the Partnership made an Extraordinary Call for $10,000,000, (3) Fund GP and Fund made their respective Extraordinary Capital Contributions in the amounts of $10,000 and $6,990,000, respectively, but Federal GP and Federal failed to make their respective Extraordinary Capital Contributions in the amounts of $10,000 and $2,990,000, respectively, and (4) the Fund made a Default Contribution as a result of Federal GP’s and Federal’s failure in the amount of $3,000,000, THEN the deemed Capital Contributions for purposes of calculating the Percentage Interest of each Partner would thereafter equal $60,000 in the case of Fund GP (i.e., $50,000 previous Capital Contributions + $10,000 Extraordinary Capital Contribution), $47,940,000 in the case of the Fund (i.e., $34,950,000 previous

Capital Contributions + $6,990,000 Extraordinary Capital Contribution + [2 x $3,000,000 Default Amount = $6,000,000 Default Contribution]), $50,000 in the case of Federal GP, and $14,950,000 in the case of Federal. The Percentage Interest of each Partner would thereafter equal .095% in the case of Fund GP, 76.095% in the case of the Fund, ..080% in the case of Federal GP, and 23.730% in the case of Federal.

The adjustment of the Percentage Interests of the Partners hereunder shall constitute satisfaction of the Default Amount and shall cure the Defaulting Partner’s default hereunder and the Default Contribution shall constitute a Capital Contribution made by the Non-Defaulting Partner and shall be credited to the Capital Account and Capital Contributions Account of the Non-Defaulting Partner; provided that, the Default Amount shall be included in the calculation of the aggregate Additional Capital Contributions, Extraordinary Capital Contributions and/or Partnership Overhead Contributions that a Partner failed to make for purposes of this paragraph below, Section 5.1(e)(ii) below or Section 8.3(a)(iv) below. Notwithstanding the foregoing, the provisions of this Section 5.1(e) shall not be applied against any Fund Partner, as the Defaulting Partner, during the occurrence and continuance of any material default by Federal GP or any other Approved Federal Party, in its capacity as Managing General Partner, of its obligations under this Agreement, or by the Property Manager of its obligations under any Management Agreement, and neither Fund Partner shall be obligated to make an Additional Capital Contribution, Extraordinary Capital Contribution or Partnership Overhead Contribution to the Partnership pursuant to this Agreement unless and until any such material default by Federal GP or such Approved Federal Party, in its capacity as Managing General Partner, or the Property Manager, as the case may be, has been cured to the reasonable satisfaction of the Fund GP. In addition, if Federal, Federal GP or any other Affiliate of Federal who is then a Partner fails to make Additional Capital Contributions, Extraordinary Capital Contributions and/or Partnership Overhead Contributions required to be made under the terms of this Agreement in an aggregate amount over the life of the Partnership in excess of $5,000,000, which failure or failures has/have not been cured within the cure periods provided in this Section 5.1(e), then at any time thereafter Fund GP shall have the right to remove the Managing General Partner as provided in Section 8.3 hereof.

Any Default Contribution made in respect of any failed Partnership Overhead Contribution shall be allocated, for purposes of this Agreement, among all Qualified Properties then owned, directly or indirectly, by the Partnership in accordance with the relative aggregate Capital Contributions made by the Partners in connection with the initial acquisition of each such Qualified Property. For example, if a Partner fails to make a Partnership Overhead Contribution in the amount of $50,000, another Partner makes a Default Contribution in respect of such Partnership Overhead Contribution, the Partnership at the time owns two

Qualified Properties, and the Partners made Capital Contributions in the aggregate amount of $7,000,000 to acquire Property A and $3,000,000 to acquire Property B, then the Partner making the Default Contribution shall be deemed to have made a Default Contribution in the aggregate amount of $100,000 (i.e., 2 x $50,000 = $100,000), which Default Contribution will be allocated $70,000 to Property A (i.e., [$7,000,000/$10,000,000 = 70%] x $100,000 = $70,000) and $30,000 to Property B (i.e., [$3,000,000/$10,000,000 = 30%] x $100,000 = $30,000).

Notwithstanding anything to the contrary stated hereinabove, if within ten (10) Business Days after the date upon which a Non-Defaulting Partner makes a Default Contribution, the Defaulting Partner pays to such Non-Defaulting Partner an amount equal to the entire Default Amount (which amount shall constitute a Capital Contribution of such Defaulting Partner to the Partnership), plus interest (at the rate accruing on Default Loans pursuant to Section 5.1(e)(ii) below) on such Default Amount from the date that the Non-Defaulting Partner made the Default Contribution until the date of such payment by the Defaulting Partner to the Non-Defaulting Partner (which interest shall not constitute, or be deemed to constitute, a Capital Contribution of such Defaulting Partner to the Partnership), then the Defaulting Partner’s default will be deemed cured, and (A) the Percentage Interests of the Partners will not be adjusted (or deemed to have been at any time adjusted) as provided in this Section 5.1(e)(i) on account of such Default Amount, and (B) the Default Amount shall not be deemed to constitute a failed Additional Capital Contribution, Extraordinary Capital Contribution or Partnership Overhead Contribution for purposes of the calculation specified in this Section 5.1(e)(i) above, Section 5.1(e)(ii) below or Section 8.3(a)(iv) below.

(ii) If a Non-Defaulting Partner elects to make a Default Loan to the Defaulting Partner, then such Default Loan shall not be a personal obligation of the Defaulting Partner; provided that, such Default Loan shall be payable or collectible out of Net Cash Flow from Operations, Net Cash from Refinancings, and/or Net Cash from Sales otherwise distributable or payable to such Defaulting Partner pursuant to and in accordance with Section 7.1 below. The outstanding balance of all Default Loans made pursuant to this Section 5.1(e) shall bear interest at the rate of fifteen percent (15%) per annum, from time to time, compounded monthly, while such Default Loans remain outstanding; provided that, the interest rate shall in any event be limited to the highest rate that the lending Partner is permitted to recover under applicable law. All amounts allocated from such Defaulting Partner’s distributions to repay Default Loans pursuant to Section 7.1(a), Section 7.1(b) and/or Section 7.1(c) below shall be applied and paid first to the payment of accrued interest on any Default Loans, pari passu and pro rata in accordance with the then outstanding balance thereof, and then to the payment of principal of any such Default Loans, pari passu and pro rata in accordance with the then outstanding balance thereof, before any amounts are distributed to the Defaulting Partner pursuant to said Sections 7.1(a), 7.1(b) or 7.1(c). In addition, if Federal, Federal GP or any other Affiliate of Federal who is then a Partner fails to make Additional Capital Contributions, Extraordinary Capital Contributions and/or Partnership Overhead Contributions that are required to be made pursuant to the terms of this Agreement in an aggregate amount over the life of the Partnership in excess of $5,000,000, which failure or failures has/have not been cured within the cure periods provided in this Section 5.1(e), then at any time thereafter Fund GP shall have the right to remove the Managing General Partner as provided in Section 8.3 hereof.

Notwithstanding anything to the contrary stated hereinabove, if within ten (10) Business Days after the date upon which a Non-Defaulting Partner makes a Default Loan, the Defaulting Partner pays to such Non-Defaulting Partner an amount equal to the entire Default Amount (which amount shall constitute a Capital Contribution of such Defaulting Partner to the Partnership), plus interest on the Default Loan accrued from the date that the Non-Defaulting Partner made the Default Loan until the date of such payment by the Defaulting Partner to the Non-Defaulting Partner (which interest shall not constitute, or be deemed to constitute, a Capital Contribution of such Defaulting Partner to the Partnership), then the Defaulting Partner’s default will be deemed cured, and the Default Amount shall not be deemed to constitute a failed Additional Capital Contribution, Extraordinary Capital Contribution or Partnership Overhead Contribution for purposes of the calculation specified in this Section 5.1(e)(ii) above, Section 5.1(e)(i) above or Section 8.3(a)(iv) below.

(f) Failure to Satisfy Claims Under a Contribution Agreement. If a Partner has contributed an Approved Qualified Property pursuant to a Contribution Agreement (a “Contributing Partner”) and the Partnership has a claim under such Contribution Agreement against such Contributing Partner which has either been (i) acknowledged and agreed to by such Contributing Partner or (ii) adjudicated in favor of the Partnership (after all appeals have been taken) (the acknowledged or adjudicated amount of such claim being the “Claim Amount”), such Contributing Partner shall satisfy such Claim Amount at its expense (for which it shall not receive any additional credit to its Capital Contributions Account or Capital Account as a Capital Contribution). If such Contributing Partner (a “Defaulting Contributing Partner”) shall fail to satisfy such Claim Amount within ten (10) Business Days following the date that such Claim Amount is acknowledged and agreed to by such Contributing Partner or such judgment becomes due and payable, as the case may be, Federal (if a Fund Partner is the Defaulting Contributing Partner) or the Fund (if a Federal Partner is the Defaulting Contributing Partner) may, by (and upon) delivery of written notice to the Other Partners, elect to treat the Claim Amount as a Default Amount and to treat the Partner who delivered such notice as having made a Default Contribution to the Partnership in respect of the Default Amount. In such event, the Percentage Interests of the Partners shall be recalculated as provided in Section 5.1(e)(i) above. For example, if (1) the total Percentage Interests and Capital Contributions of each Partner prior to the date that a Contributing Partner fails to pay and satisfy a Claim Amount equaled .100% and $50,000 for Federal GP, .100% and $50,000 for Fund GP, 29.900% and $14,950,000 for Federal, and 69.900% and $34,950,000 for Fund, (2) Federal, as a Defaulting Contributing Partner, failed to pay a Claim Amount in the amount of $5,000,000, and (3) Fund elected to treat the Claim Amount as a Default Amount and to treat Fund as having made a Default Contribution to the Partnership in respect of such Default Amount, THEN the deemed Capital Contributions for purposes of calculating the Percentage Interest of each Partner would thereafter equal $50,000 in the case of Fund GP, $44,950,000 in the case of Fund (i.e., $34,950,000 previous Capital Contributions + [2 x $5,000,000 Claim Amount = $10,000,000 deemed Default Contributions]), $50,000 in the case of Federal GP, and $14,950,000 in the case of Federal. The Percentage Interest of each Partner would thereafter equal .083% in the case of Fund GP, 74.917% in the case of Fund, .083% in the case of Federal GP, and 24.917% in the case of Federal.

The adjustment of the Percentage Interests hereunder shall constitute satisfaction of the Claim Amount and shall cure the Defaulting Contributing Partner’s default hereunder.

Section 5.2 Return of Capital Contribution. Except as otherwise expressly provided in this Agreement, (a) the Capital Contribution of a Partner will be returned to that Partner only in the manner and to the extent provided in Article VII and Article IX hereof and (b) no Partner shall have any right to demand or receive the return of its Capital Contribution. In the event the Partnership is required or compelled to return any Capital Contribution, no Partner shall have the right to receive property other than cash. No Partner shall be entitled to interest on its Capital Contribution or Capital Account notwithstanding any disproportion therein as between the Partners.

Section 5.3 Liability of the Limited Partners. No Limited Partner shall have any personal liability to the Partnership, to any Partner, to the creditors of the Partnership or to any other Person for any debt, liability or obligation of the Partnership. No Limited Partner shall be required to contribute funds or capital to the Partnership in excess of its Capital Commitment although Limited Partners may at their option contribute funds in excess of their respective Capital Commitments pursuant to Section 5.1(b) and Section 5.1(c) hereof.

Section 5.4 No Third Party Beneficiaries. The foregoing provisions of this Article V are not intended to be for the benefit of any creditor of the Partnership or any other Person, and no creditor of the Partnership or any other Person may rely on the commitment of any Partner to make any Capital Contribution. Additional Capital Contributions, Extraordinary Fundings and Partnership Overhead Contributions are not

payable unless and until the conditions set forth in Section 5.1 hereof have been satisfied, and no creditor of the Partnership or any other Person shall have, or be given, any right to cause a Capital Call, Extraordinary Call or a call for Partnership Overhead Contributions to be given by the Managing General Partner or otherwise.

ARTICLE VI

MAINTENANCE OF CAPITAL ACCOUNTS;

ALLOCATION OF PROFITS AND LOSSES

FOR BOOK AND TAX PURPOSES

Section 6.1 Capital Accounts.

(a) Generally: Credits to Capital Accounts. A Capital Account shall be established and maintained for each Partner. Initially, the Capital Account of each Partner shall be credited with each Partner’s respective Initial Capital Contribution. Thereafter, each Partner’s Capital Account shall be credited with any Additional Capital Contributions or Extraordinary Capital Contributions made or contributed by such Partner and such Partner’s allocable share of Profits, any individual items of income and gain allocated to such Partner pursuant to the provisions of this Article VI, and the amount of additional cash, or the Fair Market Value of any Partnership asset (net of any liabilities assumed by the Partnership and liabilities to which the asset is subject), contributed to the Partnership by such Partner or deemed contributed to the Partnership by such Partner in accordance with Regulations Section 1.704-1(b)(2)(iv)(c). For purposes of making allocations under Article VI hereof, the portion of each Partner’s Capital Account allocable to each Qualified Property shall be separately identified and maintained.

(b) Debits to Capital Account. The Capital Account of each Partner shall be debited with the Partner’s allocable share of Losses, any individual items of expenses and loss allocated to such Partner pursuant to the provisions of this Article VI, the amount of any cash distributed to such Partner and the Fair Market Value of any Partnership asset (net of any liabilities assumed by the Partner and liabilities to which the asset is subject) distributed to such Partner or deemed distributed to such Partner in accordance with Regulations Section 1.704-1(b)(2)(iv)(c).

(c) Capital Account of Transferee. In the event that any Percentage Interest of a Partner is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Percentage Interest in such Partner.

(d) Adjustments of Book Value. In the event that the Book Value of any Partnership asset is adjusted as described in the definition of “Book Value”, the Capital Accounts of all Partners shall be adjusted in accordance with Regulation Section 1.704-1(b)(2)(iv)(f) or Regulation Section 1.704-1(b)(2)(iv)(m), as applicable, to reflect such adjustment.

(e) Compliance with Regulations. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulation. In the event that the Managing General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulation, the Managing General Partner may make such modification; provided, however, that if such modification constitutes a Material Modification, it shall become effective only upon the consent of any Partner to whom such modification would constitute a Material Modification.

Section 6.2 Profits and Losses.

(a) Allocation. Except as otherwise provided in Section 6.3 hereof, for each fiscal year of the Partnership, Profits and Losses with respect to each Qualified Property for each taxable year of the Partnership shall be allocated as set forth below.

(i) first, any Profits shall be allocated to the Promoted Limited Partners, pari passu and pro rata in accordance with the amount allocable to each Promoted Limited Partner under this Section 6.2(a)(i) until there has been allocated to each Promoted Limited Partner cumulative Profits under this Section 6.2(a)(i) in an amount equal to the cumulative distributions to such Promoted Limited Partner under Sections 7.1(a)(i), 7.1(b)(i) and 7.1(c)(i), with respect to such Qualified Property (net of any amounts refunded to the Partnership by such Promoted Limited Partner as provided by the definition of “Promote Amount” contained in this Agreement); and

(ii) second, any remaining Profits and Losses shall be allocated in a manner so as to cause the Capital Account balance of each Partner allocable to such Qualified Property to equal the amount that would be payable to such Partner by the Partnership (or for which such Partner would be liable to the Partnership) if (x) the Partnership sold such Qualified Property (and all assets allocable thereto) for an amount equal to its Book Value and (b) distributed the net proceeds under Section 7.1(c) hereof.

The Partners hereby acknowledge that it is their intent that, prior to a distribution of liquidating proceeds pursuant to Section 9.2(iv)(C) hereof, the Capital Account balance of each Partner shall be equal to the amount that such Partner would receive under Section 7.1(c) hereof, and that the allocations set forth in this Section 6.2(a) are intended and shall be interpreted to accomplish this result.

(b) Adjustments to “Profits” and “Losses”. When used in this Agreement, “Profits” and “Losses” shall mean, for each fiscal year or other period, an amount equal to the Partnership’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), and otherwise in accordance with the methods of accounting followed by the Partnership for federal income tax purposes, with the following adjustments:

(i) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(ii) any items that are specially allocated pursuant to this Agreement shall not be taken into account in computing Profits or Losses;

(iii) any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code (or treated as such under Regulation Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be deducted from such taxable income or loss;

(iv) any depreciation, amortization and/or cost recovery deductions with respect to any asset shall be deemed to be equal to the Book Depreciation available with respect to such asset;

(v) the computation of all items of income, gain, loss and deduction shall be made without regard to any basis adjustment under Section 743 of the Code;

(vi) in the event the Book Value of any Partnership asset is adjusted pursuant to the definition of Book Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(vii) gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value; and

(viii) interest on Default Loans and deductions attributable to Partnership Overhead Expenses shall not be taken into account in computing Profits or Losses. Any deductions for Partnership Overhead Expenses shall be allocated to the Partners in proportion to their respective Percentage Interests.

Section 6.3 Regulatory Allocations.

(a) Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain during any fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3(a) is intended to comply with the “minimum gain chargeback” requirements of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b) Chargeback Attributable to Partner Nonrecourse Debt. If there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any fiscal year attributable to a Partner Nonrecourse Debt, each Partner with a share of Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt at the beginning of such year shall be specially allocated items of income and gain for such fiscal year (and, if necessary, for subsequent fiscal years) in an amount equal to such Partner’s share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4) and (5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3(b) is intended to comply with the “minimum gain chargeback” requirements of Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c) Qualified Income Offset. If any Partner unexpectedly receives any adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which results in or increases an Adjusted Capital Account Deficit for the Partner, such Partner shall be allocated items of income and book gain in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit or increase therein as quickly as possible; provided, that an allocation pursuant to this Section 6.3(c) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided in this Article VI have been tentatively made as if this Section 6.3(c) were not in the Agreement. This Section 6.3(c) is intended to constitute a “qualified income offset” as provided by Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d) Partner Nonrecourse Deductions. Items of Partnership loss, deduction or Section 705(a)(2)(B) expenditures that are attributable to a Partner Nonrecourse Debt (“Partner Nonrecourse Deductions”) shall be allocated among the Partners who bear the Economic Risk of Loss for such Partner Nonrecourse Debt in the ratio in which they share Economic Risk of Loss for such Partner Nonrecourse Debt. This provision is to be interpreted in a manner consistent with the requirements of Regulations Section 1.704-2(b)(4) and (i)(1).

(e) Limitation on Allocation of Net Loss. To the extent any allocation of Losses or other items of loss or deduction would cause or increase an Adjusted Capital Account Deficit as to any Partner, such allocation shall be reallocated among the other Partners in accordance with their respective Percentage Interests, subject to the limitations hereof.

(f) Curative Allocation. The allocations set forth in this Section 6.3 (the “Regulatory Allocations”) are intended to comply with certain requirements of the applicable Regulations promulgated under Code Section 704(b). Notwithstanding any other provision of this Article VI, the Regulatory Allocations shall be taken into account in allocating other operating Profits, Losses and other items of income, gain, loss and deduction to the Partners for Capital Account purposes so that, to the extent possible, the net amount of such allocations of Profits, Losses and other items shall be equal to the amount that would have been allocated to each Partner if the Regulatory Allocations had not occurred.

Section 6.4 Allocation of Tax Items for Tax Purposes.

(a) Generally. Subject to Sections 1.704-1(b)(4)(i) and 1.704-1(b)(2)(iv)(m) of the Regulations and Section 6.4(b), Section 6.4(c) and Section 6.4(e) hereof, allocations of income, gain, loss, deduction and credit for federal, state and local tax purposes shall be allocated to the Partners in the same manner and amounts as the book items corresponding to such tax items are allocated for Capital Account purposes.

(b) Recapture Income. Notwithstanding Section 6.4(a) hereof, if there is a gain on any sale, exchange or other disposition of Partnership property and all or a portion of such gain is characterized as ordinary income by virtue of the recapture rules of Code Section 1245 or 1250, or under the corresponding recapture rules of state or local income tax law, as the case may be, then, to the extent possible, such recapture income for United States and state and local tax purposes shall be allocated to the Partners in the ratio that they were allocated Tax Depreciation previously taken and allowed with respect to the Partnership property being sold or otherwise disposed of.

(c) Section 754 Adjustments. Notwithstanding Section 6.4(a) hereof, any increase or decrease in the amount of any items of income, gain, loss, deduction or credit for tax purposes attributable to an adjustment to the basis of Partnership assets made pursuant to a valid election or deemed election under Sections 732(d), 734, 743, and 754 of the Code, and any increase or decrease in the amount of any item of credit or tax preference attributable to any such adjustment, shall be allocated to those Partners entitled thereto under such law. Such items shall be excluded in determining the Capital Accounts of the Partners, except as otherwise provided by Section 1.704-1(b)(2)(iv)(m) of the Regulations.

(d) Nonrecourse Deductions. Any “Nonrecourse Deductions” as defined in Treasury Regulations Section 1.704-2I for any fiscal year or other period shall be specially allocated as items of loss in the manner provided in Treasury Regulations Section 1.704-2(j)(1)(ii).

(e) Sharing of Excess Nonrecourse Liabilities. For purposes of determination of the Partners’ shares of the excess Nonrecourse Liabilities of the Partnership for purposes of Section 1.752-3(a)(3) of the Regulations, the Partners’ interests in profits as determined pursuant to Section 1.752-3(a)(3) of the Regulations shall be in accordance with their Percentage Interests as adjusted from time to time.

(f) Section 704(c). Notwithstanding Section 6.4 hereof, if the Partnership owns or acquires Section 704(c) Property, or if the Tax Matters Partner makes an election referred to in the definition of “Book Value” herein, then, solely for tax purposes and not for Capital Account purposes, Tax Depreciation, and any gain or loss, attributable to such Section 704(c) Property shall be allocated between or among the Partners in a manner that takes into account the variation between such Book Value and such adjusted tax basis, in accordance with the principles of Code Section 704(c) and the Regulations promulgated thereunder and such method set forth in Regulations Section 1.704-3(b). Any elections or other decisions relating to such allocations (including under Section 1.704-3 of the Regulations, whether to use the traditional method, the traditional method with curative allocations or the remedial method) shall be made by the Tax Matters Partner (as defined below) in any manner that reasonably reflects the purpose and intention of this Agreement.

Section 6.5 Tax Matters Partner. The Managing General Partner is hereby designated as the “tax matters partner” for the Partnership as such term is defined in Section 6231(a)(7) of the Code (the “Tax Matters Partner”), and all federal, state and local tax audits and litigation shall be conducted under the direction of the Managing General Partner. All expenses incurred with respect to any tax matter which does or may affect the Partnership, including but not limited to expenses incurred by the Managing General Partner acting in its capacity as Tax Matters Partner in connection with

Partnership level administrative or judicial tax proceedings, shall be paid out of Partnership assets, whether or not included in an Annual Plan. If the Other General Partner is permitted under the Code to participate in Partnership level administrative or judicial tax proceedings and the Other General Partner chooses, in its sole discretion, to so participate, the Partnership shall be responsible for all expenses incurred by the Other General Partner in connection with such participation, whether or not included in an Annual Plan. Without the consent of the Other General Partner, the Tax Matters Partner shall have no right to extend the statute of limitations for assessing or computing any tax liability against the Partnership or the amount of any Partnership tax item or to settle any dispute with respect to any income, or any other material, tax. The Tax Matters Partner shall, promptly upon receipt thereof, forward to each Partner a copy of any correspondence relating to the Partnership received from the Internal Revenue Service or any other tax authority which relates to matters that are of material importance to the Partnership and/or the Partners. The Tax Matters Partner shall promptly advise each Partner in writing of the substance of any material conversation held with any representative of the Internal Revenue Service which relates to an audit or administrative proceeding relating to a tax return of the Partnership.

Section 6.6 Adjustments.

(a) Generally. Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss and deduction and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Profits and Losses, as the case may be, for the year.

(b) Upon Transfer of Percentage Interest. If any Percentage Interest is transferred in any fiscal year in accordance with this Agreement, the Profits and Losses of the Partnership (and all items of income, gain, loss, deduction or credit for federal income tax purposes) shall be divided and allocated between the period prior to the transfer date and the period on or after the transfer date in the same ratio as the number of days in such fiscal year before and the number of days in such fiscal year on or after the transfer date; provided, however, that the portion of any Profits or Losses (or items of income, gain, loss, deduction or credit for federal income tax purposes) attributable to a sale or other disposition of all or any material portion of the Partnership’s assets or to other extraordinary non-recurring items shall be allocated to the owner of the Percentage Interest as of the date of closing of the sale or other disposition or with respect to other extraordinary non-recurring items, the date the Profits or Losses (or item of income, gain, loss, deduction or credit for federal income tax purposes) are incurred, as the case may be.

(c) Amendments to this Article VI. The Managing General Partner is specifically authorized, with the consent of the Other General Partner and upon the advice of the accountants or legal counsel for the Partnership, to amend this

Article VI to comply with any Regulations with respect to the distributions and allocations of the Partnership and any such amendment shall become effective; provided, however, that if such amendment constitutes a Material Modification for any Partner, then such amendment shall become effective only upon the express written consent of such Partner.

ARTICLE VII

DISTRIBUTIONS

Section 7.1 Cash Available for Distributions.

(a) Net Cash Flow from Operations. Net Cash Flow from Operations shall be determined separately for each Qualified Property as provided hereinbelow. Each Partner shall have the right to receive, not less frequently than quarterly, within ten (10) Business Days after the end of each calendar quarter (each date upon which a distribution of Net Cash Flow from Operations is made being referred to herein as a “Cash Flow Distribution Date”), a distribution of Net Cash Flow from Operations with respect to each Qualified Property determined as provided in this Section 7.1(a). On each Cash Flow Distribution Date, the Partnership shall allocate the Net Cash Flow from Operations derived from each Qualified Property during the preceding calendar quarter to the Partners as follows:

(i) First, to the Promoted Limited Partner(s), pari passu and pro rata in accordance with the then outstanding balances of their respective Promote Accounts for the applicable Qualified Property to be applied toward the reduction of each such Promoted Limited Partner’s Promote Account for such Qualified Property, until the outstanding balance of the Promoted Limited Partner’s Promote Account for such Qualified Property has been reduced to zero; and

(ii) Second, to the Partners pro rata in accordance with their respective Percentage Interests (as such Percentage Interests may be adjusted from time to time pursuant to and in accordance with this Agreement).

Notwithstanding anything to the contrary stated in this Section 7.1(a) above or in Section 7.2 below, if any Default Loans remain unpaid and outstanding as of any Cash Flow Distribution Date, then all Net Cash Flow from Operations otherwise distributable to the Defaulting Partner who is the “borrower” under each such Default Loan on such Cash Flow Distribution Date pursuant to the foregoing provisions of this Section 7.1(a) shall be paid by the Partnership directly to the Non-Defaulting Partner who made such Default Loan until such Default Loan (including the principal thereof and accrued interest thereon) is paid in full, all in accordance with the terms and provisions of Section 5.1(e)(ii) hereof. Net Cash Flow from Operations shall not be used to acquire Qualified Properties unless consented to in writing in advance by the General Partners.

(b) Net Cash from Refinancings. Each Partner shall have the right to receive, within thirty (30) days after the Partnership derives any Net Cash from Refinancings from a Qualified Property (each date upon which the Partnership distributes Net Cash from Refinancings being referred to herein as a “Refinancing Proceeds Distribution Date”), a distribution of such Net Cash from Refinancings determined as provided in this Section 7.1(b). On the Refinancing Proceeds Distribution Date, the Partnership shall allocate the Net Cash from Refinancings derived from a Qualified Property to the Partners as follows:

(i) First, to the Promoted Limited Partner(s), pari passu and pro rata in accordance with the then outstanding balances of their respective Promote Accounts for the applicable Qualified Property to be applied toward the reduction of each such Promoted Limited Partner’s Promote Account for such Qualified Property, until the outstanding balance of the Promoted Limited Partner’s Promote Account for such Qualified Property has been reduced to zero;

(ii) Second, to the Partners, pari passu and pro rata in accordance with the then outstanding balances of their respective Capital Contributions Accounts for such Qualified Property to be applied toward the reduction of such Capital Contributions Accounts, until the outstanding balance of each such Capital Contributions Account is reduced to zero; and

(iii) Third, to the Partners pro rata in accordance with their respective Percentage Interests (as such Percentage Interests may be adjusted from time to time pursuant to and in accordance with this Agreement).

Notwithstanding anything to the contrary stated in this Section 7.1(b) above or in Section 7.2 below, if any Default Loans remain unpaid and outstanding as of any Refinancing Proceeds Distribution Date, then all Net Cash from Refinancings otherwise distributable to the Defaulting Partner who is the “borrower” under each such Default Loan on such Refinancing Proceeds Distribution Date pursuant to the foregoing provisions of this Section 7.1(b) shall be paid by the Partnership directly to the Non-Defaulting Partner who made such Default Loan until such Default Loan (including the principal thereof and accrued interest thereon) is paid in full, all in accordance with the terms and provisions of Section 5.1(e)(ii) hereof. Net Cash from Refinancings shall not be used to acquire Qualified Properties or make capital improvements on Qualified Properties unless consented to in writing in advance by the General Partners.

(c) Net Cash from Sales. Except upon liquidation, each Partner shall have the right to receive, within thirty (30) days after the Partnership derives any Net Cash from Sales from a Qualified Property (each date upon which the Partnership distributes Net Cash from Sales being referred to herein as a “Sales Proceeds Distribution Date”), a distribution of such Net Cash from Sales determined as provided in this Section 7.1(c). On the Sales Proceeds Distribution Date, the Partnership shall allocate the Net Cash from Sales derived from a Qualified Property to the Partners as follows:

(i) First, to the Promoted Limited Partner(s), pari passu and pro rata in accordance with the then outstanding balances of their respective Promote Accounts for the applicable Qualified Property to be applied toward the reduction of each such Promoted Limited Partner’s Promote Account for such Qualified Property, until the outstanding balance of the Promoted Limited Partner’s Promote Account for such Qualified Property has been reduced to zero;

(ii) Second, to the Partners, pari passu and pro rata in accordance with the then outstanding balances of their respective Capital Contributions Accounts for such Qualified Property to be applied toward the reduction of such Capital Contributions Accounts, until the outstanding balance of each such Capital Contributions Account is reduced to zero;

(iii) Third, to the Fund Partners, until the Fund Partners have received, collectively and in the aggregate pursuant to Sections 7.1(a), 7.1(b), 7.1(c)(i), 7.1(c)(ii), and this 7.1(c)(iii), amounts sufficient to provide the Fund Partners with an IRR equal to 10.5%;

(iv) Fourth, to the Federal Partners, until the Federal Partners have received, collectively and in the aggregate pursuant to this Section 7.1(c)(iv), an amount equal to the product of (x) the Federal Partners’ collective Percentage Interests as of the Sales Proceeds Distribution Date, multiplied by (y) an amount equal to the aggregate amount distributed to the Fund Partners pursuant to Section 7.1(c)(iii) above divided by the aggregate Percentage Interests of the Fund Partners as of such Sales Proceeds Distribution Date; and

(v) Fifth, all remaining Net Cash from Sales from such Qualified Property shall be distributed pro rata (1) twenty percent (20%) to Federal and (2) eighty percent (80%) to the Partners pro-rata in accordance with their Percentage Interests (as such Percentage Interests may be adjusted from time to time pursuant to and in accordance with this Agreement).

Notwithstanding anything to the contrary stated in this Section 7.1(c) above or in Section 7.2 below, if any Default Loans remain unpaid and outstanding as of any Sales Proceeds Distribution Date, then all Net Cash from Sales otherwise distributable to the Defaulting Partner who is the “borrower” under each such Default Loan on such Sales Proceeds Distribution Date pursuant to the foregoing provisions of this Section 7.1(c) shall be paid by the Partnership directly to the Non-Defaulting Partner who made such Default Loan until such Default Loan (including the principal thereof and accrued interest thereon) is paid in full, all in accordance with the terms and provisions of Section 5.1(e)(ii) hereof. Net Cash from Sales shall not be used to acquire Qualified Properties or make capital improvements on Qualified Properties unless consented to in writing in advance by the General Partners.

(d) Withholdings. The Managing General Partner is authorized to withhold from distributions or allocations to any Partner (or, in the event there are insufficient funds, require such Partner to contribute to the Partnership) and to pay over to any federal, state or local government any amounts required to be withheld pursuant to the Code or any provisions of any other federal, state or local law with respect to any payment, distribution or allocation to the Partnership or such Partner and shall allocate any such amounts to such Partner with respect to which such amount was withheld. All amounts so withheld (including such amounts contributed by the Partner) shall be treated as amounts distributed to such Partner, and will reduce the amount otherwise distributable to such Partner, pursuant to this Article VII for all purposes under this Agreement.

(e) Restrictions on Distributions. Notwithstanding anything to the contrary contained in this Section 7.1, the Partnership shall not make a distribution to the extent that, at the time of such distribution and after giving effect to such distribution, all liabilities of the Partnership, other than liabilities to the Partners on account of their Capital Contributions and liabilities for which the recourse of creditors is limited to specific property of the Partnership or an SP Subsidiary (but only to the extent that such liabilities for which recourse of creditors is limited to specific property of the Partnership or an SP Subsidiary exceed the Fair Market Value of such specific property), shall exceed the Fair Market Value of the Partnership assets.

Section 7.2 Payment of Partnership Overhead Expenses. The Partners shall be liable for payment of Partnership Overhead Expenses in proportion to their respective Percentage Interests. Each Partner’s share of Partnership Overhead Expenses shall be deducted from the Net Cash Flow from Operations, Net Cash from Refinancings and Net Cash from Sales otherwise distributable to such Partner pursuant to Sections 7.1(a), 7.1(b) and 7.1(c) hereof, respectively, after taking into account amounts otherwise distributable to a Partner but reallocated to repay any Default Loans as provided in the last paragraph of each of Section 7.1(a) , 7.1(b) and 7.1(c) hereof. All such amounts deducted from Net Cash Flow from Operations, Net Cash from Refinancings and Net Cash from Sales and used to pay Partnership Overhead Expenses shall be treated for all purposes of this Agreement as if such amounts had been distributed to the Partner and then immediately recontributed by such Partner as a Partnership Overhead Contribution. In the event that a Partner’s share of Partnership Overhead Expenses exceeds such Partner’s share of Net Cash Flow from Operations, Net Cash from Refinancings and Net Cash from Sales, such Partner shall make a Partnership Overhead Contribution in cash to the Partnership in the manner provided in Section 5.1(d) hereof.

ARTICLE VIII

TRANSFER; REMOVAL OF MANAGING GENERAL PARTNER

Section 8.1 Prohibition on Transfers and Withdrawals by Partners. The Partners shall be prohibited from transferring or assigning their respective Partnership Interests (or any part of such Partnership Interests) in the Partnership (except that a Federal Partner may transfer its Partnership Interest to an Approved Federal Party and a Fund Partner may transfer its Partnership Interest to an Approved Fund Party), and any other attempted transfer shall be void ab initio. Except as provided in Section 11.1 and Section 11.2 hereof, the Partners shall be prohibited from withdrawing from the Partnership (except that a Federal Partner may withdraw from the Partnership if such Federal Partner’s entire Partnership Interest is concurrently transferred to, and assumed by, an Approved Federal Party, and a Fund Partner may withdraw from the Partnership if such Fund Partner’s entire Partnership Interest is concurrently transferred to, and assumed by, an Approved Fund Party). If any Partner withdraws from the Partnership in violation of this Agreement, such Partner shall be and remain liable for all obligations and liabilities incurred by it as a Partner, and shall be liable to the Partnership and the other Partners for all indemnifications set forth herein and for any liabilities, losses, claims, damages, costs and expenses (including reasonable attorneys’ fees) incurred by the Partnership as a result of any withdrawal in breach of this Agreement.

Section 8.2 Prohibition on Transfers by and Resignation of Managing General Partner.

(a) Federal GP may not transfer or assign its rights and obligations (or any portion thereof) as the Managing General Partner and may not resign as Managing General Partner, except by or in connection with a transfer of its entire Partnership Interest to an Approved Federal Party or with the prior written consent of all the Partners, which consent may be given or withheld in their sole discretion. If Federal GP resigns as Managing General Partner in violation of the preceding sentence, Federal GP shall be and remain liable for all obligations and liabilities incurred by it as Managing General Partner, and shall be liable to the Partnership and the Fund Partners for all indemnifications set forth herein and for any liabilities, losses, claims, damages, costs and expenses (including reasonable attorneys’ fees) incurred by the Partnership as a result of any resignation in breach of this Agreement. If Federal GP makes any transfer or assignment of its Partnership Interest (including its rights and obligations as Managing General Partner) to an Approved Federal Party (including in connection with its withdrawal as Managing General Partner), or if the Partners approve any other transfer or assignment by Federal GP of its rights and obligations as Managing General Partner, then any transferee or assignee thereof (including any transferee or assignee that is an Approved Federal Party) shall execute a counterpart to this Agreement agreeing to be bound by all the provisions of this Agreement as if originally a party to this Agreement.

(b) Any assignment, transfer or other disposition (voluntary, involuntary or by operation of law) of any ownership interest in Federal GP to a Person other than an Approved Federal Party shall require the prior written consent of the Fund GP.

Section 8.3 Removal of Federal GP as Managing General Partner.

(a) Generally. In the event of (i) a default by Federal GP (or any other Affiliate of Federal who is then the Managing General Partner), of any of its obligations hereunder as the Managing General Partner, or a default by the Property Manager (if such Property Manger is an Affiliate of Federal) of any of its obligations under any Management Agreement, which default materially and adversely affects the Partnership or any Fund Partner and which, if capable of cure, remains uncured for thirty (30) days after delivery to the Managing General Partner or Property Manager, as the case may be, of written notice thereof (provided that, notwithstanding the foregoing, if such default cannot be reasonably cured within thirty (30) days, then the Managing General Partner or Property Manager, as the case may be, shall be provided such additional time as is reasonably necessary in order to cure the default but not, in any event, more than ninety (90) days after delivery of written notice thereof), (ii) gross negligence, willful misconduct or fraud in the performance by Federal GP (or any other Affiliate of Federal who is then the Managing General Partner), as the Managing General Partner, of its obligations hereunder or by the Property Manager (if such Property Manager is an Affiliate of Federal) of its obligations under any Management Agreement, (iii) the commission of a felony or misdemeanor involving embezzlement, theft or acts of moral turpitude by Federal GP (or any other Affiliate of Federal who is then the Managing General Partner), as the Managing General Partner, or the Property Manager (if such Property Manager is an Affiliate of Federal), (iv) failure by Federal GP, Federal or any other Affiliate of Federal who may then be a Partner to make Additional Capital Contributions, Extraordinary Capital Contributions and/or Partnership Overhead Contributions required to be made in accordance with this Agreement in an aggregate amount over the life of the Partnership in excess of $5,000,000, which failure or failures has/have not been cured within the cure periods provided in Section 5.1(e) hereof, (v) failure by a Federal Partner to pay a Claim Amount on or before the date that such Claim Amount becomes delinquent entitling the Other Partners to elect to treat such Claim Amount as a Default Contribution pursuant to Section 5.1(f) above, (vi) Federal GP, Federal or any Affiliate of Federal transfers its Partnership Interest to any Person who is not an Approved Federal Party in breach of this Agreement or withdraws as a Partner from the Partnership without concurrently transferring its entire Partnership Interest to an Approved Federal Party in breach of this Agreement, or (vii) Federal GP (or any Approved Federal Party who is then the Managing General Partner), in breach of this Agreement, transfers or assigns its rights and obligations as the Managing General

Partner to any Person other than an Approved Federal Party without concurrently appointing an Approved Federal Party (who has been admitted as a General Partner of the Partnership) to succeed it, (any of the foregoing, “Cause”), THEN the Other General Partner shall have the right in its sole and absolute discretion to remove the Managing General Partner by written notice to the Managing General Partner (the “Removal Notice”) and to appoint a new Managing General Partner. The Removal Notice shall specifically set forth the act or failure to act of Federal GP, Federal, the Property Manager or any other Affiliate of Federal upon which the Cause is based. Such removal of the Managing General Partner shall be effective ten (10) Business Days after receipt of the Removal Notice by the Managing General Partner. If the Other General Partner elects to remove the Managing General Partner as provided hereinabove, the Other General Partner shall have the unilateral right to terminate (or cause the Partnership or any SP Subsidiary to terminate) any agreements between the Partnership or any SP Subsidiary, on the one hand, and the Managing General Partner (or any Affiliate of the Managing General Partner or its Related Partner), on the other hand, without cost or penalty as of the effective date of the Managing General Partner’s removal.

(b) Acceleration of Buy/Sell Rights. Upon and at any time following removal of Federal GP or any other Approved Federal Party as Managing General Partner pursuant to Section 8.3(a) above, any Partner may deliver an Offer Notice exercising its rights under Article XI below.

ARTICLE IX

TERMINATION

Section 9.1 Dissolution. The Partnership shall dissolve and commence winding up and liquidating upon the first to occur of any of the following (collectively, the “Liquidating Events”):

(i) the reduction to cash or cash equivalents (other than purchase money notes obtained by the Partnership from the sale of any Qualified Property) of the last remaining Qualified Property;

(ii) the agreement in writing by the General Partners to dissolve the Partnership;

(iii) the termination of the term of the Partnership pursuant to Section 2.5 hereof;

(iv) the entry of a decree of judicial dissolution of the Partnership pursuant to Section 17-802 of the Act;

(v) all of the Qualified Properties have been sold to the Federal Partners, or their designees, or to the Fund Partners, or their designees, pursuant to the exercise of the Buy/Sell as provided in Section 11.1 hereof;

(vi) the Bankruptcy, insolvency, dissolution or withdrawal from the Partnership of any Federal Partner or any Fund Partner, provided that the bankruptcy of any Federal Partner or Fund Partner shall not constitute a Liquidating Event if the Partnership is continued pursuant to this Section 9.1; or

(vii) the election of any General Partner to dissolve the Partnership after the breach by any Fund Partner (in the case of Federal GP or any other Affiliate of Federal who is a General Partner) or any Federal Partner (in the case of the Fund GP or any other Affiliate of Fund who is a General Partner) of any representation, warranty or covenant contained in this Agreement, which breach had or has a material adverse effect on the Partnership or such General Partner, and, if capable of cure, is not cured within fifteen (15) days after notice thereof from such General Partner.

The Partners hereby agree that, notwithstanding any provision of the Act, the Partnership shall not dissolve prior to the occurrence of a Liquidating Event. Upon the occurrence of the events described in Section 9.1(v) and Section 9.1(vi) above (relating to the status of the Federal Partners or the Fund Partners), the Partnership shall not be dissolved or required to be wound up if within ninety (90) days after such event the remaining Partners or Other Partners, as the case may be, elect, in their sole and absolute discretion, to continue the business of the Partnership and to appoint, effective as of the date of such event, a successor Managing General Partner.

Section 9.2 Termination. In all cases of dissolution of the Partnership, the business of the Partnership shall be wound up and the Partnership terminated as promptly as practicable thereafter, and each of the following shall be accomplished:

(i) The Liquidator shall cause to be prepared a statement setting forth the assets and liabilities of the Partnership as of the date of dissolution, a copy of which statement shall be furnished to both of the General Partners;

(ii) The Qualified Properties and assets of the Partnership shall be liquidated by the Liquidator as promptly as possible, but in an orderly and businesslike and commercially reasonable manner, consistent with maximizing the price to be received. The Liquidator in its reasonable discretion and with the consent of the Fund shall determine whether to sell any Qualified Property at a public or private sale, for what price and on what terms. The Liquidator may, in the exercise of its good faith business judgment and if commercially reasonable and if acceptable to the Fund GP, determine not to sell a portion of the Qualified Properties and assets of the Partnership, in which event such Qualified Properties and assets shall be distributed in kind pursuant to clause (iv) below;

(iii) Any Profit or Loss realized by the Partnership upon the sale or other disposition of its property pursuant to Section 9.2(ii) above shall be allocated to the Partners as required by Article VI hereof; and

(iv) The proceeds of sale and all other assets of the Partnership shall be applied and distributed as follows and in the following order of priority:

(A) To the payment of the debts and liabilities of the Partnership (including, without limitation, debts owed to the Partners but excluding amounts owed to Partners in respect of Default Loans or their Capital Contributions) and the expenses of liquidation;

(B) To the setting up of any reserves which the Liquidator shall reasonably determine to be necessary for contingent, unliquidated or unforeseen liabilities or obligations of the Partnership or the Partners arising out of or in connection with the Partnership. Such reserves may, in the discretion of the Liquidator, be paid over to a national bank or national title company selected by it and authorized to conduct business as an escrowee to be held by such bank or title company as escrowee for the purposes of disbursing such reserves to satisfy the liabilities and obligations described above, and at the expiration of such period as the Liquidator may reasonably deem advisable, distribute any remaining balance in the manner set forth below; and

(C) The balance, if any, to the Partners in accordance with Section 7.1(c) hereof.

No payment or distribution in any of the foregoing categories shall be made until all payments in each prior category shall have been made in full. If the payments due to be made in any of the foregoing categories exceed the remaining assets available for such purpose, such payment shall be made to the Persons entitled to receive the same pro rata in accordance with the respective amount due them.

Payments described in clause (iv) above must be made in cash. The Partners shall continue to share profits, losses and other tax items during the period of liquidation in the same proportions as before dissolution.

Section 9.3 Certificate of Cancellation. Upon completion of the distribution of the Partnership’s assets as provided in this Article IX and the completion of the winding-up of the affairs of the Partnership, the Partnership shall be terminated, and the Liquidator shall cause the filing of a certificate of cancellation of the certificate of limited partnership in the office of the Secretary of State of the State of Delaware in accordance with the Act and shall take all such other actions as may be necessary to terminate the Partnership in accordance with the Act and shall take such other actions as may be necessary to terminate the Partnership’s registration in any other jurisdictions where the Partnership is registered or qualified to do business.

Section 9.4 Acts in Furtherance of Liquidation. Each Partner or former Partner, upon the request of the Liquidator, shall promptly execute, acknowledge and deliver all documents and other instruments as the Liquidator shall reasonably request to effectuate the proper dissolution and termination of the Partnership, including the winding up of the business of the Partnership.

ARTICLE X

REPRESENTATIONS OF THE PARTNERS

Section 10.1 Representations of the Fund Partners. Each Fund Partner hereby represents and warrants to the Federal Partners and the Partnership as follows:

(i) This Agreement constitutes the valid and binding agreement of such Fund Partner, enforceable against such Fund Partner in accordance with its terms, subject as to enforcement of bankruptcy, insolvency and other similar laws affecting the rights of creditors and to general principles of equity;

(ii) Such Fund Partner has all requisite power and authority to enter into this Agreement, to carry out the provisions and conditions hereof and to perform all acts necessary or appropriate to consummate all of the transactions contemplated hereby and no further action by such Fund Partner is necessary to authorize the execution or delivery of this Agreement;

(iii) This Agreement has been duly and validly executed and delivered by such Fund Partner and the execution, delivery and performance hereof by such Fund Partner does not and will not (i) require the approval of any other Person, or (ii) contravene or result in any breach of or constitute any default under, or result in the creation of any lien upon such Fund Partner’s assets under, any indenture, mortgage, loan agreement, lease or other agreement or instrument to which such Fund Partner is a party or by which such Fund Partner or any of its properties is bound;

(iv) To such Fund Partner’s knowledge, there has been no material adverse change in the economic condition of such Fund Partner since the last public report thereof;

(v) No finder’s, broker’s or similar fee or commission has been paid or shall be paid by such Fund Partner to any individual or organization in connection with the formation of the Partnership except for fees payable to the Advisor and, as described in the Fee Disclosure, to Wachovia Securities, LLC;

(vi) There is no action, suit or proceeding pending or, to its knowledge, threatened against such Fund Partner that questions the validity or enforceability of this Agreement or, if determined adversely to it, would materially adversely affect the ability of such Fund Partner to perform its obligations hereunder;

(vii) Such Fund Partner is not the subject of any bankruptcy, insolvency or reorganization proceeding;

(viii) To such Fund Partner’s knowledge, such Fund Partner has not received from any governmental agency any notice of violation of any law, statute or regulation which would have a material adverse effect on the Partnership; and

(ix) To such Fund Partner’s knowledge, such Fund Partner is not in default in the performance or observation of any obligation under any agreement or instrument to which it is a party or by which it or any of its properties is bound, which default would individually or in the aggregate with other defaults materially adversely affect the business or financial condition of the Partnership.

Section 10.2 Representations of the Federal Partners. Each Federal Partner represents and warrants to the Fund Partners and the Partnership as follows:

(i) This Agreement constitutes the valid and binding agreement of such Federal Partner enforceable against such Federal Partner in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and other similar laws affecting the rights of creditors and to general principles of equity;

(ii) Federal has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with all requisite power and authority to enter into this Agreement, to carry out the provisions and conditions hereof and to perform all acts necessary or appropriate to consummate all of the transactions contemplated hereby. Federal is duly qualified as a foreign entity in each jurisdiction in which the ownership of its assets or the conduct of its business requires such qualification, except where it is not legally possible for Federal to qualify or where the failure to so qualify would not have a material adverse effect on the business or financial condition of the Partnership or Federal;

(iii) Federal GP has been duly organized and is validly existing as a Delaware corporation in good standing under the laws of the State of Delaware, with all requisite power and authority to enter into this Agreement, to carry out the provisions and conditions hereof and to perform all acts necessary or appropriate to consummate all of the transactions contemplated hereby. Federal GP is duly qualified to transact business as a foreign corporation in each jurisdiction in which the ownership of its assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business or financial condition of the Partnership or Federal GP;

(iv) This Agreement has been duly and validly executed and delivered by such Federal Partner and the execution, delivery and performance hereof by such Federal Partner does not and will not (x) require the approval of any other Person or (y) contravene or result in any breach of or constitute any default under, or result in the creation of any lien upon such Federal Partner’s assets under, any indenture, mortgage, loan agreement, lease or other agreement or instrument to which such Federal Partner or any of their respective Affiliates is or are a party or by which such Federal Partner or any of its properties is bound;

(v) To such Federal Partner’s knowledge, such Federal Partner is not in default in the performance or observation of any obligation under any agreement or instrument to which it is a party or by which it or any of its properties is bound, which default would individually or in the aggregate with other defaults materially adversely affect the business or financial condition of such Federal Partner;

(vi) The formation of the Partnership did not and the consummation of the transactions contemplated herein does not and will not result in any violation of the organizational documents of such Federal Partner;

(vii) No finder’s, broker’s or similar fee or commission has been paid or shall be paid to any individual or organization in connection with the formation of the Partnership except for fees, if any, payable to the Advisor and, as described in the Fee Disclosure, to Wachovia Securities, LLC;

(viii) There is no action, suit or proceeding pending or, to its knowledge, threatened against such Federal Partner that questions the validity or enforceability of this Agreement or, if determined adversely to it, would materially adversely affect the ability of such Federal Partner to perform its obligations hereunder;

(ix) There has been no material adverse change in the circumstances or condition, financial or otherwise, of such Federal Partner since the date of the last filing by Federal with the United States Securities and Exchange Commission;

(x) such Federal Partner is not the subject of any bankruptcy, insolvency or reorganization proceeding;

(xi) For the year ended December 31, 2003, Federal qualified as a “real estate investment trust” within the meaning of Section 856 of the Code (and any Regulations promulgated thereunder);

(xii) To such Federal Partner’s knowledge, such Federal Partner has not received from any governmental agency any notice of violation of any law, statute or regulation which would have a material adverse effect on the financial condition of such Federal Partner or of the Partnership; and

(xiii) Financial statements for Federal previously delivered to the Advisor or the Fund Partners present fairly the financial position of Federal as of the date of such financial statements.

ARTICLE XI

SPECIAL PARTNER RIGHTS AND OBLIGATIONS

Section 11.1 Buy/Sell.

(a) Generally. After the Rights Trigger Date, any General Partner, and as provided in Section 11.1(e) below, the General Partner specified therein (the “Offering General Partner”) may provide the other General Partner (the “Responding General Partner”) with written notice (the “Offer Notice”) of a price (the “Offer Price”) that the Offering General Partner, or its designee(s), is willing to pay to purchase (i) those Qualified Properties (or the interests in the SP Subsidiaries that directly or indirectly own those Qualified Properties) that the Offering General Partner designates in the Offer Notice as the Qualified Properties (or SP Subsidiary interests) which the Offering General Partner, or its designee(s), desires to purchase, if the Offering General Partner, or its designee(s), desires to purchase less than all of the Qualified Properties or SP Subsidiary interests from the Partnership, or (ii) all of the Qualified Properties, if the Offering General Partner, or its designee(s), desires to purchase all of the Qualified Properties (provided that, an offer to purchase all of the Qualified Properties shall be implemented as a purchase by the Offering General Partner, or its designee(s), of the Partnership Interests of the Other Partners as provided in this Section 11.1 below) (such Qualified Properties or such Partnership Interests, as the case may be, the “Buy/Sell Property”). The Offer Notice must include, as an attachment thereto, a bona fide proposed purchase and sale agreement (in substantially the form of the form Contribution Agreement attached to this Agreement as Exhibit A) that specifically allocates closing costs (including transfer taxes, if any) between the buyer and seller and is otherwise on terms reasonably customary for the sale of real property or for the sale of entity interests in entities that own primarily real property, as the case may be (the “Offered Agreement”). Upon receipt of the Offer Notice, the Responding General Partner shall have thirty (30) days to provide to the Offering General Partner a written notice (the “Response Notice”) specifying the Responding General Partner’s election either, (1) if the Buy/Sell Property comprises less than all of the Qualified Properties, (x) to cause the Partnership or the SP Subsidiary that owns the Buy/Sell Property to sell the Buy/Sell Property or all of its interests in the SP Subsidiary(ies) that directly or indirectly own(s) the Buy/Sell Property to the Offering General Partner, or its designee(s), at the Offer Price pursuant to the Offered Agreement or (y) to purchase (or have a designee purchase), the Buy/Sell Property or all of the Partnership’s interests in the SP Subsidiary(ies) that directly or indirectly own(s) the Buy/Sell Property, as the case may be, from the Partnership or the SP Subsidiary that owns the Buy/Sell Property for a purchase price equal to the Offer Price and on the same terms and conditions as provided in the Offered Agreement, or (2) if the Buy/Sell Property comprises all of the Qualified Properties, purchase the entire Partnership Interests of the Offering General Partner and its Related Partners for cash in the amount that such Offering General Partner and Related Partners would receive if the Partnership assets were sold at the Offer Price and the Partnership liquidated and dissolved or, together with the Responding General Partner’s Related Partners, sell its and their entire Partnership Interest(s) to the Offering General Partner, or its designee(s), for cash in an amount equal to the amount of cash the Responding General Partner and its Related Partners would receive under Section 9.2 hereof if the Partnership assets were sold for cash at the Offer Price and the Partnership liquidated and dissolved, in each event on the terms and conditions of the Offered Agreement. The aggregate amount payable to the Offering General Partner (and its Related Partners) or the Responding General Partner (and its Related Partners), as the case may be, in connection with the transfer of Partnership Interests pursuant to Clause (2) of the preceding sentence will be referred to in this Agreement as the “Interest Price”. In determining the amount of the Interest Price, it will be assumed that no reserves will be required under Section 9.2 hereof.

(b) Responding General Partner’s Election to Purchase. If the Responding General Partner timely delivers a Response Notice that specifies the Responding General Partner’s election to purchase the Buy/Sell Property (or the interests of the Partnership in the SP Subsidiary(ies) that directly or indirectly own(s) the Buy/Sell Property), or to purchase the Partnership Interest(s) of the Offering General Partner and its Related Partners (if all the Qualified Properties were designated in the Offer Notice), in each event as described in Section 11.1(a) above, then the Responding General Partner shall have up to sixty (60) days following delivery of such Response Notice to the Offering General Partner to close the purchase of the Buy/Sell Property or such entity interests or to close the purchase of the Partnership Interests on the terms and conditions as contained in the Offered Agreement.

(c) Responding General Partner’s Election not to Purchase. If the Responding General Partner delivers a timely Response Notice that specifies the Responding General Partner’s election not to purchase the Buy/Sell Property or the interests of the Partnership in the SP Subsidiary(ies) that directly or indirectly own(s) the Buy/Sell Property, as described in Section 11.1(a) above, then the Managing General Partner shall either cause the Partnership to sell the Buy/Sell Property, or the interests in the SP Subsidiary(ies) that directly or indirectly own(s) the Buy/Sell Property, to the Offering General Partner on the terms and conditions of the Offer Notice and Offered Agreement or, if the Buy/Sell Property consists of all of the Qualified Properties, require the Responding General Partner and its Related Partners to transfer their entire Partnership Interests to the Offering General Partner or its designee(s) on the terms and conditions of the Offer Notice and Offered Agreement. If the Responding General Partner fails to deliver a timely Response Notice, then the Offering General Partner must (and the Managing General Partner shall cause the Partnership or the SP Subsidiary that owns the Buy/Sell Property to) either, (i) if the Buy/Sell Property consists of less than all of the Qualified Properties, proceed to close the sale of the Buy/Sell Property (or the interests in the SP Subsidiary(ies) that directly or indirectly own(s) the Buy/Sell Property) to the Offering General Partner or its designee(s) at the Offer Price in accordance with the terms and conditions of the Offered Agreement, or (ii) if the Buy/Sell Property comprises all of the Qualified Properties, consummate the purchase and sale of the entire Partnership Interests of the Responding General Partner and its Related Partners to the Offering General Partner or its designee(s) for cash in an amount equal to the Interest Price for such Partnership Interests and on the other terms and conditions of the Offered Agreement. Any purchase and sale described hereinabove must close within the sixty (60) day period beginning on the earlier of (x) the date of delivery of the Response Notice, or (y) the expiration of the thirty (30) day period during which the Responding General Partner is required to deliver a Response Notice.

(d) Challenge to Buy/Sell. If any General Partner (the “Challenging General Partner”) initiates a legal action with respect to any exercise of the other General Partner’s rights under this Section 11.1 and such legal action is not resolved in the Challenging General Partner’s favor by a court of competent jurisdiction, the Challenging General Partner shall pay all attorneys’ fees and court costs arising in connection with the Challenging General Partner’s legal action.

(e) Buy/Sell Upon Change of Control in Federal. In the event that Federal merges or consolidates with any other entity (other than an Approved Federal Party), or there is any change in the control or management of Federal, in either event without the consent of the Fund GP and while Federal GP (or any other Approved Federal Party) is the Managing General Partner, the Fund GP (or any other Approved Fund Party who is then a General Partner) may at any time thereafter exercise the buy-sell provided in this Section 11.1. For the purposes hereof, (x) a change in control shall be deemed to occur upon any Person (and its Affiliates) becoming the beneficial owner, directly or indirectly, of thirty-three percent (33%) or more of the outstanding Shares on a fully diluted basis (including any outstanding interests in any other entity that can be converted into Shares) and (y) a change in management shall be deemed to occur upon the replacement of a majority of the members of the Federal Board over any consecutive 24-month period, unless a majority of the members of the Federal Board at the end of such 24-month period consists of trustees who either also were serving as trustees at the beginning of the 24-month period or whose election or nomination to the Federal Board was previously approved by a majority of such trustees then still in office.

(f) Due Diligence and Other Costs. Each General Partner shall bear its own costs, such as due diligence expenses and consultants’ and attorneys’ fees, incurred in connection with its exercise of, or response to, buy/sell rights. All other costs shall be borne between the General Partners as provided in the Offer Notice and the Offered Agreement.

Section 11.2 Remuneration To Partners. No Partner is entitled to remuneration for acting on behalf of the Partnership. Except as otherwise authorized in this Agreement, including but not limited to Sections 3.6 and 3.10, no Partner is entitled to remuneration for acting in the Partnership business.

ARTICLE XII

GENERAL PROVISIONS

Section 12.1 Notices.

(a) Generally. All notices, demands, approvals, consents or requests provided for or permitted to be given pursuant to this Agreement must be in writing.

(b) Manner of Notice. All notices, demands, approvals, consents and requests to be sent to the Partnership or any Partner pursuant to the terms hereof shall be deemed to have been properly given or served, if personally delivered, sent by recognized messenger or next day courier service, or sent by United States mail, telex or facsimile transmission to the addresses or facsimile numbers listed below, and will be deemed received, unless earlier received: (a) if sent by express, certified or registered mail, return receipt requested, when actually received or delivery refused; (b) if sent by messenger or courier, when actually received; (c) if sent by telex or facsimile transmission, on the date sent, so long as a confirming notice is sent by messenger or courier or by express, certified, registered, or first-class mail; (d) if delivered by hand, on the date of delivery; and (e) if sent by first-class mail, seven days after it was mailed. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent.

If to the Partnership:	Federal/Lion Venture LP c/o Federal/LPF GP, Inc. 1626 East Jefferson Street Rockville, Maryland 20852-4041 Attention: Dawn M. Becker Telephone No.: (301) 998-8104 Fax No. (301) 998-3715

with a copy to:	Clarion Partners LLC 230 Park Avenue 12th Floor New York, New York 10017 Attention: Stephen B. Hansen Telephone No.: (212) 883-2545 Fax No.: (212) 883-2845

If to either Federal Partner:	c/o Federal Realty Investment Trust 1626 East Jefferson Street Rockville, Maryland 20852-4041 Attention: Dawn M. Becker Telephone No.: (301) 998-8104 Fax No.: (301) 998-3715

with a copy of any notices of default, Offer Notices or Response Notices to:	Shaw Pittman LLP 2300 N Street, N.W. Washington, D.C. 20037 Attention: Sylvia M. Mahaffey, Esq. Telephone No.: (202) 663-8027 Fax No.: (202) 663-8028

If to either Fund Partner or Advisor:	Clarion Partners LLC 230 Park Avenue 12th Floor New York, New York 10017 Attention: Stephen B. Hansen Telephone No.: (212) 883-2545 Fax No.: (212) 883-2845

and a copy of any notices of default, Offer Notices or Response Notices to:	Mayer Brown Rowe & Maw LLP 350 South Grand Avenue, 25th Floor Los Angeles, California 90071 Attention: Dean Pappas, Esq. Telephone No.: (213) 229-9598 Fax No.: (213) 576-8203

(c) Right to Change Addresses. A Partner shall have the right from time to time and at any time during the term of this Agreement to change its notice address or addresses by giving to the Other Partners at least ten (10) Business Days’ prior written notice thereof in the manner provided by this Section 12.1. The Fund Partners shall have the right from time to time and at any time during the term of this Agreement to designate a successor to Clarion Partners as Advisor by giving to the Other Partner at least ten (10) Business Days’ prior written notice thereof in the manner provided by this Section 12.1.

Section 12.2 Governing Laws. This Agreement and the obligations of the Partners hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware without regard to its choice of law provisions. Except as otherwise provided herein, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act.

Section 12.3 Entire Agreement. This Agreement (including the exhibits and schedules hereto) contains the entire agreement between the parties, supercedes any prior agreements or understandings between them and may not be modified or amended in any manner other than pursuant to Section 12.12 hereof.

Section 12.4 Waiver. No consent or waiver, express or implied, by any Partner to or of any breach or default by any other Partner in the performance by the other Partner of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Partner of the same or any other obligations of such other Partner hereunder. Failure on the part of any Partner to complain of any act or failure to act of any of the other Partners or to declare any of the other Partners in default, irrespective of how long such failure continues, shall not constitute a waiver by such Partner of its rights hereunder. No custom, practice or course of dealings arising among the Partners in the administration hereof shall be construed as a waiver or diminution of the right of any Partner to insist upon the strict performance by any other Partner of the terms, covenants, agreements and conditions herein contained.

Section 12.5 Validity. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 12.6 Terminology; Captions. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa and shall refer solely to the parties signatory hereto except where otherwise specifically provided. Titles of Articles, Sections, Subsections, Schedules and Exhibits are for convenience only, and neither limit nor amplify the provisions of the Agreement itself, and all references herein to Articles, Sections, Subsections, Schedules and Exhibits shall refer to the corresponding Articles, Sections, Subsections, Schedules and Exhibits of this Agreement unless specific reference is made to such Articles, Sections, Subsections, Schedules and Exhibits of another document or instrument. Any use of the word “including” herein shall, unless the context otherwise requires, be deemed to mean “including without limitation”.

Section 12.7 Remedies Not Exclusive. Except as otherwise provided herein, the rights and remedies of the Partnership and of the Partners hereunder shall not be mutually exclusive, i.e., the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof. Each of the Partners confirms that damages at law may be an inadequate remedy for a breach or threatened breach of this Agreement and agrees that in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy but nothing herein contained is intended to, nor shall it, limit or affect any other rights or rights at law or by statute or otherwise of any Partner aggrieved as against the other Partner(s) for breach or threatened breach of any provision hereof, it being the intention by this section to make clear the agreement of the Partners that the respective rights and obligations of the Partners hereunder shall be enforceable in equity as well as at law or otherwise.

Section 12.8 Action by the Partners. No approval, consent, designation or other action by a Partner shall be binding upon such Partner unless the same is in writing and executed on behalf of such Partner by a duly authorized representative of such Partner.

Section 12.9 Further Assurances. Each of the Partners shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

Section 12.10 Liability of the Limited Partners. Each Limited Partner’s exposure to liabilities hereunder is limited to its interest in the Partnership. No Limited Partner shall be personally liable for the expenses, liabilities, debts, or obligations of the Partnership.

Section 12.11 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors, transferees, and assigns.

Section 12.12 Amendments. Except as otherwise provided in this Agreement, this Agreement may not be amended without the written consent of all the Partners.

Section 12.13 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument; signature and acknowledgment pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature and acknowledgement pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the Partners hereto and delivery to each of the Partners of a fully executed original counterpart of this Agreement.

Section 12.14 Waiver of Partition. Each of the Partners hereby irrevocably waives any and all rights (if any) that it may have to maintain any action for partition of any of the Qualified Properties to be acquired.

Section 12.15 No Third Party Beneficiaries. Supplementing Section 5.4 hereof, nothing in this Agreement, expressed or implied, is intended to confer any rights or remedies upon any Person, other than the Partners and, subject to the restrictions on assignment contained herein, their respective successors and assigns.

Section 12.16 Estoppel Certificates. Each Partner shall at any time and from time to time upon not less than twenty (20) days’ prior written notice from any other Partner execute and deliver to such other Partner a statement in writing certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that this Agreement is in full force and effect as modified and stating the modifications) and stating whether or not as to all Partners any Partner is in default in keeping, observing or performing any of the terms contained in this Agreement, and if in default, specifying each such default (limited, as regards any other Partner’s defaults, to those defaults of which the certifying Partner has knowledge).

Section 12.17 Legal Representation.

(a) The Partners acknowledge and agree that MBR&M has represented the Fund Partners (and their Affiliates) in connection with this Agreement and all other agreements contemplated by this Agreement and/or pertaining to the Partnership and its business. From time to time, and at the request of the Fund Partners or the Advisor (and/or their Affiliates), MBR&M may render legal advice and provide legal services to the Fund Partners and/or the Advisor (and/or their Affiliates) with respect to the Partnership and/or the business of the Partnership (including the Qualified Properties) and related matters at fees and costs to be paid by the Fund Partners or Advisor (and/or their Affiliates). In no event shall an attorney/client relationship exist between MBR&M, on the one hand, and Federal (or its Affiliates), on the other hand, with respect to the Partnership and/or the business of the Partnership (including the Qualified Properties) and related matters as a result of any such representation. The Partnership shall not be obligated to pay any fees, costs and expenses as a result of such representation.

(b) The Partners acknowledge and agree that Shaw Pittman has represented the Federal Partners (and their Affiliates) in connection with this Agreement and all other agreements contemplated by this Agreement and/or pertaining to the Partnership and its business. From time to time, and at the request of the Federal Partners (and/or their Affiliates), Shaw Pittman may render legal advice and provide legal services to the Federal Partners (and/or their Affiliates) with respect to the Partnership and/or the business of the Partnership (including the Qualified Properties) and related matters at fees and costs to be paid by the Federal Partners (and/or their Affiliates). In no event shall an attorney/client relationship exist between Shaw Pittman, on the one hand, and the Fund or the Advisor (or their Affiliates), on the other hand, with respect to the Partnership and/or the business of the Partnership (including the Qualified Properties) and related matters as a result of any such representation. The Partnership shall not be obligated to pay any fees, costs and expenses as a result of such representation.

(c) To the extent specifically requested and approved by the General Partners pursuant to Sections 3.4 and 4.8 of this Agreement (but only if, and to the extent, that mutual approval of the General Partners is required pursuant to said Sections 3.4 and 4.8), MBR&M and/or Shaw Pittman shall be permitted to render legal advice and to provide legal services to the Partnership from time to time, and each Partner covenants and agrees that such representation of the Partnership by MBR&M and/or Shaw Pittman shall not alone (i) result in the existence of an attorney/client relationship between MBR&M, on the one hand, and the Federal Partners (and/or their Affiliates), on the other hand; (ii) result in the existence of an attorney/client relationship between Shaw Pittman, on the one hand, and the Fund Partners or Advisor (and/or their Affiliates), on the other hand; and/or (iii) disqualify MBR&M and/or Shaw Pittman from providing legal advice and legal services (including, without limitation, legal services in connection with any mediation, arbitration, litigation or other dispute resolution proceedings between the Partnership and the Partners or between the Partners) as set forth in Sections 12.17(a) and 12.17(b) above at any time in the future.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.

Federal GP

FEDERAL/LPF GP, INC., a Delaware corporation

By:	/s/
Name:	Dawn Becker
Title:

Federal

FEDERAL REALTY INVESTMENT TRUST, a Maryland real estate investment trust

By:	/s/
Name:	Dawn Becker
Title:

Fund GP

CLPF-FEDERAL GP, LLC,
a Delaware limited liability company

By:	CLPF-Federal, L.P.,
a Delaware limited partnership, its sole member

By:	CLPF-Lion/Federal LP, LLC,
a Delaware limited liability company, its sole general partner

By:	Clarion Lion Properties Fund Holdings, L.P.,
a Delaware limited partnership, its sole member

By:	CLPF-Holdings, LLC,
a Delaware limited liability company, its general partner

By:	Clarion Lion Properties Fund Holdings REIT, LLC, a Delaware limited liability company, its sole member

By:	Clarion Lion Properties Fund, LLC, a Delaware limited liability company, its managing member

By:	Clarion Partners, LLC, a New York limited liability company, its manager

By:	/s/ Ralph J. Belford, III
Name:	Ralph J. Belford, III
Title:	Authorized Signatory

Fund

CLPF-FEDERAL, L.P.,
a Delaware limited partnership

By:	CLPF-Lion/Federal LP, LLC, a Delaware limited liability company, its sole general partner

By:	Clarion Lion Properties Fund Holdings, L.P., a Delaware limited partnership, its sole member

By:	CLPF-Holdings, LLC, a Delaware limited liability company, its general partner

By:	Clarion Lion Properties Fund Holdings REIT, LLC, a Delaware limited liability company, its sole member

By:	Clarion Lion Properties Fund, LLC, a Delaware limited liability company, its managing member

By:	Clarion Partners, LLC,
a New York limited liability company, its manager

By:	/s/ Ralph J. Belford, III
Name:	Ralph J. Belford, III
Title:	Authorized Signatory

SCHEDULE 1

Acquisition Parameters

Property Types:	Grocery-Anchored Community or Neighborhood Centers
Markets:	California, Mid-Atlantic (DC area through New York and New Jersey), New England – See Next Page for List of Target Markets

Demographics:	Above Average Household Incomes; Minimum Population within three (3) mile radius of Proposed Qualified Property of 50,000 residents

Property Size:	Seventy-Five Thousand (75,000) to Two Hundred Thousand (200,000) Square Feet of Rentable Area

Occupancy:	At least Ninety Percent (90%) of total Rentable Area is Leased and Occupied

Anchor Tenant:	At least seven (7) years remaining on current Lease (without taking into account any unexercised extension options); Anchor must be an appropriate and competitive grocer; Store size must equal at least 80% of the anchor tenant’s current prototype.

Risk Profile:	Core, but may include minor required leasing, renovation and capital expenditure costs

Value of Asset:	$15,000,000 to $50,000,000

Projected Returns:	6.5% to 8.0% Cap Rates; 8.0% to 9.5% unleveraged IRR

Locations:	In-fill with limited to no likely future competitive supply

Schedule 1-1

TARGET MARKETS:

Washington DC/Baltimore Metro

District of Columbia	Maryland
Montgomery County
Virginia	Prince George’s County
Arlington County	Frederick County
Fairfax County	Anne Arundel County
Loudoun County	Baltimore County
Prince William County	Harford County
City of Alexandria	Howard County
Charles County

Philadelphia Metro

Pennsylvania	New Jersey	Delaware
Bucks County	Burlington County	New Castle County
Chester County	Camden County
Delaware County	Gloucester County
Montgomery County	Mercer County
Philadelphia County

New York/New Jersey Metro

Connecticut	New Jersey
Fairfield County	Bergen County
Essex County
New York	Middlesex County
Kings County (Brooklyn)	Monmouth County
Queens County	Morris County
Richmond County (Staten Island)	Passaic County
Westchester County	Somerset County
Nassau County	Union County
Suffolk County	Hunterdon County

Boston Metro

Massachusetts
Bristol County	Norfolk County
Essex County	Plymouth County
Middlesex County	Worcester County
Suffolk County

Schedule 1-2

San Francisco/San Jose

San Francisco	Alameda County
Santa Clara County	Contra Costa County
San Mateo County	Marin County

Los Angeles Metro

Los Angeles County
Ventura County
Orange County

San Diego Metro

San Diego County

Schedule 1-3

SCHEDULE 2

Names, Capital Commitments and Percentage Interests of Partners

Partner Name	Capital Commitment	Percentage Interest
Federal/LPF GP, Inc.	$140,000.1%
CLPF-Federal GP, LLC	$140,000.1%
Federal Realty Investment Trust	$41,860,000	29.9%
CLPF-Federal, L.P.	$97,860,000	69.9%

Schedule 2-1

SCHEDULE 3

Leasing Parameters

Schedule 3-1

SCHEDULE 4

Model of Annual Plan

Schedule 4-1

SCHEDULE 5

Preliminary Proposal Materials

Schedule 5-1

SCHEDULE 6

Final Proposal Materials

Schedule 6-1

EXHIBIT A

Form of

Contribution Agreement

A-1

CONTRIBUTION AGREEMENT

-i-

(continued)

		Page
6.9	Waivers	17

6.10	Counterparts	17

6.11	Governing Law	17

6.12	Assignment	17

6.13	No Third Party Beneficiaries	17

6.14	Severability	17

6.15	Time of the Essence	18

6.16	Successors and Assigns	18

6.17	Waiver of Jury Trial	18

ARTICLE 7	OTHER AGREEMENTS OF THE PARTIES	18

7.1	Parties’ Recoveries	18

7.2	Distribution of Cash Contributions	18

-ii-

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (“Agreement”) is made as of the      day of             , 200      , by and among                     , a                      (“Owner”), Federal Realty Investment Trust, a Maryland real estate investment trust (“Federal”), CLPF-Federal, L.P., a Delaware limited partnership (“Fund”), and Federal/Lion Venture LP, a Delaware limited partnership (the “Partnership”).

RECITALS

A. Federal and Fund have formed the Partnership pursuant to a limited partnership agreement dated as of June     , 2004 (the “Partnership Agreement”), in which wholly-owned subsidiaries of each of Federal and Fund are the general partners (each, a “Subsidiary GP”), and Federal and Fund are the limited partners.

B. At the Closing, each of Federal and Fund will make or cause to be made, pursuant to (and in accordance with) the Partnership Agreement, contributions of cash and/or real or other property to the Partnership, subject to the terms and conditions of this Agreement and the Partnership Agreement, which contributions shall be deemed to be contributions “to the Partnership” for purposes of this Agreement.

C. At the Closing, Owner intends to contribute the Property (as hereinafter defined) to a wholly-owned subsidiary of the Partnership as a Contribution (as hereinafter defined) by Federal to the Partnership, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner, Federal, Fund and the Partnership hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth herein:

“Affiliate,” when used with respect to any particular Person, shall mean (a) any Person or group of Persons acting in concert that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such particular Person, (b) any Person that is an officer, partner, member or trustee of, or serves in a similar capacity with respect to, such particular Person, (c) any Person that, directly or indirectly, is the beneficial owner of 15% or more of any class of voting securities of, or otherwise has an equivalent beneficial interest in, such particular Person or of which such particular Person is directly or indirectly the owner of 15% or more of any class of voting securities or in which such particular Person has an equivalent beneficial interest, or (d) any relative or spouse of such particular Person. Notwithstanding the foregoing, for purposes of this Agreement, neither Party shall be deemed to be an Affiliate of the other Party or the Partnership.

“Anchor Tenant” means a tenant who leases more than fifteen thousand (15,000) square feet of leasable area in the aggregate within the Property.

“Business Day” means any day of the year other than Saturday, Sunday or any other day on which banks located in New York, New York generally are closed for business.

“Cash Contribution” means the cash contribution made by Cash Contributor to the Partnership on the Closing Date, as shown on Schedule 1.

“Cash Contributor” means the Partner who contributes a Cash Contribution to the Partnership in connection with the Contribution of the Property hereunder.

“Closing” shall have the meaning set forth in Section 4.1.

“Closing Date” shall have the meaning set forth in Section 4.1.

“Contribution” means the contribution of the Property or the Cash Contribution to an SP Subsidiary or the Partnership, as the case may be and as the context may require.

“Contribution Value” means the value of the Property, as determined by the Parties and shown on Schedule 1.

“Contributor’s Equity” means the amount by which the Contribution Value exceeds the sum of (1) the aggregate outstanding balance of the Loans encumbering the Property, as shown on Schedule 1, and (2) all closing costs, net prorations and adjustments charged against the Owner pursuant to this Agreement, as shown on Schedule 1 and as calculated as set forth in the attachment thereto. The Contributor’s Equity with respect to the Property, as determined by the Parties, is shown on Schedule 1.

“Endorsements” means the following endorsements (if available in the jurisdiction in which the Property is located): (i) owner’s comprehensive endorsement (ALTA Form 9.2); (ii) location endorsement; (iii) zoning endorsement (ALTA Form 3.1); (iv) subdivision endorsement; (v) separate tax lot endorsement; (vi) street access endorsement; (vii) survey endorsement; (viii) contiguity endorsement, if applicable; (ix) deletion of creditor’s rights exclusion (if a creditor’s rights exclusion is otherwise set forth in the Title Policy); (x) encroachment endorsement, if applicable; (xi) Fairway endorsement, if applicable; (xii) non-imputation endorsement, if applicable; and (xiii) such other endorsements as agreed by the Parties.

“Intangible Property” means all intangible property owned by Owner and used in connection with the Real Property or the Personal Property including, without limitation, all of Owner’s right, title and interest in and to all: licenses; approvals; applications and permits issued or approved by any governmental authority and relating

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to the use, operation, ownership, occupancy and/or maintenance of the Real Property or the Personal Property; utility arrangements; indemnities; claims against third parties; plans; drawings; specifications; surveys; maps; engineering reports and other technical descriptions; books and records; insurance proceeds and condemnation awards; trademarks and trade names used or useful in connection with the Real Property; and all other intangible rights used in connection with or relating to the Real Property or the Personal Property, including rights, if any to current and past names of the Real Property.

“Leases” means all leases and other occupancy agreements of any kind or nature within or of the Real Property or the Improvements.

“Loan” means a loan secured by a mortgage or deed of trust encumbering the Property (or any portion thereof), as shown on Schedule 1.

“Loan Documents” means the documents and instruments governing, evidencing, guarantying, and/or securing a Loan.

“Other Parties” means, with respect to the Fund, Federal and Owner, and with respect to Federal and/or Owner, the Fund. The Partnership shall not be deemed to be an “Other Party” under this Agreement.

“Party” or “Parties” means, individually or collectively, as the case may be, the parties to this Agreement, and their respective permitted successors and assigns.

“Partner” means a partner of the Partnership.

“Permitted Exceptions” are such exceptions to title to the Property as may be approved by the Parties prior to the Closing Date, which shall be the only exceptions to title shown in a Title Policy.

“Person” means any individual, corporation, partnership, limited liability company, trust, or other entity.

“Personal Property” means all tangible property owned by the Owner as of the Closing Date and located on or used exclusively in conjunction with the operation, maintenance, ownership and/or occupancy of the Real Property including without limitation: furniture; furnishings; art work; sculptures; paintings; equipment and supplies; landscaping; plants; lawn equipment; and whether stored on or off the Real Property, tools and supplies, maintenance equipment, materials and supplies used exclusively in the maintenance, repair or operation of the Real Property, shelving and partitions, and any construction and finish materials and supplies not incorporated into the Improvements and held for repairs and replacements thereto, wherever located.

“Property” means, collectively, the Real Property, Leases, Personal Property and Intangible Property.

“Real Property” means the real property described in Schedule 1 and the applicable Title Policy, together with all rights, privileges, hereditaments and interests

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appurtenant thereto, including, without limitation: any water and mineral rights, development rights, air rights, easements, and any and all rights of Owner in and to any streets, alleys, passages and other rights of way; and all buildings and other improvements located on or affixed to such real property and all replacements and additions thereto (collectively, “Improvements”).

“Schedule 1” means Schedule 1 attached hereto, and any amendment or supplement thereto, or restatement thereof.

“Schedule 2” means Schedule 2 attached hereto, and any amendment or supplement thereto, or restatement thereof.

“Service Contracts” means all management, service, supply, equipment rental, and other contracts related to the operation, improvement or repair of the Real Property or the Personal Property.

“SP Subsidiary” shall mean a limited partnership that is wholly-owned (directly or indirectly) by the Partnership and that is formed for the purpose of acquiring, financing, holding for investment, preserving, managing, operating, improving, leasing, selling, exchanging, transferring and otherwise using or disposing of the Property.

“Tenant Estoppels” means estoppel certificates from tenants of the Property, substantially in the form of Exhibit A attached hereto; provided, however, if the Property is being financed in connection with the Contributions contemplated hereby and the lender under such financing requires tenant estoppels on its form, then the term “Tenant Estoppels” shall mean estoppel certificates from tenants of the Property in the form required by such lender.

“Title Company” means such title insurance company or companies as may be mutually approved by the Parties to issue the Title Policy for the Property in connection with the Contribution of the Property to the SP Subsidiary. The Parties acknowledge and agree that First American Title Insurance Company is approved as a Title Company.

“Title Policy” means an ALTA Owner’s Policy (1992) of title insurance, with extended coverage, issued by the Title Company as of the Closing Date, in the amount of the Contribution Value, containing the Endorsements, insuring that the SP Subsidiary that acquires the Property is the owner of fee simple title to such Property, subject only to the Permitted Exceptions and with the standard exceptions for survey matters, mechanic’s liens and parties-in-possession (other than the tenants described in, and pursuant to, the Leases set forth on the rent roll attached as Exhibit B hereto) deleted.

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ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF CONTRIBUTORS

2.1 Representations and Warranties of Federal and Owner. As of the Closing Date, Federal hereby represents and warrants with respect to itself, Owner and/or the Property, as applicable, and Owner hereby represents and warrants with respect to itself and/or the Property, as applicable, to the Fund and the Partnership, as follows:

(a) Due Organization. Federal has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, and, to the extent required by and possible pursuant to applicable law, is qualified to do business and in good standing in the jurisdiction where the Property is located. Owner has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, and is qualified to do business and in good standing in the jurisdiction in which the Property is located, if required pursuant to applicable law in order for it to carry on its business as now being conducted in such jurisdiction. True, correct and complete copies of the constituent documents of Federal, its Subsidiary GP and the Owner (if applicable) have been furnished to the Fund.

(b) Due Authorization. Owner has full power and authority to own and assign the Property, and Federal and Owner have full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Federal and Owner of this Agreement have been duly and validly approved by all necessary trust, limited partnership or other applicable action and no other actions or proceedings on the part of Federal or Owner are necessary to authorize this Agreement or the transactions contemplated hereby. No consent, waiver, approval, or authorization of, or filing, registration, or qualification with, or notice to, any governmental instrumentality or any Person (including, without limitation, its partners) is required to be made, obtained, or given by Federal or Owner in connection with the execution, delivery, and performance of this Agreement and the Contribution of the Property or, if required, such consent or action has been obtained or taken. Without limiting the generality of the foregoing, the performance of this Agreement by Federal and Owner will not require the consent of the holder of any lien encumbering the Property or any other Person, or, if required, such consent has been obtained. Federal and Owner have duly and validly executed and delivered this Agreement. This Agreement constitutes, and the documents executed pursuant to this Agreement when executed will constitute, legal, valid and binding obligations of Federal and Owner, as applicable, enforceable against Federal and Owner, as applicable, in accordance with their respective terms.

(c) Conflicts. The execution and delivery of this Agreement, and the performance by Federal and Owner under this Agreement, do not and will not conflict with or result in a breach of (with or without the passage of time or notice or both) the terms of any of Federal’s or Owner’s constituent documents or any judgment, order or decree of any governmental authority binding on Federal or Owner, and, to Federal’s and Owner’s knowledge, do not breach or violate any applicable law, rule or regulation of any governmental authority. The execution, delivery and performance by Federal and Owner under this Agreement will not result in a breach or violation of (with or without the passage of time or notice or both) the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Federal or Owner is a party or by which Federal or Owner is bound or to which the Property is subject. Neither Federal nor Owner has granted any rights, options, rights of first refusal, or any other agreements of any kind, which are currently in effect, to purchase or to otherwise acquire the Property or any part thereof or any interest therein, except for rights under this Agreement or any rights which constitute Permitted Exceptions.

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(d) Owner. Federal owns and holds, either directly or indirectly, one hundred percent (100%) of the ownership interest in Owner. Federal has not, directly or indirectly, sold, conveyed, transferred, given, pledged, mortgaged or otherwise disposed of, encumbered or granted in any manner any interest in Owner; there are no outstanding warrants, options, rights, agreements, calls or other commitments to which Federal (directly or indirectly) or Owner is a party relating to or providing for the sale, conveyance, transfer, gift, pledge, mortgage or other disposition, encumbrance or granting of, or permitting any Person to acquire any direct or indirect interest in, Owner. Owner is the sole owner of the Property.

(e) Litigation. Except as disclosed in Exhibit B, to Federal’s and Owner’s knowledge, there is no action, suit or proceeding (including, without limitation, any eminent domain or condemnation action) pending or threatened in writing against Owner or the Property which, if adversely determined, would have a material adverse effect on the financial condition or results of operations of the Property, or which challenges or impairs Federal’s or Owner’s ability to execute, deliver or perform under this Agreement or to transfer the Property, or to consummate the transaction as contemplated herein.

(f) Leases. The rent roll for the Property attached in Exhibit B hereto is true, correct and complete in all material respects, and describes all of the Leases of the Property. Owner has furnished to the Fund true, correct and, to Federal’s and Owner’s knowledge, complete copies of all of the Leases affecting the Property including all amendments and guarantees. Except as disclosed in Exhibit B attached hereto, to Federal’s and Owner’s knowledge, the “landlord” is not in default under any Lease, which default remains uncured, and no event has occurred that, with the giving of notice or the passage of time, or both, would constitute a default of the landlord under any Lease. Except as disclosed in Exhibit B attached hereto, to Federal’s and Owner’s knowledge, no tenant under any of the Leases is in monetary default under its Lease beyond any applicable notice and cure period, and neither Federal nor Owner has given to any tenant any written notice of non-monetary default, which default has not been cured. Except as disclosed in Exhibit B attached hereto, to Federal’s and Owner’s knowledge, all of the landlord’s obligations to construct tenant improvements or reimburse the tenants for tenant improvements under the Leases have been paid and performed in full and all tenant concessions (such as, for example, free rent, move-in allowances, tenant improvement allowances, etc.) from the landlord under the Leases have been paid, satisfied and performed in full. Federal and Owner each further represents and warrants as follows with respect to each of the Leases (except as otherwise expressly disclosed in Exhibit B attached hereto): (i) the Lease constitutes the entire agreement with the applicable tenant relating to the Property, and has not been amended, modified or supplemented (in writing or otherwise), except for such amendments, modifications and supplements delivered to the Fund prior to Closing; (ii) the “tenant” under such Lease has no right of first refusal or option to purchase all or any portion of the Property; (iii) no portion of the security deposit under the Lease has been applied which has not been restored to the full amount required under the Lease; and (iv) the “landlord” under such Lease has not accepted any payment of rent more than one (1) month in advance.

(g) Operating Statements. Owner has furnished to the Fund current pro forma operating statements with respect to the Property. Except as disclosed in Exhibit C attached hereto, to Federal’s and Owner’s knowledge, there are no liabilities of Owner or the Property (including, but not limited to, liabilities for taxes relating to any period prior to the date hereof,

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other than real estate taxes not yet due and payable), other than (i) any Loan (if applicable), (ii) obligations, duties and responsibilities under the Leases and Service Contracts, (iii) obligations, duties and responsibilities under items constituting Permitted Exceptions, (iv) trade payables in the ordinary course, and (v) obligations, duties and responsibilities under applicable laws.

(h) Legal Compliance. Except as disclosed in Exhibit D attached hereto, to Federal’s and Owner’s knowledge, neither the Property nor the current use thereof violates in any material respect any governmental law, code or regulation or any covenants or restrictions encumbering the Property (including, without limitation, the Americans with Disabilities Act, as such Act has been codified). Except as disclosed in Exhibit D attached hereto, to Federal’s and Owner’s knowledge, no written notice of violation or alleged violation of any laws, rules, regulations or codes, with respect to the Property has been issued by any governmental authority which has not been corrected to the satisfaction of the issuer of the notice. To Federal’s and Owner’s knowledge, Owner has obtained all licenses, permits, certificates, approvals, easements, and rights-of-way, including proof of dedication, required from all governmental authorities having jurisdiction over the Property or from private parties for the present use and operation of the Property and to assure the provision of adequate parking on the Property and to assure vehicular and pedestrian ingress to and egress from the Property at all access points currently being used.

(i) Environmental. Except as disclosed in the environmental reports, if any, pertaining to the Property received by Federal or Owner, copies of which have been furnished to the Fund, neither Federal nor Owner has knowledge of any violation of Environmental Laws (as defined below) related to the Property or of the presence or release of Hazardous Materials (as defined below) on or from the Property in violation of law. Except as disclosed in writing to the Fund, to Federal’s and Owner’s knowledge, none of Federal, Owner, any tenant, or any other Person has manufactured, introduced, released or discharged from or onto the Property any Hazardous Materials or any toxic wastes, substances or materials (including, without limitation, asbestos), in violation of any Environmental Laws. The term “Environmental Laws” includes, without limitation, the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement or such later date as of which this representation is effective pursuant to the terms hereof, together with their implementing regulations and guidelines as of the date of this Agreement or such later date as of which this representation is effective pursuant to the terms hereof, and all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials. The term “Hazardous Materials” includes petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), and any substance, material waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law.

(j) Known Defects. Except as disclosed in Exhibit B, and except as disclosed in any reports, studies or other documentation regarding the Property delivered to the Fund prior to the date of this Agreement, to Federal’s and Owner’s knowledge, neither Federal nor Owner has received written notice of any material physical, structural, or mechanical defects in the Property (including the plumbing, heating, sprinkler, air conditioning, ventilation and electrical systems and the roof), which defects have not been previously remedied. Neither Federal nor Owner has

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received any written notice from any insurance carrier of any defects or inadequacies in the Property, or in any portion thereof, that would adversely affect the insurability or cost of such insurance.

(k) Commissions; Fees. Upon the Closing, there will be no brokerage or leasing fees or commissions or similar compensation in the nature of a leasing fee or brokerage commission due or payable on an absolute or contingent basis to any person, firm, corporation, or other entity, with respect to or on account of any of the Leases, and no such fees, commissions or similar compensation in the nature of a leasing fee or brokerage commission shall, by reason of any existing agreement, become due during the terms of any of the Leases or with respect to any renewal or extension thereof or the leasing of additional space by any tenant under any existing Leases (except as specified in Exhibit E attached hereto).

(l) Disclosure. Other than this Agreement, the Partnership Agreement, the documents delivered in connection with the Contribution of the Property pursuant hereto, the Permitted Exceptions, the Leases, the Services Contracts, and such other contracts and agreements disclosed to the Fund in writing prior to the Closing Date, to Federal’s and Owner’s knowledge, there are no material contracts or agreements of any kind relating to the Property to which the Partnership or SP Subsidiary or their agents would be bound after Closing.

(m) Loan. If Owner is contributing a Property that is encumbered by a Loan (i) the payments due under or with respect to such Loan are current, (ii) all of the Loan Documents are listed in Schedule 2 attached hereto, true, correct and, to Federal’s and Owner’s knowledge, complete copies of which have been delivered to the Fund prior to the Closing, and such Loan Documents have not been amended, modified or supplemented except as described in Schedule 2, (iii) to Federal’s and Owner’s knowledge, the Loan Documents are in full force and effect, and (iv) to Federal’s and Owner’s knowledge, there exist no outstanding and uncured defaults under the Loan Documents and no notices of default have been received from the holder of such Loan which remain outstanding and uncured.

2.2 Representations and Warranties of Cash Contributor. As of the Closing Date, Cash Contributor hereby represents and warrants as follows to Federal and the Partnership with respect to itself and its Subsidiary GP.

(a) Due Organization. Cash Contributor and its Subsidiary GP have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, and are qualified to do business and in good standing in all jurisdictions where such qualification is necessary to carry on their respective businesses as now conducted.

(b) Due Authorization. Cash Contributor has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Cash Contributor of this Agreement has been duly and validly approved by all necessary trust, limited partnership or other applicable action and no other actions or proceedings on the part of Cash Contributor are necessary to authorize this Agreement or the transactions contemplated hereby. No consent, waiver, approval, or authorization of, or filing, registration, or qualification with, or notice to, any governmental instrumentality or any

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Person (including, without limitation, its partners) is required to be made, obtained, or given by Cash Contributor in connection with the execution, delivery, and performance of this Agreement and the Contribution of cash to the Partnership or, if required, such consent or action has been obtained or taken. Cash Contributor has duly and validly executed and delivered this Agreement. This Agreement constitutes, and the documents executed by Cash Contributor pursuant to this Agreement when executed will constitute, legal, valid and binding obligations of Cash Contributor, enforceable against Cash Contributor in accordance with their respective terms.

(c) Conflicts. The execution and delivery of this Agreement, and the performance by Cash Contributor under this Agreement, do not and will not conflict with or result in a breach of (with or without the passage of time or notice or both) the terms of any of Cash Contributor’s constituent documents or any judgment, order or decree of any governmental authority binding on Cash Contributor, and, to Cash Contributor’s knowledge, do not breach or violate any applicable law, rule or regulation of any governmental authority. The execution, delivery and performance by Cash Contributor under this Agreement will not result in a breach or violation of (with or without the passage of time or notice or both) the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Cash Contributor is a party or by which Cash Contributor is bound.

2.3 Knowledge. For purposes hereof: (i) the term “knowledge,” when used with respect to any representations and warranties made by Federal and Owner hereunder, shall mean and refer to the knowledge of Jeffrey Berkes, Senior Vice President – Chief Investment Officer of Federal, Dawn Becker, Senior Vice President, General Counsel and Secretary of Federal, and                     , Vice President and Chief Operating Officer –                  [INSERT REGION WHERE PROPERTY IS LOCATED] Region of Federal; and (ii) the term “knowledge”, when used with respect to any representations and warranties made by the Fund hereunder and as used in Section 6.6 of this Agreement below, shall mean and refer to the knowledge of Stephen Hansen, Senior Director – Portfolio Manager of ING Clarion Partners, and Patrick Goulding, Chief Financial Officer of ING Clarion Partners.

ARTICLE 3

CONDITIONS PRECEDENT

The obligation of each Party to consummate the Closing is subject to the satisfaction or waiver of each of the following conditions:

3.1 Representations and Warranties. The representations and warranties made by the Other Parties in Article 2 of this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date, as though such representations and warranties were made on and as of such date.

3.2 Compliance with Agreements and Covenants. The Other Parties shall have performed and complied in all material respects with all of their respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by them on or prior to the Closing Date.

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3.3 Leases. With respect to the Fund and the Partnership only, as of Closing: (i) current (within 30 days of the Closing Date) Tenant Estoppels from all Anchor Tenants and from other tenants under other Leases at the Property who lease greater than 75% of the remaining leasable area in the aggregate at the Property, excluding the leasable area leased by Anchor Tenants at the Property, which estoppel certificates do not disclose any matters reasonably objectionable to the Fund, have been delivered to the Fund and the Partnership; (ii) the Leases shall be in full force and effect; (iii) no default by landlord under any of the Leases shall have arisen that remains uncured after the expiration of any applicable notice and cure period (and no event shall then exist that, with the giving of notice or the passage of time, or both, would constitute a default by landlord under the Leases) that was not specifically disclosed in writing to the Fund and approved by the Fund prior to the Closing; and (iv) no Anchor Tenant shall be in material default under its Lease beyond the expiration of any applicable notice and cure period or shall have initiated or had initiated against it any insolvency, bankruptcy, receivership or other similar proceeding.

3.4 Title. At Closing, the Title Company shall have delivered, or shall be unconditionally and irrevocably committed to issue, the Title Policy with respect to the Property insuring the SP Subsidiary that acquires such Property as of the date and time of the recording of the Deed (defined herein).

3.5 Loan; Consents. Any required consent from the holder of a Loan to the Contribution of the Property shall have been obtained, and the Loan Documents shall have been modified in such form and substance as agreed by the Parties. Any and all other consents required to consummate the Contribution of the Property to the Partnership by transfer to the SP Subsidiary shall have been obtained.

3.6 Other Conditions. All other conditions to such Party’s obligations set forth in this Agreement or the Partnership Agreement have been satisfied as of the dates required.

ARTICLE 4

CLOSING

4.1 Closing. The consummation of the Contributions to the Partnership and the other transactions contemplated to occur simultaneously therewith (the “Closing”) shall take place through an escrow with the Title Company, concurrently with the execution of this Agreement (such date being the “Closing Date”). Upon completion of the deliveries hereunder and satisfaction of the other conditions to Closing herein set forth, the Parties shall direct the Title Company to make such deliveries and disbursements according to the terms of this Agreement and under a joint escrow instruction letter approved by the Parties.

4.2 Deliveries by Parties. At the Closing, in addition to any other documents or agreements required under any other provision of this Agreement, each Party shall make or cause to be made the following deliveries and performance:

(a) Deed. A deed (a “Deed”) containing a special warranty of title, substantially in the form attached hereto as Exhibit F, executed and acknowledged by Owner, conveying to the

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applicable SP Subsidiary indefeasible fee simple title to the Property subject only to the Permitted Exceptions. The Deed shall be delivered, in escrow, to the offices of the Title Company in the appropriate county for recording the Deed, so that the Deed can be recorded on the Closing Date;

(b) Assignments. A General Assignment and Bill of Sale and an Assignment of Leases, Rents and Security Deposits, each substantially in the form attached hereto as Exhibit G and Exhibit H, respectively, executed and acknowledged by Owner, vesting in the applicable SP Subsidiary good title to the property described therein free of any claims, except for the Permitted Exceptions, to the extent applicable;

(c) Loan Modification Documents. If Owner Contributes a Property that is encumbered by a Loan, any documents, executed and acknowledged by the holder of the Loan and the other parties thereto, consenting to the Contribution and modifying the Loan Documents, as contemplated by Section 3.5 above;

(d) Payment of Obligations Not Assumed. Payment or provision for the payment in manner reasonably satisfactory to the Cash Contributor of all obligations of the Owner not specifically assumed or paid pursuant to this Agreement as described in the definition of Contributor’s Equity;

(e) Certificate. A certificate from each Party that its representations and warranties in Article 2 are true and correct in all material respects.

(f) Notice to Tenants. A notice to each tenant of the Property, in form reasonably satisfactory to the Cash Contributor, executed by Owner and informing each such tenant of the Property of the Contribution and that the SP Subsidiary has acquired the Property;

(g) State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property;

(h) FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Owner;

(i) Authority. Evidence of the existence, organization and authority of Owner (or if Federal is the Owner, then of Federal) and of the authority of the persons executing documents on behalf of Owner (or if Federal is the Owner, then Federal), reasonably satisfactory to the Title Company;

(j) Possession. Possession of the Property, subject only to tenants in possession under Leases and the other applicable Permitted Exceptions;

(k) Delivery of Books and Records. Delivery to the offices of Partnership’s property manager (it being acknowledged by the Parties that Federal is the Partnership’s initial property manager, and that Federal’s possession of such items shall be deemed to be delivery hereunder), to the extent in Federal’s or Owner’s (if applicable) possession or within their control, of the following: the original Leases or copies thereof if the originals are not in Federal’s or Owner’s possession or within their control; the original Service Contracts or copies thereof if originals are

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not in Federal’s or Owner’s possession or within their control; copies or originals of all books and records of account; contracts; copies of correspondence with tenants and suppliers; receipts for deposits; unpaid bills and other non-confidential papers or documents which pertain to the Property; all advertising materials, booklets, keys and other items, if any, used in the operation of the Property; and, if in Federal’s or Owner’s possession or control, the original “as-built” plans and specifications and all other available plans and specifications; and

(l) Cash Contribution. With respect to the Fund, the Cash Contribution to the Partnership equal to the total amount of cash shown on Schedule 1, to be held and applied in accordance with the Partnership Agreement and Section 7.2.

4.3 Closing Costs. The Partnership shall pay all escrow fees and costs, the fees, costs and expenses incurred in connection with its due diligence of the Property, the premium for the Title Policy (including the cost of all endorsements to the Title Policy), the fee for recording any recordation documents (such as the Deed), and any and all other Closing costs that are not expressly provided for herein, including, without limitation, any documentary transfer tax due in connection with the consummation of the transactions contemplated herein. Each Party shall bear the expense of its own counsel.

4.4 Prorations and Adjustments. Attached to Schedule 1 is a calculation of prorations and other adjustments taken into account in determining Contributor’s Equity. It is understood and agreed by the Parties that, as of the Closing Date, some of the prorations and other adjustments may be based upon estimates. The Parties agree to reprorate and readjust such items on a fair and equitable basis as soon as invoices or other bills are available and after final reconciliation with tenants, with final adjustment to be made as soon as reasonably possible after the Closing Date, to the effect that the income and expenses are received and paid on an accrual basis by Owner and the Partnership with respect to the pre- and post-Contribution periods, respectively. Payments either from or to Owner or the Partnership, as the case may be, in connection with the final adjustment shall be due within thirty (30) days after a determination of such final adjustment. To the extent delinquent rents are received after Closing, they shall be applied: (a) first, to pay to the SP Subsidiary or Partnership, as the case may be, all fees and costs of collection, (b) second, to current rents due, (c) third, to all delinquent rents accruing from and after the Closing Date and payable to the SP Subsidiary or Partnership, and (d) fourth, to all delinquent rents accruing prior to the Closing Date and payable to Owner.

ARTICLE 5

INDEMNIFICATION

5.1 Contributor’s and Partnership’s Indemnities. Each of Federal and the Fund agrees to indemnify, defend and hold the other, its Affiliates, the SP Subsidiary, and the Partnership harmless of and from any liability, claim, demand, loss, cost, expense or damage (collectively, “loss”) suffered by any such indemnitee (1) if such indemnifying Party is Federal, arising from any third-party claims under the Leases or Service Contracts or relating to injuries to persons or property in the nature of tort claims and attributable in either case to any act or omission of, or any breach of contractual obligations by, Federal or Owner, or an agent, employee or contractor of the foregoing, occurring during Owner’s period of ownership before the Closing Date; or (2)

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arising from any breach or inaccuracy of such Party’s representations and warranties in Article 2. Except as otherwise provided in the next sentence below, the parties agree to cause the SP Subsidiary to indemnify, defend and hold Owner, Federal and their respective Affiliates harmless of and from any loss suffered by any such indemnitee arising from any third-party claims under the Leases or relating to injuries to persons or property in the nature of tort claims and attributable in either event to any act or omission of, or any breach of contractual obligations by, the SP Subsidiary, the Partnership, or any agent, employee or contractor of the foregoing, occurring during the SP Subsidiary’s period of ownership from and after the Closing. Notwithstanding anything to the contrary stated in this Agreement (including, without limitation, the immediately preceding sentence), in no event will the SP Subsidiary be obligated to indemnify, defend or hold Owner, Federal or their Affiliates harmless from or against, nor will the SP Subsidiary, the Partnership, the Fund or any of their Affiliates (other than Owner, Federal or their subsidiaries) be responsible or liable for, any liabilities, claims, demands, losses, costs, expenses or damages that arise as a result of, or constitute, a breach by Owner, Federal or any of their Affiliates (excluding the SP Subsidiary) pursuant to any agreement between any such Person, on the one hand, and the SP Subsidiary, the Partnership or any of the Partners (or any of their respective Affiliates), on the other hand (including, without limitation, the Partnership Agreement and any management agreement). In the event of any conflict between the provisions of the immediately preceding sentence and the provisions of any agreement between such Person, on the one hand, and the SP Subsidiary, the Partnership or the Partners (or any of their respective Affiliates), on the other hand, the provisions of such other agreement shall prevail.

5.2 Survival. The indemnities set forth in this Article 5 shall survive the Closing for a period of two (2) years (or, in the event a claim is made by any indemnitee within such two (2) year period, until such claim is resolved, if later).

5.3 Procedure. The following provisions govern all actions for indemnity under this Article 5 and any other provision of this Agreement. Promptly after receipt by an indemnitee of notice of any claim, such indemnitee will, if a claim in respect thereof is to be made against the indemnitor, deliver to the indemnitor written notice thereof and the indemnitor shall have the right to participate in and, if the indemnitor agrees in writing that it will be responsible for any costs, expenses, judgments, damages, and losses incurred by the indemnitee with respect to such claim, to assume the defense thereof, with counsel mutually satisfactory to the Parties; provided, however, that an indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnitor, if the indemnitee reasonably believes that representation of such indemnitee by the counsel retained by the indemnitor would be inappropriate due to actual or potential differing interests between such indemnitee and any other Party represented by such counsel in such proceeding. The failure of indemnitee to deliver written notice to the indemnitor within a reasonable time after indemnitee receives notice of any such claim shall relieve such indemnitor of any liability to the indemnitee under this indemnity only if and to the extent that such failure is prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnitor will not relieve it of any liability that it may have to any indemnitee other than under this indemnity.

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ARTICLE 6

MISCELLANEOUS

6.1 Survival. The representations and warranties contained in this Agreement and the provisions of this Agreement that contemplate performance after the Closing Date shall survive the Closing Date and shall not be deemed to be merged into or waived by the instruments of such Closing; provided, however, that the representations and warranties set forth in Sections 2.1(e) through 2.1(m) hereof shall survive only for a period of eighteen (18) months after the Closing Date, and a Party shall have the right to bring an action thereon only if it has given the warrantor written notice of such claim within such eighteen (18) month period in accordance with the provisions of Section 6.7.

6.2 Additional Actions and Documents. Each of the Parties hereto hereby agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

6.3 Entire Agreement; Amendment. This Agreement, including the Exhibits and other documents referred to herein or furnished pursuant hereto, constitute the entire agreement among the Parties hereto with respect to the transactions contemplated herein, and supersede all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein; provided, that nothing in this Section 6.3 shall have any effect on any other written agreements. Without limiting the foregoing, except as expressly provided otherwise herein, the Contributions pursuant hereto shall be subject to the terms and conditions of the Partnership Agreement. No amendment, modification or discharge of this Agreement shall be valid or binding unless set forth in writing and duly executed and delivered by the Party against whom enforcement of the amendment, modification, or discharge is sought.

6.4 As Is, Where Is. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 2.1 ABOVE AND ELSEWHERE IN THIS AGREEMENT, THE FUND, THE PARTNERSHIP AND THE SP SUBSIDIARY SPECIFICALLY ACKNOWLEDGE AND AGREE THAT OWNER IS CONTRIBUTING AND THE SP SUBSIDIARY IS ACQUIRING THE PROPERTY ON AN “AS IS WITH ALL FAULTS” BASIS AND THAT, EXCEPT AS EXPRESSLY SET FORTH IN SECTION 2.1 ABOVE AND ELSEWHERE IN THIS AGREEMENT, NEITHER THE PARTNERSHIP NOR THE SP SUBSIDIARY IS RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM FEDERAL OR OWNER, ANY AFFILIATE OF FEDERAL OR OWNER, OR THEIR AGENTS OR BROKERS, OR ANY OTHER PERSON ACTING OR PURPORTING TO ACT ON BEHALF OF FEDERAL OR OWNER, AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING WITHOUT LIMITATION: (i) the quality, nature, adequacy and physical condition and aspects of the Property, including, but not limited to, the structural elements, seismic aspects of the Property, foundation, roof, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, the square footage within the improvements on the Real Property and within each tenant space therein, (ii) the quality, nature, adequacy, and

14

physical condition of soils, geology and any groundwater, (iii) the existence, quality, nature, adequacy and physical condition of utilities serving the Property, (iv) the development potential of the Property, and the Property’s use, habitability, merchantability, or fitness, suitability, value or adequacy of the Property for any particular purpose, (v) the zoning or other legal status of the Property or any other public or private restrictions on use of the Property, (vi) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity, (vii) the presence of Hazardous Materials on, under or about the Property or the adjoining or neighboring property, (viii) the quality of any labor and materials used in any improvements on the Real Property, (ix) the condition of title to the Property, (x) the Leases, Service Contracts, or other documents or agreements affecting the Property, or any information contained in any rent roll furnished to the Fund for the Property, (xi) the value, economics of the operation or income potential of the Property, or (xii) any other fact or condition which may affect the Property, including, without limitation, the physical condition, value, economics of operation or income potential of the Property.

6.5 Release. Without limiting the above, but subject to (and without limiting Federal’s or Owner’s liability for any breach of) the representations and warranties of Federal and Owner contained in Section 2.1 hereof, the Fund and the Partnership, on behalf of itself and the SP Subsidiary and their successors and assigns, waive their right to recover from, and forever release and discharge, Federal and Owner, and their respective affiliates, partners, trustees, beneficiaries, shareholders, members, managers, directors, officers, employees, agents and representatives of each of them, and their respective heirs, successors, personal representatives and assigns, from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, court costs and attorneys’ fees and disbursements), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with (i) the physical condition of the Property, including, without limitation, all structural and seismic elements, all mechanical, electrical, plumbing, sewage, heating, ventilating, air conditioning and other systems, the environmental condition of the Property and the presence of Hazardous Materials on, under or about the Property, or (ii) any law or regulation applicable to the Property, including, without limitation, any Environmental Law and any other federal, state or local law; however, such waiver and release shall not include the release of Federal or Owner from liability for any contribution or indemnity claims of the Partnership or the SP Subsidiary which may arise from a third-party claim asserted against any of them after Closing due to an act or omission of Federal or Owner occurring prior to Closing.

6.6 Effect of Investigation. Except as otherwise expressly provided herein, any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of any Party shall not limit, qualify, modify or amend the representations, warranties or covenants of, or indemnities by, made or undertaken pursuant to this Agreement; provided that, Federal and Owner shall have no liability with respect to any particular representation or warranty made by Federal and/or Owner in this Agreement if and only to the extent that, prior to Closing, the Fund has knowledge of, or any reports, studies or other documents delivered to or obtained by the Fund prior to the Closing contain, any information that contradicts such representation and warranty, or renders such representation and warranty untrue or incorrect, and the Fund nevertheless proceeds with the Closing.

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6.7 Notices. All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any Party to any other Party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, certified mail, return receipt requested, postage prepaid, or transmitted by facsimile (provided that, if a notice is sent by facsimile it shall also be followed immediately by a copy of such notice given by one of the other means specified above), addressed as follows:

(i)	If to Federal or Owner:

Federal Realty Investment Trust

1626 East Jefferson Street

Rockville, Maryland 20852-4041

Attention: Dawn M. Becker, General Counsel

Telephone No.: (301) 998-8104

Fax No.: (301) 998-3715

with a copy to:

Shaw Pittman LLP

2300 N Street, N.W.

Washington, D.C. 20037

Attention: Wendelin A. White

Telephone No.: (202) 663-8360

Fax No.: (202) 663-8007

(ii)	If to the Fund or Partnership:

c/o Clarion Partners, LLC

Attn: Stephen Hansen

ING Clarion Partners

230 Park Avenue, 12th Floor

New York, New York 10169

Telephone No.: (212) 883-2545

Fax No.: (212) 883-2845

with a copy to:

Mayer, Brown, Rowe & Maw LLP

Attn: Dean Pappas

350 South Grand Avenue, 25th Floor

Los Angeles, California 90071

Telephone No.: (213) 229-9598

Fax No.: (213) 576-8203

Notices may be given by counsel to the Parties. Each Party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication which shall be hand-delivered,

16

sent, mailed, or faxed in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes on the Business Day that it is delivered to the addressee (with the return receipt, the delivery receipt, or the confirmation receipt (with respect to a facsimile) being deemed conclusive, but not exclusive, evidence of such delivery) or on the Business Day that delivery is refused by the addressee upon presentation.

6.8 Attorneys’ Fees. If any action is brought by any Party or the Partnership against any other Party or the Partnership hereunder, each prevailing party shall be entitled to recover from the non-prevailing party(ies) such prevailing party’s attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action, as the case may be. For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees, costs and expenses” shall mean the fees and expenses of counsel to the parties hereto, which may include printing, photostating, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney.

6.9 Waivers. No delay or failure on the part of any Party hereto in exercising any right, power or privilege under this Agreement or under any other documents furnished in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any Party hereto unless made in writing and signed by the Party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

6.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.11 Governing Law. This Agreement, the rights and obligations of the Parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the state (excluding the choice of law rules thereof) in which the Real Property is located.

6.12 Assignment. No Party hereto shall assign its rights and/or obligations under this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of the other Parties hereto.

6.13 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto, and no provision of this Agreement shall be deemed to confer any third-party benefit.

6.14 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

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6.15 Time of the Essence. Time is of the essence in the performance of and compliance with each of the provisions and conditions of this Agreement.

6.16 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and to their respective permitted transferees, successors and assigns; provided that, neither this Agreement nor any of the rights or obligations of a Party hereunder shall be transferred by such Party without the prior written consent of the other Party.

6.17 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PROVISIONS OF THIS SECTION 6.15 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT.

ARTICLE 7

OTHER AGREEMENTS OF THE PARTIES

7.1 Parties’ Recoveries. To the extent assignable, each Party hereby assigns, as of the Closing Date, to the Partnership and/or SP Subsidiary any and all rights and benefits of such Party or Owner under any purchase agreements, certificates, reports, estoppel letters or similar items (collectively the “Acquisition Documents”) entered into or received by such Party or Owner in connection with the acquisition or ownership of the Property. Further, such Party agrees, at the Partnership’s request and sole cost, to enforce such rights and benefits on behalf of the Partnership and/or SP Subsidiary and any recoveries under any of the Acquisition Documents shall be for the benefit of the Partnership and/or SP Subsidiary. Any such recoveries shall be paid over to the Partnership or SP Subsidiary (but such payment shall in no event be deemed a “Capital Contribution” (as defined in the Partnership Agreement) to the Partnership by such Party). Notwithstanding the foregoing, if any recovery specifically relates to such Party’s or Owner’s period of ownership prior to the Closing Date, then except to the extent that such recovery may be required to cure any continuing condition or issue (such as a recovery received to cure any defect in the Property that has not fully cured prior to the Closing), such recovery may be retained by such Party and thereby shall be excluded from the foregoing assignment.

7.2 Distribution of Cash Contributions. The Parties agree that the Cash Contribution of the Party shown on Schedule 1, to be contributed to the Partnership on the Closing Date, thereupon shall be distributed by the Partnership to the Contributor.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf as of the date first above written.

FEDERAL REALTY INVESTMENT TRUST,
a Maryland real estate investment trust

By:
Name:
Title:

CLPF-FEDERAL, L.P.,
a Delaware limited partnership

By:	CLPF-Federal-LV GP, LLC, a Delaware limited partnership, its General Partner

	By:	Clarion Lion Properties Fund Holdings, L.P., its Sole Member

		By:	CLPF-Holdings, LLC, a Delaware limited liability company, its General Partner

			By:	Clarion Lion Properties Fund REIT, LLC, a Delaware limited liability company, its Sole Member

				By:	Clarion Lion Properties Fund, LLC, a Delaware limited liability company, its Managing Member

					By:	Clarion Partners LLC, a New York limited liability company, its Manager

						By:	/s/ Stephen B. Hansen
						Name:	Stephen B. Hansen
						Title:	Authorized Signatory

19

FEDERAL/LION VENTURE LP,
a Delaware limited partnership

By:	Federal/LPF GP, Inc.,
a Delaware corporation,
its Managing General Partner

By:	/s/ Dawn M. Becker
Name:	Dawn M. Becker
Title:	Vice President – General Counsel and Secretary

The undersigned hereby agrees to be solely responsible and liable for the indemnification obligations provided in (but only to the extent of) the last two sentences of Section 5.1 of this Agreement above.

[INSERT SP SUBSIDIARY SIGNATURE BLOCK]

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SCHEDULE 1

Contributor	Subject Property	Contributed Asset	Contribution Value	Loans	Net Prorations and Adjustments (See Attached)	Contributor’s Equity	Cash Contributions

Sch.1-1

SCHEDULE 2

LIST OF LOAN DOCUMENTS

Sch.2-1

EXHIBIT A

ESTOPPEL CERTIFICATE

TO:	[Partnership]

                     (“Tenant”) does hereby certify as follows:

1. The Tenant is the tenant under that certain lease agreement (the “Lease Agreement”) dated                      , between                      as landlord (“Landlord”) and Tenant.

2. Attached hereto as Exhibit A is a true, correct, and complete list of the documents comprising the Lease Agreement, including all amendments, modifications and supplements thereto or thereof, if any (collectively, the “Lease”). The Lease is presently in full force and effect. There are no understandings, contracts, agreements or commitments of any kind whatsoever with respect to the Lease except as expressly provided in the Lease.

3. The lease term has commenced and full rental is now accruing thereunder. The Lease is for a total term of                      (            ) years beginning                      ,             , and ending                     , 20            , with                      (            ) options to extend for                      (            ) years each, unless sooner terminated or extended pursuant to the provisions of the Lease.

4. The Tenant has accepted possession of the leased premises under the Lease, and all improvements required by the Lease to be made by the Landlord have been completed to the satisfaction of the Tenant, and there is no construction completed, ongoing, or planned for which Landlord is obligated to reimburse Tenant. There currently exist no outstanding and unrealized tenant concessions (such as, for example, free rent) in favor of the Tenant under the Lease, and all tenant concessions under the Lease have been fully satisfied, except as follows:                                              . The Tenant presently occupies                                          [street address], comprising              [total square feet] square feet of space, and is paying $                         [rental amount] per              as rental to Landlord under the Lease. The estimated additional rent payable pursuant to the Lease on account of real estate taxes, insurance, common area maintenance expenses and operating expenses in the amount of $                         per month has been paid through and including                     ,             , and the percentage rental, if any, payable by Tenant under the Lease equals                                     . [Tenant pays Tenant’s proportionate share of the increase in property taxes and insurance over the base year/amount                             . Tenant pays Tenant’s full proportionate share of the common area expenses.] OR [Tenant pays Tenant’s full proportionate share of the property taxes, insurance, and common area expenses.] (Select the appropriate expense reimbursement language.)

5. Landlord is not in any respect in default in the performance of the terms and provisions of the Lease, nor to Tenant’s knowledge, is there now any fact or condition which, with notice or lapse of time or both, will become such a default. Tenant is not in any respect in default of the Lease (nor is there now any fact or condition which, with notice or lapse of time or both, will become such a default).

A-1

6. No rent under the Lease has been paid more than thirty (30) days in advance of its due date and there are no defenses, offsets, counterclaims or credits against rents or other charges due or to become due under the Lease.

7. Tenant has paid to Landlord $                     as a security deposit under the Lease. To Tenant’s knowledge, no portion of the security deposit has been applied by Landlord to any obligation under the Lease.

8. Except as stated otherwise herein, Tenant does not have any right to renew or extend the term of the Lease, nor does Tenant have any option or preferential right to purchase all or any part of the leased premises or all or any part of the building and premises of which the leased premises are a part, or any right to terminate the Lease prior to its stated expiration date, or any right, title or interest with respect to the leased premises other than as Tenant under the Lease.

9. Tenant has not subleased any portion of the leased premises or assigned, transferred or hypothecated its interest in the Lease.

The foregoing provisions may be relied on by and shall inure to the benefit of the addressees set forth above and their successors, assigns, grantees and mortgagees and shall be binding upon the undersigned and its successors and assigns.

DATED:                    , 20        .

[TENANT NAME]

By
Name
Title

A-2

EXHIBIT B

RENT ROLL, LITIGATION SCHEDULE AND KNOWN DEFECTS

B-1

EXHIBIT C

OTHER LIABILITIES OF OWNER OR THE PROPERTY

C-1

EXHIBIT D

LEGAL COMPLIANCE

VIOLATIONS OF LAW

D-1

EXHIBIT E

SCHEDULE OF OUTSTANDING COMMISSIONS

E-1

EXHIBIT F

FORM OF

SPECIAL WARRANTY DEED

THIS DEED, made this              day of                     , 2004 by and between, [INSERT NAME OF OWNER], party of the first part whose address is c/o Federal Realty Investment Trust, 1626 East Jefferson Street, Rockville, Maryland 20852-4041, and                     , LP, a Delaware limited partnership, party of the second part whose address is c/o Clarion Partners, LLC, Attn.: Stephen Hansen, ING Clarion Partners, 230 Park Avenue, 12th Floor, New York, New York 10169.

WITNESSETH that in consideration of                      Dollars ($            ), the receipt and sufficiency of which are hereby acknowledged, the said party of the first part doth grant and convey unto the said party of the second part, its successors and assigns, in fee simple, all that piece or parcel of land situate in                      County, State of                     , and described as follows:

SEE EXHIBIT “A” ATTACHED HERETO

AND MADE A PART HEREOF.

Tax Parcel I.D.:

Title Insurer:

TOGETHER, with the buildings, improvements and fixtures thereon erected, made or being; and all and every, the rights, alleys, ways, waters, easements, privileges, strips or gores of land adjacent thereto, appurtenances and advantages, to the same belonging, or in any wise appertaining.

To Have and To Hold the said lot of ground and premises, above described and mentioned, and hereby intended to be conveyed; together with the rights, privileges, appurtenances and advantages thereto belonging or appertaining unto and to the proper use and benefit of the said party of the second part, its successors and assigns in fee-simple, subject, however, to all recorded covenants, restrictions, conditions, easements, reservations, agreements, rights-of-way and other recorded matters, to the extent, but only to the extent, that the same are valid and subsisting and apply to said lot of ground and premises or any part thereof.

AND the said party of the first part does hereby covenant to warrant specially the property hereby granted and conveyed and that it will execute such further assurance of said land as may be requisite.

IN WITNESS WHEREOF, the party of the first part has hereunto caused this instrument to be executed in its name and on its behalf and under its corporate seal, by its                     , the day and year first herein written.

[INSERT SIGNATURE BLOCK OF OWNER]

[sign in black ink only]

ACKNOWLEDGMENT

[INSERT APPLICABLE ACKNOWLEDGMENT FORM

Return To:

Shaw Pittman LLP

Wendelin White, Esq.

2300 N Street, NW

Washington, DC 20037

EXHIBIT “A”

Legal Description

EXHIBIT G

FORM OF

GENERAL ASSIGNMENT AND BILL OF SALE

THIS GENERAL ASSIGNMENT AND BILL OF SALE is executed this          day of                      , 200     , by and between [INSERT NAME OF OWNER] (“Assignor”), and                      , LP, a Delaware limited partnership (“Assignee”).

RECITALS:

A. Pursuant to that certain [Special Warranty Deed] of even date herewith from Assignor to Assignee, Assignor has conveyed to Assignee that certain real property, together with the buildings and improvements thereon known as [INSERT NAME OF CENTER] Shopping Center located in [INSERT LOCATION OF CENTER], being more particularly described on Exhibit A attached hereto and by this reference made a part hereof (“Real Property”).

B. In connection with the conveyance of the Real Property to Assignee, Assignor intends that all of its right, title and interest in, to and under all contracts, guaranties, warranties, licenses, permits, personalty and other matters stated herein be assigned and transferred to Assignee.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) in hand paid to Assignor, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Assignment. Assignor does hereby grant, bargain, sell, assign, transfer, and convey unto Assignee, its successors and assigns, to the extent assignable, all of Assignor’s right, title and interest (if any, none being so warranted hereby) as of the date hereof, in, to and under the following:

(a) all guaranties, warranties and agreements, if any, from any contractors, subcontractors, vendors or suppliers regarding their performance, quality of workmanship and quality of materials supplied in connection with the construction, manufacture, development, installation and operation of any and all fixtures, equipment, items of personal property and improvements located in or used in connection with the Real Property, and any other guaranties, warranties and agreements related to the ownership and operation of the Real Property (collectively, “Warranties”);

(b) to the extent assignable, all use, occupancy and other permits, licenses, guaranties, approvals, certificates and warranties relating to the Real Property and improvements thereon (“Permits”);

(c) all personal property, equipment and inventory identified on Exhibit B attached hereto (“Personal Property”);

(d) all trademarks and tradenames used or useful in connection with the Real Property or the improvements thereon, including, without limitation, the name [INSERT PROJECT NAME], and any other name by which the Real Property or the improvements thereon are commonly known, and all goodwill, if any, related to said names (collectively, “Trade Names”); and

(e) all books, records, tenant data, files, keys, plans and specifications, reports and tests owned by Assignor and relating to the use and operation of the Real Property, the improvements thereon or the Personal Property (“Books and Records”).

THE WARRANTIES, PERMITS, PERSONAL PROPERTY, TRADE NAMES AND BOOKS AND RECORDS ARE HEREBY CONVEYED TO ASSIGNEE IN AN “AS IS,” “WHERE IS,” “WITH ALL FAULTS” CONDITION AND ASSIGNOR DOES NOT WARRANT, AND, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 2 OF THE CONTRIBUTION AGREEMENT DATED AS OF             , 200    , BY AND AMONG ASSIGNOR, FEDELRAL/LION VENTURE LP, A DELAWARE LIMITED PARTNERSHIP (THE “PARTNERSHIP”), FEDERAL REALTY INVESTMENT TRUST, A MARYLAND REAL ESTATE INVESTMENT TRUST (“FEDERAL”), AND CLPF-FEDERAL, L.P., A DELAWARE LIMITED PARTNERSHIP (THE “CONTRIBUTION AGREEMENT”), ASSIGNOR HEREBY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF, TRANSFER, QUALITY, FITNESS AND MERCHANTABILITY RELATING TO THE WARRANTIES, PERMITS, PERSONAL PROPERTY, TRADE NAMES AND BOOKS AND RECORDS, INCLUDING, WITHOUT LIMITATION, THE CONDITION OF THE WARRANTIES, PERMITS, PERSONAL PROPERTY, TRADE NAMES AND BOOKS AND RECORDS OR THE FITNESS OF ANY OF THE PROPERTY CONVEYED HEREBY FOR A PARTICULAR USE OR PURPOSE OR FOR ASSIGNEE’S INTENDED USE OR PURPOSE. Further, except as may be expressly set forth in Section 2.1 of the Contribution Agreement, Assignor makes no representation or warranty with respect to the assignability of any of the items assigned hereby nor shall Assignor be deemed in any event to be a warrantor, guarantor, or surety for the obligations of any maker of any warranties or guaranties assigned hereunder. The assignment of the property conveyed hereby from Assignor to Assignee shall be without recourse to Assignor.

2. Assignment of Contracts. Assignor does hereby grant, bargain, sell, assign, transfer, and convey unto Assignee, its successors and assigns, all of Assignor’s right, title and interest as of the date hereof, in, to and under all of the contracts identified on Exhibit C attached hereto (“Contracts”).

3. Acceptance and Assumption. Assignee hereby accepts the foregoing grants and assignments of the Warranties, Permits, Personal Property, Trade Names, Books and Records and Contracts and agrees that it accepts such items without any warranty or representation of any kind, except as expressly set forth in Section 2.1 of the Contribution Agreement, and otherwise on the terms and conditions set forth herein. Assignee hereby assumes and agrees to fulfill, perform and discharge all the various liabilities, duties, covenants, obligations and agreements under or with respect to the Warranties, Permits, Personal Property, Trade Names, Books and Records and Contracts accruing from and after the date hereof (collectively, “Assignee Obligations”). Assignor does hereby agree to defend, indemnify and hold harmless Assignee, its successors and assigns, from and against any and all liabilities, damages, causes of action, expenses, reasonable attorneys’ fees, claims and losses incurred or suffered by Assignee by reason of the failure of Assignor to fulfill, perform and discharge each and all of the various liabilities, duties, covenants, obligations and agreements under or with respect to the Warranties, Permits, Personal Property, Trade Names, Books and Records and Contracts accruing prior to the date hereof. Assignee does hereby agree to defend, indemnify and hold harmless Assignor, its successors and assigns, from and against any and all liabilities, damages, causes of action, expenses, reasonable attorneys’ fees, claims and losses incurred or suffered by Assignor by reason of the failure of Assignee to fulfill, perform and discharge each and all of the various liabilities, duties, covenants, obligations and agreements under or with respect to the Warranties, Permits, Personal Property, Trade Names, Books and Records and Contracts accruing from and after the date hereof, except to the extent that Assignor, Federal or any of their affiliates (excluding Assignee and the Partnership) are liable or responsible for any such liabilities, damages, causes of action, expenses, reasonable attorneys’ fees, claims, and/or losses as a result of a breach by any such parties under any agreement (including, without limitation, the limited partnership agreement of the Partnership and any management agreement) between any such Person, on the one hand, and Assignee, the Partnership or any of the partners of the Partnership (or any of their respective Affiliates), on the other hand.

4. Successors and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

5. Governing Law. This Assignment shall be construed under and enforced in accordance with the laws of the State of                      without regard to conflict of law principles.

6. Contribution Agreement. This General Assignment and Bill of Sale is made pursuant to the Contribution Agreement and is subject to the terms thereof.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date set forth above.

ASSIGNOR:

[INSERT ASSIGNOR SIGNATURE BLOCK]

ASSIGNEE:

[INSERT ASSIGNEE SIGNATURE BLOCK]

EXHIBITS:

Exhibit A – Property Description

Exhibit B – List of Personal Property

Exhibit C – Contracts to be Assigned

EXHIBIT H

FORM OF

ASSIGNMENT OF LEASES, RENTS AND SECURITY DEPOSITS

THIS ASSIGNMENT OF LEASES, RENTS AND SECURITY DEPOSITS is executed this                     , 200     by and between [INSERT NAME OF OWNER] (“Assignor”), and                      , LP, a Delaware limited partnership (“Assignee”).

RECITALS:

A. Pursuant to that certain [Special Warranty Deed] of even date herewith from Assignor to Assignee, Assignor has conveyed to Assignee that certain real property, together with the buildings and improvements thereon known as [INSERT NAME OF CENTER] Shopping Center located in [INSERT LOCATION OF CENTER], being more particularly described on Exhibit A attached hereto and by this reference made a part hereof (“Real Property”).

B. In connection with the conveyance of the Real Property to Assignee, Assignor desires to hereby transfer to Assignee all of Assignor’s right, title and interest in, to and under all leases, rents and security deposits relating to the Real Property as described herein.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) in hand paid to Assignor, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Assignment. Assignor does hereby grant, bargain, sell, assign, transfer, and convey unto Assignee, its successors and assigns, all of Assignor’s right, title and interest in and to all leases and occupancy agreements relating to the Real Property (“Leases”), including, without limitation, the leases identified on Exhibit B attached hereto and incorporated herein, together with all rents, issues and profits arising therefrom and allocable to the period beginning on the date of this Assignment, all security deposits and any interest earned thereon to the extent required by law or a Lease to be credited to a tenant (if any) (“Security Deposits”), including, without limitation, the Security Deposits identified on Exhibit C attached hereto and incorporated herein.

2. Acceptance and Assumption. Assignee hereby accepts the foregoing assignment of the Leases and Security Deposits and agrees that it accepts such items without any warranty or representation of any kind, except as expressly set forth in Section 2.1 of that certain Contribution Agreement dated as of                      , 200     , by and among Assignor, Federal/Lion Venture LP, a Delaware limited partnership (the “Partnership”), Federal Realty Investment Trust, a Maryland real estate investment trust (“Federal”), and CLPF-Federal, L.P., a Delaware limited partnership, and otherwise on the terms and conditions set forth herein. Assignee hereby assumes and agrees to fulfill, perform and discharge all the various liabilities, duties, covenants, obligations and agreements under or with respect to the Leases and Security Deposits accruing from and after the date hereof (collectively, “Assignee Obligations”). Assignor does hereby agree to defend, indemnify and hold harmless Assignee, its successors and assigns, from and against any and all liabilities, damages, causes of action, expenses, reasonable attorneys’ fees, claims and losses incurred or suffered by Assignee by reason of the failure of Assignor to fulfill, perform and discharge each and all of the various liabilities, duties, covenants, obligations and agreements under or with respect to the Leases and Security Deposits accruing prior to the date hereof. Assignee does hereby agree to defend, indemnify and hold harmless Assignor, its successors and assigns, from and against any and all liabilities, damages, causes of action, expenses, reasonable attorneys’ fees, claims and losses incurred or suffered by Assignor by reason of the failure of Assignee to fulfill, perform and discharge each and all of the various liabilities, duties, covenants, obligations and agreements under or with respect to the Leases and Security Deposits accruing from and after the date hereof, except to the extent that Assignor, Federal or any of their affiliates (excluding Assignee and the Partnership) are liable or responsible for any such liabilities, damages, causes of action, expenses, reasonable attorneys’ fees, claims, and/or losses as a result of a breach by any such parties under any agreement (including, without limitation, the limited partnership agreement of the Partnership and any management agreement) between any such Person, on the one hand, and Assignee, the Partnership or any of the partners of the Partnership (or any of their respective Affiliates), on the other hand.

3. Successors and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

4. Governing Law. This Assignment shall be construed under and enforced in accordance with the laws of the State of              without regard to conflict of law principles.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date set forth above.

ASSIGNOR:

[INSERT SIGNATURE BLOCK OF OWNER]

ASSIGNEE:

[INSERT SIGNATURE BLOCK OF
ASSIGNEE]

EXHIBITS:

Exhibit A – Property Description

Exhibit B –List of Leases

Exhibit C – List of security Deposits

EXHIBIT B

Examples of IRR Calculations

B-1

IRR CALCULATION EXAMPLE

	Capital Contribution	Operations Cash Distributions	Sale Cash Distributions		Capital Contribution	Cash Distributions	IRR Check
Discount Rate (IRR) - Annual					10.21146%	10.21146%	10.21146%
Discount Rate (IRR) - Monthly					0.85096%	0.85096%	0.85096%
Net Present Value					20,071,925.44	20,071,925.44

Acq Date	20,000,000			Quarter 0	20,000,000	—	(20,000,000)
Year 1	—	1,300,000	—	Quarter 1	—	—	—
Year 2	—	1,350,000	—	Quarter 2	—	—	—
Year 3	300,000	1,400,000	—	Quarter 3	—	—	—
Year 4	—	1,450,000	—	Quarter 4	—	325,000	325,000
Year 5	—	1,500,000	25,000,000	Quarter 5	—	—	—
				Quarter 6	—	—	—
				Quarter 7	—	325,000	325,000
				Quarter 8	—	—	—
Distributions Made		Quarterly		Quarter 9	—	—	—
Timing of Distributions		Month following Quarter End		Quarter 10	—	325,000	325,000
Timing of Later Contribution		Month 1 of the Year		Quarter 11	—	—	—
				Quarter 12	—	—	—
				Quarter 13	—	325,000	325,000
				Quarter 14	—	—	—
				Quarter 15	—	—	—
				Quarter 16	—	337,500	337,500
				Quarter 17	—	—	—
				Quarter 18	—	—	—
				Quarter 19	—	337,500	337,500
				Quarter 20	—	—	—
				Quarter 21	—	—	—
				Quarter 22	—	337,500	337,500
				Quarter 23	—	—	—
				Quarter 24	—	—	—
				Quarter 25	300,000	337,500	37,500
				Quarter 26	—	—	—
				Quarter 27	—	—	—
				Quarter 28	—	350,000	350,000
				Quarter 29	—	—	—
				Quarter 30	—	—	—
				Quarter 31	—	350,000	350,000
				Quarter 32	—	—	—
				Quarter 33	—	—	—
				Quarter 34	—	350,000	350,000
				Quarter 35	—	—	—
				Quarter 36	—	—	—
				Quarter 37	—	350,000	350,000
				Quarter 38	—	—	—
				Quarter 39	—	—	—
				Quarter 40	—	362,500	362,500
				Quarter 41	—	—	—
				Quarter 42	—	—	—
				Quarter 43	—	362,500	362,500
				Quarter 44	—	—	—
				Quarter 45	—	—	—
				Quarter 46	—	362,500	362,500
				Quarter 47	—	—	—
				Quarter 48	—	—	—
				Quarter 49	—	362,500	362,500
				Quarter 50	—	—	—
				Quarter 51	—	—	—
				Quarter 52	—	375,000	375,000
				Quarter 53	—	—	—
				Quarter 54	—	—	—
				Quarter 55	—	375,000	375,000
				Quarter 56	—	—	—
				Quarter 57	—	—	—
				Quarter 58	—	375,000	375,000
				Quarter 59	—	—	—
				Quarter 60	—	—	—
				Quarter 61	—	25,375,000	25,375,000

EXHIBIT C

Form of

Management Agreement

C-1

PROPERTY MANAGEMENT AND LEASING AGREEMENT

THIS PROPERTY MANAGEMENT AND LEASING AGREEMENT (“Agreement”) is made as of             , 200  , by and between                                 , a                              (the “Owner”), and Federal Realty Investment Trust, a Maryland real estate investment trust (the “Manager”).

Recitals:

A. The Owner is the owner of certain real property described on Exhibit A (the “Property”);

B. The parties hereto desire to enter into this Agreement in order for the Owner to engage the Manager to manage and lease the Property in accordance with the terms and conditions set forth in this Agreement. Any initially capitalized terms used in this Agreement without definition will have the respective meanings given such terms in Exhibit B attached hereto.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

I - DUTIES OF MANAGER

1.1 Appointment. The Owner appoints the Manager, and the Manager accepts such appointment, to be the Owner’s manager and exclusive leasing broker for the Property on the terms and conditions set forth in this Agreement. Notwithstanding the foregoing, however, in performing the services of Manager under or pursuant to this Agreement, the Manager shall not, and shall have no power or authority to, (a) bind the Owner, or to enter into any contract or other agreement in the name of or on behalf of the Owner, unless specifically authorized in writing to do so by the Owner, (b) amend, cancel or alter any of the organizational documents of the Owner, or (c) do any act not authorized pursuant to this Agreement, unless specifically authorized to do so in writing by the Owner. Except as otherwise expressly provided herein, any and all approvals required by the Owner pursuant to this Agreement may be given or withheld by the Owner in its absolute and sole discretion.

1.2 General Duties.

(A) The Manager shall manage, operate, repair and maintain the Property upon the terms and conditions set forth in this Agreement on behalf of, in cooperation with, and under the general supervision of, the Owner as set forth herein, and to the extent of funds available in the Property Account (as defined below) shall exercise commercially reasonable efforts to manage, operate, repair and maintain the Property in compliance with all municipal, state and federal laws, rules, regulations and governmental orders or requirements (collectively, “Laws”) applicable to the Property and all mortgages and other encumbrances affecting the Property.

(B) The Manager shall apply prudent, sound and efficient business practice in performing its duties and responsibilities under this Agreement in a professional manner consistent with prevailing and customary standards of the property management industry applicable to properties of the type of the Property in the region in which the Property is located.

(C) In discharging its duties under this Agreement, to the extent provided in each Annual Plan, subject to the other terms and conditions of this Agreement, the Manager shall, consistent with the management standards described in Section 1.2(B) above and in accordance with the Annual Plan, take the normal and customary actions necessary or appropriate to discharge such duties, including, without limitation, the following:

(1) Coordinate on behalf of the Owner the marketing and leasing of the Property;

(2) Coordinate with third party leasing specialists and brokers, including, without limitation, by keeping them apprised of the status of leasable space within the Property, and market the Property for lease and enter into direct communications and negotiations with prospective and actual tenants for the lease of space at the Property, and take such other actions, and engage in such other communications, customarily taken or engaged in by Manager, Federal or any of their respective affiliates in connection with the leasing of other properties owned or managed by Manager, Federal or any of their respective affiliates;

(3) Create and coordinate advertising and leasing programs to lease space in the Property;

(4) Coordinate on behalf of the Owner all tenant leases as more particularly set forth in Section 1.3;

(5) Perform on behalf of the Owner, and to the extent of funds available in the Property Account pursuant to the terms of Section 4.1(C), the Owner’s obligations under leases, and monitor and inform the Owner of the compliance or material non-compliance of tenants under leases;

(6) Collect on behalf of the Owner all rents, other charges, payments and income from the Property, as more particularly set forth in Section 4.1(A);

(7) Pay on behalf of the Owner, to the extent of funds available in the Property Account, all Approved Expenses (as hereinafter defined in Section 4.1(B));

(8) Secure full compliance by the tenants with the terms and conditions of their respective leases, and coordinate, with the approval of the Owner, such legal or other actions as may be necessary to collect any sums due from tenants, to dispossess tenants, occupants, guests and other persons from the Property or to otherwise enforce leases, and coordinate under the direction of the Owner the defense against any other legal or administrative proceeding applicable to the Property; provided that, the Manager shall not, without the prior written consent of the Owner in each instance, institute legal proceedings in the name of the Owner to enforce any leases, collect income and rent or dispossess tenants or others occupying the Property (or any portion thereof), or terminate any lease, lock out a tenant, engage legal counsel or institute any proceedings for the recovery of possession of the Property;

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(9) (i) cause all buildings, structures, facilities, systems, equipment, parking areas, roads, appurtenances, grounds and other components comprising a Property to be maintained in accordance with the standards required by this Agreement, (ii) prevent the use of the Property or any portion thereof for any purpose that might void any policy of insurance held with respect to the Property or that might render any loss insured thereunder uncollectible, and (iii) to the extent the Owner has delivered copies thereof to the Manager, comply with all normal and customary obligations of Owner respecting the operation and management of the Property under mortgages and encumbrances affecting such Property, to the extent of funds available in the Property Account, pursuant to the terms of Section 4.1(C), including, without limitation, maintenance and repair of all buildings and all electrical, mechanical and other systems contained therein, all parking lots and common areas and all interior and exterior spaces;

(10) Oversee and coordinate the build-out of tenant space as provided in any lease and work with tenants on build-out issues, including, without limitation, review of tenant space designs;

(11) Purchase all materials and supplies directly necessary for the operation of the Property, to the extent of funds available in the Property Account, pursuant to the terms of Section 4.1(C);

(12) Provide for the delivery to the proper locations of all utilities and services that are reasonably necessary for the operation of the Property in accordance with the terms of this Agreement;

(13) Obtain and maintain in the Owner’s name and in a timely manner all necessary licenses, permits and authorizations for the use, ownership and operation of the Property from any governmental authority or other entity having jurisdiction over the Property, to the extent of funds available in the Property Account pursuant to Section 4.1(C). The Owner hereby agrees to cooperate with the Manager in performing its duties under this item (13);

(14) Coordinate and provide security measures for the Property which are consistent with security measures customarily provided for first-class properties of the type of the Property in the region in which the Property is located, to the extent of funds available in the Property Account pursuant to Section 4.1(C);

(15) Take such actions as may be reasonably necessary to comply as promptly as practicable with all applicable Laws affecting the Property so long as the Owner is not contesting, or has not stated its intention to contest, any such governmental orders or requirements, and take such other actions as may be reasonably requested by the Owner in connection with the management and operation of the Property in accordance with the terms of this Agreement; and

(16) Promptly advise Owner of any inability or reasonably anticipated inability to perform the duties set forth in this Section 1.2(C) due to lack of funds available in the Property Account or for any other reason.

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(D) The Manager shall, consistent with the management standards described in Section 1.2(B) above and in accordance with the Annual Plan, perform its duties under this Agreement in compliance with all Laws, including, without limitation, every constitutional provision, statute, ordinance, law or regulation of any governmental agency, such as those prohibiting discrimination on the basis of race, creed, color, religion, national origin or physical abilities.

(E) Notwithstanding anything to the contrary provided in this Agreement, the Manager shall not, without the prior written approval of the Owner:

(1) Adopt any change in policy with respect to the management, operation, repair or maintenance of the Property that would be inconsistent with the Manager’s obligations under this Agreement;

(2) Undertake any alteration, reconstruction, reconfiguration or other physical change to the Property;

(3) Take any action or permit any action to be taken which would violate any Law applicable to the Property or would constitute a breach or default of the Owner under any lease of the Property (or any portion thereof);

(4) Incur any expenses on behalf of the Owner that are not (x) Permitted Expenses, (y) expenses described in Section 3.1(C) of this Agreement below, or (z) other Approved Expenses;

(5) Borrow or draw down funds with respect to, or finance or refinance, the Property or any part thereof or incur any indebtedness secured by the Property or incur any unsecured indebtedness with respect to the Property, other than trade payables in the ordinary course of the business of the Property in accordance with the Annual Plan; or

(6) Enter into any contract or arrangement with any other party without the consent of the Owner, other than service contracts which are in accordance with each applicable Annual Plan and which are terminable without termination fees on not more than thirty (30) days’ notice.

Notwithstanding the foregoing, the Manager may enter into such contract or arrangement for services or goods requested in the case of any emergency that imminently threatens the normal operation of the Property or subjects the Owner or the Manager to civil or criminal liability, but only if such contract is cancelable without cause or penalty upon not more than thirty (30) days’ notice and does not bind Owner to expend more than $10,000.00.

1.3 Leasing.

(A) The Manager shall use diligent efforts to ensure the highest possible occupancy of the Property by desirable and financially responsible tenants at rents and terms that are consistent with the Annual Plan.

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(B) Subject to the terms of this Section, the Property shall be leased exclusively by the Manager, but only on such terms and conditions and only to such tenants as are consistent with the Annual Plan or otherwise approved by the Owner. The Manager shall deliver to the Owner, promptly upon receiving an offer to lease space in the Property, a summary setting forth the terms of such offer and information regarding the proposed tenant. If such lease is acceptable to the Owner, the Owner shall execute such lease and promptly return such lease to the Manager. The Manager shall at all times keep the Owner apprised of the status of leasing the Property and negotiations related thereto and shall answer any questions of the Owner related to leasing. All leases affecting all or any portion of the Property must be executed by the Owner.

1.4 Discounts, Credits and Rebates. The Owner shall receive the benefit of all discounts, credits and rebates obtained by the Manager in the management, operation, repair and maintenance of the Property.

1.5 Hiring and Supervision of Employees.

(A) Subject to the terms of this Section below, the Manager shall recruit, hire, employ, supervise and discharge such on-site personnel, if any, and off-site personnel as are necessary for the efficient management, operation, repair and maintenance of the Property in accordance with the terms of this Agreement. Any such on-site and/or off-site personnel shall be employees or independent contractors of the Manager and shall not be treated or considered as employees or subcontractors of the Owner or any party in any way related to the Owner (other than Manager). The Manager shall procure and maintain on the Owner’s behalf, in compliance with applicable statutes, worker’s compensation insurance covering on-site and off-site personnel.

(B) The salaries, benefits, fees, costs and expenses attributable to the property manager and other personnel responsible for day-to-day management, operation, maintenance and repair of the Property (collectively, the “Property Employees”), or, if any such Property Employees provide services for more than one property, an appropriately allocable portion (based on the gross leasable area at the Property and each other relevant property) of such salaries, benefits, fees, costs and expenses, shall be treated as expenses of the Property and shall be paid out of the Property Account to the extent provided for in (and in accordance with) each applicable Annual Plan. Manager shall provide Owner with such substantiating evidence of the allocable portion of salaries, benefits, fees, costs and expenses charged to the Property for Property Employees who provide services for the Property and other properties as the Owner may reasonably request from time to time in order to confirm such allocation.

1.6 Collection of Insurance Certificates from Tenants; Other Insurance Matters. The Manager shall cooperate with the Owner’s insurance broker in collecting from all tenants at the Property, certificates of insurance consistent with, and evidencing all coverages required to be carried by the terms of, each tenant’s lease. A new certificate of insurance shall be collected from each tenant at least thirty (30) days prior to the date on which any prior certificate with respect to such tenant would have expired. The Manager shall promptly forward to the Owner original copies of any certificates of insurance it receives. The Manager shall advise Owner, upon Owner’s request, as to insurance coverage for the Property, and to procure and administer (including the duties described in this Section) such insurance coverage as approved by the Owner, provided that the Owner shall have the right to directly obtain insurance coverage for the Property, which the Manager shall administer. The cost of all such insurance coverage, regardless of the procuring party, shall be the responsibility of the Owner.

5

II - DUTIES OF THE OWNER

2.1 Relationship with Manager. The relationship of the Manager to the Owner under this Agreement shall be that of independent contractor, not one of general agency or employer-employee. The Manager is engaged independently in the business of managing the Property, as an independent contractor, having only the limited authority specifically set forth in this Agreement. Notwithstanding any other provision of this Agreement, (i) the Manager shall take such actions in connection with the management, operation, repair and maintenance of the Property as are reasonably directed by the Owner to the Manager from time to time and (ii) the Manager shall not take any actions in connection with the management, operation, repair and maintenance of the Property that, subject to the terms of Sections 3.1(B) and (C), are inconsistent with an Annual Plan.

2.2 Duties. Each of the Owner and the Manager shall respond (by acceptance, rejection, counteroffer or other appropriate action) within a reasonable period of time to all matters that require its consent or approval under this Agreement (or within any specific applicable time period provided in this Agreement). Except as otherwise expressly provided in this Agreement, Owner may withhold its consent or approval of such matters in its sole discretion. Manager shall not unreasonably withhold its consent or approval of such matters. The Owner, in its sole discretion, shall decide whether to grant or withhold its consent or approval to any proposed lease or lease amendment or modification. Whenever in this Agreement it is provided that the Manager shall take any action in the name of or on behalf of the Owner, the Owner shall execute any documents that may be reasonably required to effectuate, approve or ratify such actions by the Manager.

III - ACCOUNTING AND RECORDS

3.1 Annual Plans.

(A) The Manager shall cooperate with the Owner’s authorized representative to prepare and submit to the Managing General Partner all Proposed Plans and any proposed amendments to any Annual Plan for the Property, pursuant to and in accordance with (and on or before the time deadlines established by) Owner’s instructions to Manager. Each Proposed Plan and Annual Plan must be in the form (and contain the information) set forth in the sample plans attached hereto as Exhibit C. If, prior to the commencement of any fiscal year of the Owner, the Owner has not approved the amount to be allocated to any budget line item set forth in the budget portion of the Proposed Plan for the Property for such fiscal year, then (i) as to any such disputed budget line item, the Annual Budget portion of the Annual Plan for the Property for the immediately preceding fiscal year (exclusive of any non-recurring capital expenditures) shall be controlling but only with respect to such disputed budget line item (in each case adjusted to reflect the increases in the CPI for September of such fiscal year over the CPI for September of such immediately preceding fiscal year) and only until such time as the Owner approves the amount to be allocated to such budget line item and (ii) as to any budget line item or items that are not in dispute, the budget portion of the Proposed Plan shall control.

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(B) The Manager shall use diligent efforts to operate each Property in a manner to ensure that the actual cost of managing, operating, repairing and maintaining such Property does not exceed such cost approved in the Annual Plan. Except as otherwise expressly permitted pursuant to Section 3.1(C) below, the Manager shall not, without the prior written approval of Owner, make any expenditure in connection with the Property that is not a Permitted Expense.

(C) Notwithstanding the provisions of Sections 3.1(A) and 3.1(B), in the case of any emergency which imminently materially adversely threatens the normal operation of the Property or subjects the Owner or the Manager to civil or criminal liability, the Manager shall be entitled to make the necessary expenditures in order to prevent or eliminate such imminent threat or potential liability and shall promptly notify the Owner of such expenditures in writing thereafter.

3.2 Books and Records. The Manager shall establish and maintain books and records with respect to the Property, supported by sufficient documentation to ascertain that such entries are accurate. All records, papers, accounts, contracts, leases and files created for the Property shall be the property of the Owner and shall be available for inspection by the Owner from time to time during normal business hours upon reasonable advance notice. The Manager shall exercise commercially reasonable efforts to ensure such control over accounting and financial transactions as is reasonably required to protect the Owner’s assets from theft, negligence or fraudulent activity on the part of the Manager’s employees or other agents.

3.3 Reports.

(A) The Manager shall provide the Owner with all of the reports required to be provided by Manager from time to time, as and when required by Owner (which reports may include any reports that the Managing General Partner is obligated to provide pursuant to the Partnership Agreement).

(B) The Manager shall provide the Owner with written notice of each actual, threatened or reasonably anticipated material event with respect to the Property within five (5) Business Days after the earlier of the date the Manager has actual knowledge or receives notice of such event (or as soon thereafter as practicable). Such material events shall include, without limitation, the following events:

(1) Any actual, threatened or reasonably anticipated material violation or default under any law, agreement, mortgage, lease, contract, commitment or obligation, or any claim, demand, litigation, proceeding or investigation made, instituted or threatened with respect to the Property;

(2) Any lease delinquency of sixty (60) days or more or any notice received from any tenant alleging a default by the Owner or otherwise addressing a material situation regarding the Property;

(3) Any delinquency in the payment of real property taxes and/or assessments encumbering or binding upon the Property (or any portion thereof);

7

(4) If any water, sewer, electric, natural gas, telephone, drainage or other public utility required for the operation of the Property is in jeopardy of being terminated;

(5) If the Property is subject to any pending or threatened assessment of condemnation or eminent domain proceeding;

(6) If there is any existing or threatened notice from any insurance company or public authority of any condition or situation that requires any work to be done to the Property or which could result in a termination or reduction of insurance coverage;

(7) If there is any material notice from any governmental agency with respect to the Property, or any notice whatsoever claiming the existence of any violations of law or threatening any enforcement action, fine or other proceeding;

(8) If there is any condition or action existing or, to its knowledge, threatened which could cause material damage, loss or liability to the Owner or the Property.

(C) The Manager shall also provide all other available information regarding the Property that is reasonably requested by the Owner, including, without limitation, information to permit the Owner to satisfy its reporting and disclosure obligations to governmental authorities.

(D) Except as expressly provided otherwise in this Agreement, all costs and expenses incurred by the Manager in connection with the preparation of any statements, budgets, schedules and other reports under this Section 3.3 by the Manager shall be borne by the Manager.

3.4 Owner’s Right to Audit.

(A) The Owner reserves the right for its employees or other agents appointed by the Owner to conduct examinations of the books and records maintained for the Owner by the Manager, during regular business hours upon reasonable prior notice.

(B) Any and all audits conducted under this Section, either by the Owner’s employees or appointees, will be at the sole expense of the Owner, unless such audit reveals (i) expenditures by Manager from the Property Account that do not constitute (x) Permitted Expenses, (y) expenses described in Section 3.1(C) above, or (z) other Approved Expenses, (ii) a material inaccuracy in the reports prepared pursuant to Section 3.3(A) that results in any overcharge of at least five percent (5%) of the Property Management Fee, any Leasing Fee, any CM Fee, or any Tenant Improvement Fee, or (iii) any other material default by Manager, in which case the reasonable, out of pocket costs of Owner incurred in connection with such audit shall be promptly paid by the Manager.

IV - FINANCIAL MATTERS

4.1 Revenues and Expenses.

(A) Revenues. All revenues from the Property shall be deposited into the Property Account (as defined below), and the Manager shall instruct tenants to send their rent and other payments directly to the Property Account. If the Owner receives any such rents or other payments, it shall promptly forward such payment to the Manager. In no event shall the Manager commingle any funds from the Property with any other funds in its possession or under its control.

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(B) Expenses. Subject to the terms of Section 4.1(C) and unless otherwise directed by the Owner, the Manager shall pay from the Property Account all Permitted Expenses and any other fees, costs or expenses that are expressly approved in writing in advance by the Owner (collectively, “Approved Expenses”). All Approved Expenses shall be paid when due and in any event before any interest, late charges or other penalties might be due in connection therewith. The Manager shall promptly remit to the Owner upon request copies of any invoices and bills with respect to the Property requested by the Owner.

(C) Statement of Unpaid Items. Without limiting the obligations of the Manager set forth elsewhere in this Agreement, the Manager shall notify the Owner in writing of any insufficiency or reasonably anticipated insufficiency of funds in the Property Account necessary to fully perform its obligations under this Agreement promptly after Manager first discovers or learns about such insufficiency or the facts that lead the Manager to reasonably anticipate an insufficiency in the Property Account. In the event that there is a shortfall in the Property Account after the Manager has paid, to the extent of available gross income, all Approved Expenses for the Property, the Manager shall submit to the Owner a statement of the additional sums needed to pay the remaining unpaid Approved Expenses or other fees, costs or expenses for the Property. The Owner shall deposit into the Property Account the additional sums required to pay such bills to the extent the amounts payable constitute Approved Expenses. To the extent the Owner deposits additional sums into the Property Account for the Property or additional sums are otherwise received in connection with the Property, the Manager shall pay all such Approved Expenses, provided that under no circumstances shall the Manager be obligated to make any disbursement in excess of monies deposited or collected.

(D) Segregation of Accounts. The Manager shall segregate the income and expenses of the Property so that gross income from the Property will be applied only in payment of the Approved Expenses associated with the Property and not any other property.

4.2 Insurance.

(A) Owner’s Insurance. If requested by the Owner, the Manager shall cause to be placed and kept in force all forms of insurance required by the Owner and/or the Annual Plan or required by any mortgage, deed of trust or other security agreement covering all or any part of the Property. The Manager is to be named as an additional insured on the general liability policies in its capacity as managing agent. All such insurance coverage shall be placed through insurance companies and brokers selected or approved by the Owner, with limits, values and deductibles established by the Owner and with such beneficial interests appearing therein as shall be acceptable to the Owner and otherwise shall be in conformity with the requirements of the Annual Plan and the Owner. Should the Owner elect to place such insurance coverage directly, the Manager shall be named as an additional insured on the general liability policies in its capacity as managing agent, and the Owner will provide the Manager with a certificate of insurance evidencing such coverage. If requested to do so by the Owner, the Manager shall duly and punctually pay on behalf of the Owner, with funds provided by the Owner, all premiums with respect thereto, prior to the time the policy

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would lapse due to nonpayment. If any lease requires the Owner to provide insurance certificates to tenants thereunder, the Manager shall obtain such insurance certificates from the Owner and provide a copy thereof to tenants in accordance with their respective leases. The Manager shall promptly investigate all accidents, claims or damages of which the Manager has knowledge relating to the operation and maintenance of the Property, and any damage or destruction to the Property, and make a full and timely written report regarding such events, the damages, liabilities and losses resulting therefrom, and the estimated cost of repair thereof (i) to the Owner and (ii) if the damages, liabilities, losses, or cost of repair, resulting from any such events exceeds the deductible under the Owner’s or Manager’s applicable insurance policy, to the insurance broker. If and to the extent that any damages, liabilities, losses, or costs of repair resulting from any of the events described in the immediately preceding sentence exceed the applicable deductibles under Owner’s or Manager’s, as the case may be, insurance policies, then Manager shall prepare any and all reports required by any insurance company in connection therewith. All such reports shall be filed timely with the insurance broker to the extent required under the terms of the insurance policy involved. The Manager shall have no right to settle, compromise or otherwise dispose of any claims, demands or liabilities, whether or not covered by insurance, without the prior written consent of the Owner.

(B) Manager’s Insurance. The Manager, or the Managing General Partner or Federal on the Manager’s behalf, will obtain and maintain, at the Manager’s or the Managing General Partner’s or Federal’s, as the case may be, expense, the following insurance:

(1) Commercial general liability on an occurrence form for bodily injury and property damage with limits of One Million Dollars ($1,000,000) combined single limit each occurrence and Two Million Dollars ($2,000,000) from the aggregate of all occurrences within each policy year, including, but not limited to, Premises-Operation, Products/Completed Operations, Contractual Coverage (including coverage for the indemnity clause provided under this Agreement) for claims arising out of actions beyond the scope of Manager’s duties or authority under this Agreement.

(2) Comprehensive form automobile liability covering hired and non-owned vehicles with limits of One Million Dollars ($1,000,000) combined single limit per occurrence.

(3) Employer’s liability insurance in an amount not less than One Million Dollars ($1,000,000).

(4) Excess liability (umbrella) insurance on the above with limits of not less than Two Million Dollars ($2,000,000).

(5) Workers’ compensation insurance in accordance with the laws of the state in which the Property is located.

(6) Either (x) blanket crime coverage protecting the Manager against fraudulent or dishonest acts of its employees, whether acting alone or with others, with limits of liability of not less than One Million Dollars ($1,000,000) per occurrence (any loss within any deductible shall be borne by the Manager) or (y) a fidelity or financial institution bond in an amount no less than One Million Dollars ($1,000,000.00) bonding the employees of the Manager who handle or who are responsible for funds belonging to the Owner.

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(7) Professional liability insurance covering the activities of the Manager written on a “claims made” basis with limits of at least One Million Dollars ($1,000,000). Any loss within any deductible shall be borne by the Manager. Coverage shall be maintained in effect during the term of this Agreement and for not less than two (2) years after the expiration or earlier termination of this Agreement.

Each of the above policies will contain provisions giving the Owner and the Advisor at least thirty (30) days’ prior written notice of reduction in coverage, modification or cancellation of coverage. The policies referred to in items (1) and (4) above will name the Owner as additional insured, and the policies referred to in item (6) above will name the Owner as loss payee. The Manager will provide the Owner and the Advisor with evidence of all required coverages.

Such insurance shall be placed with reputable insurance companies licensed or authorized to do business in the State in which the Property is located with a minimum Best’s rating of A-VII. All insurance required to be provided by the Manager hereunder may be provided through blanket insurance policies covering the Property and other properties owned, directly or indirectly, by Federal or its affiliates; provided that, the coverages provided for the Property (and as required by this Agreement) will not be diminished or otherwise adversely impacted as a result of the Manager carrying such insurance through blanket insurance coverage rather than property-specific coverage.

4.3 Bank Account.

(A) The Manager shall establish and maintain in its name in a financial institution whose deposits are insured by the Federal Deposit Insurance Corporation, a separate interest-bearing bank account for the Property. At least one of the signatories for such account will at all times be an individual designated by CLPF-Federal GP, LLC, a Delaware limited liability company (one of the general partners of the Partnership) or its successor or assign. All funds from the Property, other than security deposits, shall be deposited into such account (the “Property Account”). The Manager shall hold the funds in the Property Account in trust for the Owner, and may utilize the funds in the Property Account only according to the terms of this Agreement.

(B) In addition to the Property Account, if required by Law, the Manager shall establish a separate account to hold tenants’ security deposits. Such account shall be maintained with a financial institution whose deposits are insured by the Federal Deposit Insurance Corporation. The Manager shall be authorized to apply amounts on deposit in such account as and to the extent permitted under the applicable leases.

V - FEES AND REIMBURSEMENTS

5.1 Property Management Fee. In consideration of the property management services provided by the Manager under this Agreement, the Owner shall pay to the Manager a fee (the “Property Management Fee”), payable monthly in arrears, equal to three and one-half of one percent (3.5%) of Gross Collected Rents received during the immediately preceding month from such Property.

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5.2 Leasing Fees.

(A) New Small Shop Leases. With respect to new leases covering less than 15,000 rentable square feet of the Property (“Small Shop Leases”), the Owner shall pay to the Manager the sum of five percent (5%) of the minimum rental or license fee payments due during the Primary Term (as defined below) of each such new Small Shop Lease procured through Manager after the commencement date of this Agreement. Fifty percent (50%) of such commission shall be due and payable upon execution of the subject Small Shop Lease, and the remaining fifty percent (50%) shall be due and payable within thirty (30) days after the tenant or licensee, as the case may be, makes its first payment of rent or license payment, as the case may be. As used in this Agreement, the term “Primary Term” shall mean, with respect to any lease or license agreement, the period commencing upon the date that the tenant or licensee thereunder commences paying rent pursuant to its lease or license agreement, as the case may be, and ending upon the expiration of the initial term of the Lease (specifically excluding any periods covered by any extension or renewal options in favor of such tenant or licensee).

(B) Small Shop Lease Renewals, Expansions, or Extensions. With respect to renewals, expansions, or extensions of Small Shop Leases, the Owner shall pay to the Manager the sum of two percent (2%) of all minimum rental or license fee payments due for the term of such renewals, expansions or extensions procured by the Manager after the commencement date of this Agreement. Fifty percent (50%) of such commission shall be due and payable upon the unconditional and irrevocable exercise by such tenant or licensee of any renewal, expansion or extension option or the execution of the renewal, expansion or extension document, as the case may be, and the remaining fifty percent (50%) shall be due and payable within thirty (30) days after the tenant or licensee, as the case may be, makes its first payment of rent for any such renewal, expansion or extension term.

(C) New Anchor Leases. With respect to new leases covering 15,000 rentable square feet or more of the Property (“Anchor Leases”), the Owner shall pay to the Manager the product of Three Dollars ($3.00) multiplied by the number of rentable square feet covered by each such Anchor Lease procured through Manager after the commencement date of this Agreement. Fifty percent (50%) of such commission shall be due and payable upon execution of the subject Anchor Lease, and the remaining fifty percent (50%) shall be due and payable within thirty (30) days after the tenant makes its first payment of rent pursuant to the Anchor Lease.

(D) Cooperating Brokers. The foregoing notwithstanding, (1) if the Manager provides satisfactory evidence to Owner that a cooperating broker has assisted in procuring a Small Shop Lease for the Property, for which Manager has an obligation to pay a co-brokerage fee, then Owner shall increase the commission otherwise payable under Section 5.2(A) above for the Primary Term of such new Small Shop Lease to six percent (6%); and (2) if Manager provides satisfactory evidence to Owner that a cooperating broker has assisted in procuring an Anchor Lease for the Property, for which Manager has an obligation to pay a co-brokerage fee, then Owner shall pay (x) Manager the product of One Dollar ($1.00) multiplied by the number of rentable square feet covered

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by each such Anchor Lease procured through Manager and such cooperating broker and (y) the cooperating broker its commission or fee approved by Owner in connection with Owner’s approval of the Anchor Lease. Owner shall have no obligation to pay any such co-brokerage fee in the event the cooperating broker is an affiliate, agent, or agent of an affiliate of, Manager. The commissions due and payable in connection with any Small Shop Lease or Anchor Lease procured with a cooperating broker shall be payable in the same manner and at the same times that commissions are payable to Manager pursuant to Sections 5.2(A) through 5.2(C) above (as applicable). The Manager hereby agrees to indemnify, defend and hold Owner harmless from and against any and all claims, demands, obligations, liabilities, losses and damages arising directly or indirectly out of or in connection with any claim for commissions or other remuneration of any kind for any person or entity claiming by, through or under Manager or as a result of Manager’s actions or failure to act pursuant to this Agreement (including, without limitation, any claims of any cooperating brokers described hereinabove).

5.3 Construction Management Fee. In addition to the foregoing, the Owner shall pay to the Manager a construction management fee (the “CM Fee”) in connection with any capital improvement project (specifically excluding any tenant improvements) at the Property in an amount equal to (1) the product of (a) five percent (5%) multiplied by (b) the aggregate Hard Construction Costs (as hereinafter defined) incurred in connection with such capital improvement project plus (2) an allocable portion of the overhead expenses of Manager’s personnel directly involved in the supervision of the capital improvement project (which allocable portion of overhead expenses must be substantiated by documentation that is reasonably satisfactory to Owner). The CM Fee shall be paid to the Manager upon completion of the capital improvement work and issuance by all governmental authorities with jurisdiction of all final approvals of the work and, where applicable, a certificate of occupancy (or equivalent occupancy approval) authorizing the full use, occupancy and operation of the Property or portion thereof that was improved. As used herein, “Hard Construction Costs” shall mean and include (and shall be limited to) all labor and supervision fees and costs (other than the CM Fee) incurred in connection with any such construction activities, and the costs of materials, supplies and equipment incurred in connection with any such construction activities. The term “Hard Construction Costs” specifically excludes any and all soft costs, including, without limitation, architect, engineer and other design professionals’ fees, costs and expenses, legal fees, costs and expenses, permit fees and costs, and entitlement fees and costs.

5.4 Tenant Improvement Fee. In those cases in which the Manager provides construction management services in connection with the tenant improvements to be constructed for any tenant under a Small Shop Lease, the Manager shall be entitled to a tenant improvement management fee (the “Tenant Improvement Fee”) for all such management services in an amount equal to the product of (x) $2.00, multiplied by (y) the aggregate rentable square footage covered by such Small Shop Lease. Such Tenant Improvement Fee shall be paid to Manager upon completion of the tenant improvement work and issuance by the applicable governmental authorities with jurisdiction of a certificate of occupancy (or equivalent occupancy approval) authorizing the full use, occupancy and operation of the premises covered by such Small Shop Lease.

5.5 Reimbursable and Non-reimbursable Expenses. The Owner shall reimburse the Manager from the Property Account in accordance with the terms of Section 4.1 for all Permitted Expenses, expenses incurred in accordance with the terms and provisions of Section 3.1(C) of this

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Agreement, and other Approved Expenses. Expenses which shall in no event constitute Approved Expenses and which shall be treated as non-reimbursable “overhead” of the Manager include, without limitation, (i) office rent and supplies and other general overhead, other than telecopier, copying and similar charges directly attributable to the Property, (ii) salaries, payroll taxes and employment benefits of personnel, other than Property Employees to the extent provided in Section 1.5(B) and except as provided below, (iii) telephone charges, other than on-site charges, (iv) advances and travel costs, other than travel costs required by any public authority having jurisdiction over the Property, (v) costs applicable to bookkeeping and data processing, other than costs of the computerized check stock, (vi) costs of insurance including comprehensive crime insurance or fidelity bonds purchased by the Manager for its own account, and (vii) training expenses.

5.6 Disbursement to Owner. To the extent that monies remain on deposit in the Property Account, within ten (10) Business Days from the end of each calendar month during the term of this Agreement, the Manager shall, at request of Owner, disburse to Owner the amount of any balance remaining in the Property Account after Manager’s payment of all Approved Expenses.

VI - TERM AND TERMINATION

6.1 Term. This Agreement shall commence on                     , 200  , and shall, subject to the terms of this Section, terminate on                     , 200  . The term of this Agreement shall be automatically extended for successive one (1)-year periods. The foregoing notwithstanding, (a) Owner may terminate this Agreement after the initial one (1) year term by delivering to the Manager not less than thirty (30) days’ written notice of its election to terminate this Agreement, and (b) the Manager may terminate this Agreement after the initial one (1) year term by delivering to the Owner not less than ninety (90) days’ written notice of its election to terminate this Agreement.

6.2 Termination.

(A) This Agreement may be terminated by Owner prior to the end of the term:

(1) If the Manager fails to perform any of its duties or otherwise defaults under this Agreement and if such failure to perform or such default are not cured within fifteen (15) days after written notice from the Owner to the Manager (provided, however, that there shall be no cure period for any such failure or default (and its consequences) which are not curable);

(2) Upon the sale, transfer or other disposition of all or substantially all of the Property, after which Manager shall not be entitled to any further compensation, except as set forth in Section 6.3;

(3) Upon the removal or resignation of Federal GP or any other Approved Federal Party as the Managing General Partner of the Owner (unless an Approved Federal Party is concurrently substituted as such Managing General Partner), or upon the transfer of Federal GP’s or Federal’s Partnership Interest in the Partnership in violation of the Partnership Agreement;

(4) Upon the completion of dissolution or winding up of the Owner pursuant to its Partnership Agreement;

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(5) Upon the dissolution or other termination of existence of the Manager;

(6) Upon the application or consent by the Manager for the appointment of any receiver, trustee or similar officer for all or a substantial part of its property, or the appointment of any such receiver, trustee or similar officer without the application or consent of the Manager which is not discharged or bonded within 60 days;

(7) Upon the commencement by the Manager of any bankruptcy, insolvency, reorganization, readjustment of debt, dissolution, liquidation or similar proceedings, or involuntary commencement against the Manager of any such proceeding which is not discharged or bonded within sixty (60) days; or

(8) At any time after the initial one (1) year term of this Agreement, for any reason or no reason in Owner’s sole and arbitrary discretion, by written notice in accordance with the terms of Section 6.1 above.

(B) This Agreement may be terminated by the Manager prior to the end of the term:

(1) If the Owner fails to perform any of its duties or otherwise defaults under any provision of this Agreement, and such failure to perform or default are not cured within fifteen (15) days after written notice from the Manager to the Owner;

(2) If the Owner sells all or substantially all of the Property;

(3) Upon the dissolution or other termination of existence of the Owner;

(4) Upon the application or consent by the Owner for the appointment of any receiver, trustee or similar officer for all or a substantial part of its property, or the appointment of any such receiver, trustee or similar officer without the application or consent of the Owner which is not discharged or bonded within sixty (60) days;

(5) Upon the commencement by the Owner of any bankruptcy, insolvency, reorganization, readjustment of debt, dissolution, liquidation or similar proceedings, or involuntary commencement against the Owner of any such proceeding which is not discharged or bonded within sixty (60) days; or

(6) At any time after the initial one (1) year term of this Agreement, for any reason or no reason in Manager’s sole and arbitrary discretion, by written notice in accordance with the terms of Section 6.1 above.

6.3 Parties’ Rights Upon Termination.

(A) Upon the expiration or termination of this Agreement, subject to the provisions of this Section 6.3(A) below, the Owner shall be obligated to pay the Manager only: (i) the pro rata portion of the Property Management Fee provided for in Section 5.1 that has accrued as of the date of such termination; (ii) any Approved Expenses which are reimbursable under this

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Agreement and which were incurred as of the date of such expiration or termination; (iii) all Leasing Fees then due and owing pursuant to Section 5.2, and payable on the same schedule as set forth in Section 5.2, for any lease under negotiation at the time this Agreement expires or terminates, signed within six (6) months after expiration or termination of this Agreement, which lease was being actively and diligently negotiated by the Manager on behalf of the Owner prior to expiration or termination, and for which the Manager, at or before the expiration or termination of this Agreement, identifies the tenant on a list of prospects for which leases were then under active and diligent negotiation; (iv) the pro rata portion of any CM Fees provided for in Section 5.3 that have accrued as of the date of such termination; and (v) the pro rata portion of any Tenant Improvement Fees provided for in Section 5.4 that have accrued as of the date of such termination. Nothing contained herein, however, shall in any way release the Manager or Owner from liability for failure to perform any of its obligations under this Agreement during any period prior to such expiration or termination, and notwithstanding anything to the contrary stated or implied hereinabove, the parties hereto acknowledge and agree that, if the Manager is in breach or default under this Agreement at the time of any termination of this Agreement, then Owner may offset from the amounts payable to the Manager pursuant to this Section 6.3(A) above, any damages or other amounts owing by the Manager to Owner as a result of such breach or default. For the purpose of this Agreement “active and diligent” negotiation shall mean, if a letter of intent has been issued to the prospective tenant, and Owner has not notified Manager, in writing, of its election to stop the proposed transaction.

(B) At the expiration of the term of this Agreement, or upon termination of this Agreement pursuant to Section 6.2, the Manager shall promptly, and in any event within any time period set forth below, deliver the following to the Owner or the Owner’s appointed agent:

(1) Within 90 days after such expiration or termination, a final accounting, reflecting the balance of income and expenses for the Property as of the date of termination or expiration;

(2) Within 10 days after such expiration or termination, all written data and materials pertaining to the Property and belonging to the Owner, including, without limitation, all records, contracts, leases, receipts for deposits, unpaid bills, a summary of all leases in existence at the time of termination, and all other papers, plans, books, drawings, documents and writings which pertain to the Property or related business or affairs of the Owner that the Manager has in its possession. Such data and information and all such documents shall at all times be the property of the Owner; and

(3) Any balances or monies held by the Manager with respect to the Property.

VII - MISCELLANEOUS

7.1 Estoppel Certificate. The Manager shall from time to time, upon request of the Owner, execute and deliver to the Owner and the Owner’s prospective and actual transferees, investors, and/or lenders written estoppel certificates which contain the information reasonably requested by the Owner, including, without limitation, a certification that (a) this Agreement is in full force and effect, (b) this Agreement has not been amended, modified or supplemented (except as

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expressly disclosed in such certification), (c) the Owner does not owe any fees or other compensation to the Manager (except as expressly disclosed in such certification), and (d) to the Manager’s knowledge, no uncured default exists on the part of the Manager or the Owner under this Agreement.

7.2 Limitation of Manager’s Liability. The Manager and its directors, trustees, officers, and employees shall not be liable, responsible or accountable in damages or otherwise to the Owner for any loss or liability arising out of (i) any act or omission by the Manager, so long as any such act or omission did not constitute (a) a breach of this Agreement (including, without limitation, the commission by the Manager on behalf of the Owner of any unauthorized act) that had or has a material adverse effect on the Owner or the Property and that is not cured within fifteen (15) days after notice thereof is delivered to the Manager by the Owner, or (b) fraud, bad faith, gross negligence or willful misconduct on the part of Manager, or (ii) any acts or omissions by third-parties selected by the Manager in good faith and with reasonable care to perform services for the Property. Notwithstanding the foregoing provisions of clause (ii) of the immediately preceding sentence, the Manager shall, at the request of the Owner, pursue and enforce any rights or remedies (including, without limitation, any rights to indemnification or damages) of the Manager or Owner against any third-parties selected by Manager to provide services for the Property; provided that, the Manager shall be free at all times to terminate any such third-party service provider’s contract or services for cause, in which event, if the Owner so requires, the Manager shall in any event pursue any remedies and indemnification rights against such third-party service provider for events, breaches or defaults occurring prior to the date of termination.

7.3	Indemnity.

(A) The Owner shall indemnify, defend and hold harmless the Manager, and its principals, partners, trustees, officers, agents and employees, from and against any and all losses, liabilities, claims, expenses, damages and costs, including, without limitation, reasonable attorneys’ fees and disbursements, arising out of any act or omission or alleged act or omission by the Manager in the performance of its obligations hereunder or otherwise in connection with its activities as the Manager on behalf of Owner hereunder, to the extent not reimbursed by insurance proceeds or otherwise, unless the Manager (i) acted fraudulently, in bad faith or with gross negligence or willful misconduct or (ii) by such act or omission committed a breach or default under this Agreement (including, without limitation, the commission by the Manager on behalf of the Owner of any unauthorized act), which breach had or has a material adverse effect on the Owner or the Property and is not cured within fifteen (15) days after notice thereof from the Owner. The indemnification provided by this Section 7.3(A): (x) shall be in addition to, and shall not limit or diminish, the Manager’s coverage under any insurance maintained by the Owner and (y) shall be a contract right and shall include the right to be reimbursed for reasonable expenses incurred by the Manager within thirty (30) days after such expenses are incurred. This provision shall survive termination or expiration of this Agreement.

(B) The Manager shall indemnify, defend and hold harmless the Owner, and its principals, partners, agents and employees, from and against any and all losses, liabilities, claims, expenses, damages and costs, including, without limitation, reasonable attorneys’ fees and disbursements, arising out of (i) the fraud, bad faith, gross negligence or willful misconduct of the Manager in the performance of its obligations hereunder or otherwise in connection with its activities

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as the Manager on behalf of Owner hereunder or (ii) any breach or default of Manager under this Agreement (including, without limitation, the commission by the Manager on behalf of the Owner of any unauthorized act), which breach had or has a material adverse effect on the Owner of the Property and is not cured within fifteen (15) days after notice thereof from the Owner. This provision shall survive termination or expiration of this Agreement.

(C) If a claim is made against an indemnified party which such indemnified party believes is covered by the indemnification under this Section 7.3, the indemnified party shall promptly give the indemnifying party notice of such claim and the reasonable opportunity to participate in and assume the defense of such action.

7.4 Third Party Beneficiaries. This Agreement is not intended to be for the benefit of any person or party other than the parties hereto, and no other person or party may rely on the provisions hereof.

7.5	Notices.

(A) All notices, demands, approvals, consents or requests provided for or permitted to be given pursuant to this Agreement (collectively, “Notices”) must be in writing.

(B) All Notices to be sent pursuant to the terms hereof shall be deemed to have been properly given or served, if personally delivered, sent by recognized messenger or next day courier service, or sent by United States mail, telex or facsimile transmission to the addresses or facsimile numbers listed below, and will be deemed received, unless earlier received: (a) if sent by express or certified mail, return receipt requested, when actually received or delivery refused; (b) if sent by messenger or courier, when actually received; (c) if sent by telex or facsimile transmission, on the Business Day sent, so long as a confirming notice is sent by messenger or courier or by express, certified, or first-class mail; (d) if delivered by hand, on the Business Day of delivery; and (e) if sent by first-class mail, seven days after it was mailed. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent.

If to the Owner, to:

c/o Federal/Lion Venture LP

c/o Federal Realty Investment Trust

1626 East Jefferson Street

Rockville, Maryland 20852-4041

Attention: Legal Department

Telephone No.: (301) 998-8100

Fax No.: (301) 998-3715

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With a copy to:

Clarion Partners LLC

230 Park Avenue

12th Floor

New York, New York 10017

Attention: Stephen B. Hansen

Telephone No.: (212) 883-2545

Fax No.: (212) 883-2845

If to Manager, to:

Federal Realty Investment Trust

1626 East Jefferson Street

Rockville, Maryland 20852

Attention: Legal Department

Telephone No.: (301) 998-8100

Fax No.: (301) 998-3715

(C) By Notice given as herein provided, any party hereto shall have the right from time to time and at any time during the term of this Agreement to change its notice address or addresses to any other address(es) within the United States of America by giving to the other party at least ten (10) Business Days’ prior written notice thereof in the manner provided by this Section 7.5.

7.6 Headings. The headings in this Agreement are for convenience only and shall not be considered or referred to in resolving questions of interpretation or construction.

7.7 Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, party or parties may require.

7.8 Severability. If any clause or provision of this Agreement is illegal, invalid or unenforceable under present or future laws effective during the term hereof, then such clause shall be deemed to be deleted therefrom, and the remainder of this Agreement shall not be affected thereby, and shall remain in full force and effect.

7.9 Assignment. The Manager shall not assign this Agreement without the Owner’s prior written consent. The Owner shall have the right to sell the Property at any time in its sole discretion and, in such event, the Owner, in its discretion, shall have the right to either terminate this Agreement with respect to the Property without further obligation to the Manager (other than obligations incurred by the Owner prior to such sale) or assign this Agreement to the new owner, subject to the Manager’s right to terminate pursuant to Section 6.2(B)(2). If the Owner elects to assign this Agreement to a new owner, so long as the new owner agrees to comply with all provisions hereof, this Agreement shall remain in full force and effect and fully binding on the Manager, and the Owner shall be relieved from further liability hereunder.

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7.10 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and assigns.

7.11 Governing Law. This Agreement is made pursuant to all of the rights and obligations of the parties hereto and all of the terms and conditions hereof shall be construed in accordance with and governed by the laws of the State in which the Property is located without giving effect to conflicts of laws principles.

7.12 Waiver. No consent or waiver, express or implied, by either party to or of any breach or default by the other party in the performance of this Agreement shall be construed as a consent or waiver to or of any subsequent breach or default in the performance by such other party of the same or any other obligation hereunder.

7.13 Trade Names. All trade names used in connection with the Property shall be and remain the sole property of the Owner, and the Manager shall have no right to use such trade names other than in the performance of its duties under the terms of this Agreement.

7.14 No Partnership or Joint Venture. Nothing contained in this Agreement shall constitute or be construed to be or create a partnership or joint venture between the Owner and the Manager.

7.15 Amendments. This Agreement may not be modified, altered or amended except pursuant to a written instrument executed by the Owner and the Manager.

7.16 Agreement Not an Interest in Real Property. This Agreement shall not be deemed at any time to be an interest in real estate or a lien of any nature against the Property. This Agreement shall at all times be subject and subordinate to all mortgages on the Property that may now or hereafter be outstanding. This Section shall be self-operative and no further instrument of subordination shall be required by any mortgagee. However, the Owner and/or the Manager shall execute promptly any certificate or other document that any mortgagee may request as to the subordination of this Agreement.

7.17 Counterparts. The Agreement may be executed in counterparts and all counterparts shall be considered part of one Agreement binding on all parties hereto.

7.18 Days. Reference in this Agreement to “days” shall refer to calendar days. If a date referenced in this Agreement falls on a Saturday, Sunday or federal holiday, it shall be deemed to fall on the next Business Day.

7.19 Non-Discrimination. In the performance of its obligations under this Agreement, the Manager shall comply with the provisions of any federal, state or local law prohibiting discrimination in housing on the grounds of race, color, sex, creed or national origin, including, without limitation, (i) Title VI of the Civil Rights Act of 1964 (Public Law 88-362, 78 Stat. 241), and all requirements imposed by or pursuant to HUD regulations (24 C.F.R., Subtitle A, Part 1) issued pursuant thereto, (ii) regulations issued pursuant to Executive Order 11063 and (iii) Title VIII of the 1968 Civil Rights Act.

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7.20 Drug Free Workplace. The Manager shall at all times comply with, and shall use its best efforts to cause its employees to at all times comply with, the Federal Drug Free Workplace Act of 1988 or any regulations promulgated thereunder, including, without limitation, the regulations at 24 C.F.R. Part 24 (April 1, 1992).

7.21 No Third Party Beneficiary of Partnership Agreement. The Manager is not a third party beneficiary of the Partnership Agreement and shall have no rights or remedies thereunder in its capacity as the Manager, and the parties to the Partnership Agreement can amend, modify or terminate the Partnership Agreement at any time without the Manager’s consent and without any liability to the Manager.

7.22 Representations. The Manager represents and warrants that it is fully qualified to manage and lease real estate and perform all obligations assumed by the Manager hereunder.

7.23 Entire Agreement. This Agreement contains the final and entire agreement between the parties hereto with respect to the Manager’s engagement as management and leasing agent, and they shall not be bound by any terms, conditions, statements, warranties or representation, oral or written, with respect to such engagement not herein contained.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OWNER:

,
a

By:
Its:

By:
Name:
Title:

MANAGER:

FEDERAL REALTY INVESTMENT TRUST, a Maryland real estate investment trust

By:
Name:
Title:

21

EXHIBIT A

PROPERTY DESCRIPTION

A-1

EXHIBIT B

DEFINITIONS

“Advisor” means Clarion Partners LLC or any successor thereto designated by CLPF-Federal GP, LLC, a Delaware limited liability company and a general partner of the Partnership, or any entity that currently owns or controls, directly or indirectly, CLPF-Federal GP, LLC. The address for the Advisor is c/o Clarion Partners LLC, 230 Park Avenue, 12th Floor, New York, New York 10017, Attention: Stephen B. Hansen; Telephone No. (212) 883-2545; Fax No. (212) 883-2845.

“Annual Plan” means any Proposed Plan that is (i) approved or deemed approved as the annual plan for the Property for the next fiscal year by the General Partners pursuant to the Partnership Agreement and (ii) delivered by Owner to the Manager, as such plan may be amended from time to time by the General Partners in accordance with the Partnership Agreement (but only if and to the extent that such amendments are delivered by Owner to Manager).

“Approved Federal Party” means any person or entity in which Federal owns, directly or indirectly, 100% of the equity interests and that is 100% controlled, directly or indirectly, by Federal.

“Business Day” means any day of the year other than Saturday, Sunday or any other day on which banks located in New York, New York generally are closed for business.

“CPI” means the Revised Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, All Items, based on 2002 as 100. If the CPI hereafter ceases to use the 2002 Base as 100, then the CPI with the new base shall be used. If the Bureau of Labor Statistics ceases to publish the CPI, then the successor or most nearly comparable index shall be used. In the event that the U.S. Department of Labor, Bureau of Labor Statistics, changes the publication frequency of the CPI so that it is not available when required under this Agreement, then the CPI for the closest preceding month for which a CPI is available shall be used in place of the CPI no longer available.

“Federal” means Federal Realty Investment Trust, a Maryland real estate investment trust and a limited partner of the Partnership and sole member of Federal GP.

“Federal GP” means Federal/LPF GP, Inc., a Delaware corporation and a general partner of the Partnership.

“General Partners” means, at any given time, the general partners of the Partnership at such time.

“Gross Collected Rents” means, for any period in question, the base rents, escalation of base rents, percentage rents and other rents, lease termination fees, capital expenditure reimbursements passed through to, and paid in whole or in part by, tenants as additional rent or pass-through expenses pursuant to their leases, late fees and other penalties paid by tenants (specifically, excluding, security deposits and other deposits unless and until such deposits are applied as rental income, rents paid more then thirty (30) days in advance of the due date until the month in which such rents become due, rent refunds, and interest income) actually received by the Owner from all of the tenants of the Property during such period.

“Leasing Fee” means any fee, commission or other compensation payable or paid to the Manager pursuant to the terms and provisions of Section 5.2 of this Agreement.

“Managing General Partner” means the person or entity in which management of the Partnership is vested pursuant to the terms of the Partnership Agreement. The initial Managing General Partner shall be Federal GP; provided that, the Advisor may deliver to Manager written notice from time to time of any change in, or substitution of, the Managing General Partner, in which event the substitute person named in the Advisor’s notice to Manager shall be the Managing General Partner.

“Partnership” means Federal/Lion Venture LP, a Delaware limited liability company. The Partnership is a limited partner of Owner and member of Owner’s sole general partner.

“Partnership Agreement” means that certain Limited Partnership Agreement of Federal/Lion Venture LP dated as of June     , 2004, by and among Federal GP and CLPF-Federal GP, LLC, a Delaware limited liability company, as general partners, and Federal and CLPF-Federal, L.P., a Delaware limited partnership, as limited partners, as such agreement may be amended, modified or supplemented from time to time.

“Partnership Interest” means a person’s or entity’s entire right, title and interest in, to and against the Partnership (including, without limitation, any such person’s or entity’s management, approval and/or consent rights and economic rights under the Partnership Agreement).

“Permitted Expenses” means, for each annual period covered by an Annual Plan (and to the extent within, and not in excess of, a budget line item of such Annual Plan), (i) the salaries, benefits, fees, costs and expenses of the Property Employees (to the extent provided in Section 1.5 of this Agreement), (ii) real estate taxes, insurance premiums, utility charges, snow removal costs, rent collection and lease enforcement costs, marketing and advertising fees and costs, the Property Management Fee, maintenance expenses, costs of repairs and replacements (which, under generally accepted accounting principles consistently applied, may be expensed during the period when made) and other management fees incurred in connection with the ownership, leasing, operation, repair and maintenance of the Property, (iii) property-level professional fees and expenses, including accounting fees and non-leasing-related legal fees, (iv) any and all amounts reserved by the Owner to pay future expenses or costs, (v) debt service payments on any financing obtained by the Owner or secured by the Property, (vi) leasing or other brokerage commissions (other than sales or financing commissions that are netted or paid from the proceeds of any sale or financing), Tenant Improvement Fees, CM Fees, capital improvement expenditures, tenant improvements that are not reimbursed by tenants, tenant work allowances, replacements or debt payments, and leasing-related legal fees, (vii) expenses, indemnities and extraordinary payments made in respect of the Property, and (viii) any and all other reasonable and customary costs and expenses incurred and actually paid to third-parties retained in connection with the ownership, leasing, operation, repair and maintenance of the Property, plus, with respect to each budget line item in the Annual Plan relating to any of the foregoing items (i) through (viii) above (other than those set forth in the immediately following sentence), but subject to the penultimate sentence of this definition below, the greater of (x) five percent (5%) of each such budget line item or (y) Twenty Thousand Dollars ($20,000.00) in any fiscal year. Permitted Expenses shall also mean, subject to the limitation in the next sentence immediately below, (a) any and all real estate taxes and insurance premiums payable in connection with (or allocated to) the Property and snow removal costs and expenses (if such costs and expenses are included within the Annual Plan for the Property) that exceed the “per budget line item” threshold established in the immediately preceding sentence, and (b) all costs and expenses incurred in connection with capital improvements and replacements, including, without limitation, the related CM Fee (if applicable), that exceed the “per budget line item” threshold established in the immediately preceding sentence but do not exceed, in the aggregate, 10% of the amount budgeted in the Annual Plan for such costs and expenses. Notwithstanding anything to the contrary stated or implied in this definition, in no event shall the term “Permitted Expenses” include or mean any Expense Overruns (defined immediately below) that, when added to all other Expense Overruns previously incurred or reserved during any fiscal year, exceed One Hundred Thousand Dollars ($100,000). As used hereinabove, the term “Expense Overruns” shall mean any fees, costs, expenses, or other amounts that are incurred in connection with (or relate to) the Property (including, without limitation, any fees, costs and expenses described in the first sentence of this definition [items (i) through (viii)] and in clauses (a) and (b) of this definition immediately above) that are either not included in any budget line item in the Annual Plan for the Property or that exceed the budget line item in the Annual Plan for such Property relating to such fee, cost, expense or other amount.

“Proposed Plan” means a proposed annual plan (including, without limitation, budget) for a fiscal year period of the Property in the form set forth in Exhibit C of this Agreement.

EXHIBIT C

SAMPLE PROPOSED PLAN AND ANNUAL PLAN

C-1

EXHIBIT D-1

Forms of

SP Subsidiary Limited Partnership Agreement

D-1

AGREEMENT OF LIMITED PARTNERSHIP

OF

[INSERT NAME], LP.

This Agreement of Limited Partnership (the “Agreement” or the “Partnership Agreement”) is entered into as of the          day of             , 200    , by and between Federal/Lion Venture LP, a Delaware limited partnership, as the limited partner (the “Limited Partner”), and                         , LLC, a Delaware limited liability company, as the general partner (the “General Partner”) (the Limited Partner and General Partner are sometimes herein collectively referred to as the “Partners”).

WHEREAS, on                      , 200    , the General Partner filed that certain Certificate of Limited Partnership (the “Certificate”) of [INSERT NAME], LP., a Delaware limited partnership (the “Partnership”) in the office of the Secretary of State of the State of Delaware;

WHEREAS, on                      , 200    , the Secretary of State of the State of Delaware accepted the Certificate and the Partnership was formed as a Delaware limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Act”) on such date; and

WHEREAS, the Partners intend that this Agreement confirm their agreement as to the internal affairs of the Partnership and the conduct of its business.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Partners, intending legally to be bound, hereby agree as follows.

ARTICLE I

FORMATION OF LIMITED PARTNERSHIP

Section 1.1 Formation of Partnership and Business Purposes. The General Partner and the Limited Partner hereby form the Partnership as a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. The sole purpose and nature of the business to be conducted by the Partnership is to acquire, finance, operate, manage, improve, lease, sell, exchange, transfer and otherwise use or dispose of the Partnership Property (as defined below) and to undertake such other activities as may be necessary, appropriate, desirable or advisable, in the sole discretion of the General Partner, in connection therewith. The Partnership shall not engage in any business except in connection with the Partnership Property or otherwise in furtherance of the purposes of the Partnership as set forth above in this Section 1.1, and shall not own any assets other than the Partnership Property and such other or incidental assets related thereto or necessary, appropriate, desirable or advisable in connection with the purposes of the Partnership as set forth above in this Section 1.1.

Notwithstanding anything to the contrary contained in this Section 1.1, so long as Clarion and Federal (as each such term is defined below) intend to qualify as real estate investment trusts under the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder (the “Code”), the Partnership shall not take, or refrain from taking, any action if taking such action or failing to take such action, as the case may be, could, in the judgment of the General Partner, in its sole and absolute discretion, (i) adversely affect the ability of Federal Realty Investment Trust, a Maryland real estate investment trust (“Federal”), or Clarion Lion Properties Fund Holdings REIT, LLC, a Delaware limited liability company (“Clarion”), to achieve or maintain qualification as a real estate investment trust under the Code, (ii) subject Federal or Clarion to any additional taxes under Section 857 or Section 4981 of the Code, (iii) cause the distributive share or interest in the assets or gross income of the Partnership, the General Partner or any owner of Limited Partner not to satisfy the real estate investment trust provisions of the Code, or (iv) violate any laws or regulations applicable to Federal, Clarion or their securities, or violate any other law or regulation of any governmental body or agency having jurisdiction over Federal or Clarion, if and to the extent that such violation would result in any of the effects specified in clauses (i), (ii) or (iii) above or cause Federal or Clarion to lose its qualification or status as a real estate investment trust under the Code.

Section 1.2 Name and Location. The name of the Partnership is “[INSERT NAME OF LP], L.P.” The address of the registered office of the Partnership in the State of Delaware is located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is Corporation Service Company. The principal office of the Partnership is 1626 East Jefferson Street, Rockville Maryland 20852, or such other place as the General Partner may from time to time designate by notice to the Limited Partner. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

Section 1.3 Term of the Partnership. The Partnership shall continue in existence until terminated as hereinafter set forth in Article IX.

Section 1.4 Name and Address of the Partners; Percentage Interests. The names and addresses of the Partners and their respective Percentage Interests are specified in Exhibit A attached hereto.

ARTICLE II

DEFINITIONS

Section 2.1 Definitions. As used herein, the following definitions have the meanings ascribed:

“Additional Contributions” shall have the meaning ascribed to it in Section 3.2 of this Agreement.

“Affiliate” of a Person shall mean (a) any Person that, at such specified time, directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (b) any Person who, at such specified time, is (i) an officer or director of a specified Person or (ii) a spouse or immediate family relative of, or a trust created by or established primarily for the benefit of, a specified Person, or (c) any Person that, at such specified time, directly or indirectly, is the beneficial owner of a majority of the voting ownership interests of the specified Person.

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“Agreement” or “Partnership Agreement” shall mean this Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.

“Bankruptcy” or “Insolvency” shall be deemed to have occurred with respect to any Partner if such Partner shall file in any court pursuant to any statute of the United States or of any state a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or a trustee of all or a material portion of such Partner’s property, or if any such Partner shall make an assignment for the benefit of creditors, admit in writing its inability to pay its debts as they fall due or seek, consent to or acquiesce in the appointment of a trustee, receiver or liquidator of any material portion of its property. If there shall be filed against any Partner in any court pursuant to any statute of the United States or of any state a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a substantial portion of such Partner’s property, and within one hundred twenty days after the commencement of any such proceeding such petition shall not have been dismissed, then such Partner against whom such petition has been filed shall be bankrupt or insolvent for purposes of this Agreement. If within 90 days after the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator of the Partner or of all or any substantial part of the Partner’s properties, the appointment is not vacated or stayed, then such Partner shall be bankrupt or insolvent for purposes of this Agreement, and if within 90 days after the expiration of any such stay the appointment is not vacated, then such Partner shall be bankrupt or insolvent for purposes of this Agreement.

“Capital Account” shall mean the account maintained for each Partner in accordance with tax accounting principles, which account (i) is increased by the amount of Contributions of such Partner and such Partner’s share of Profits (including income exempt from tax), and (ii) is decreased by the amount of cash and the fair market value of property distributed to such Partner as shown on the books of the Partnership (net of liabilities assumed by such Partner and liabilities to which such distributed property is subject) and such Partner’s share of Losses.

“Certificate” shall mean the Certificate of Limited Partnership of the Partnership as identified in the recitals hereto, and shall include all amendments, supplements and restatements in effect from time to time.

“Contributions” shall mean in the case of each Partner, any cash or the fair market value of any property contributed to the capital of the Partnership as shown on the books of the Partnership upon such contribution (net of liabilities assumed by the Partnership and liabilities to which such contributed property is subject) by such Partner, including any Initial Contributions and any Additional Contributions.

“Dissolution” or “Termination” of the General Partner shall be deemed to have occurred upon the earliest of (i) the adoption of a plan of liquidation by the General Partner as to the General Partner and (ii) the date of dissolution or termination of the General Partner in accordance with the provisions of the governing instruments of the General Partner or applicable statutory law.

“Initial Contributions” shall have the meaning ascribed to it in Section 3.1 of this Agreement.

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“Interest” shall mean the entire ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which such Partner may be entitled as provided in this Agreement, together with all obligations of such Partner under the terms and provisions of this Agreement.

“Net Cash Flow” shall mean, with respect to any fiscal period, all cash revenue and funds received by the Partnership (other than funds received as Contributions) in such period, less the sum of the following (to the extent not made from funds received as Contributions): (i) all sums paid to lenders in such period, (ii) all cash expenditures (including capital expenditures) made by or on behalf of the Partnership in such period incident to the normal operation of the Partnership’s business, and (iii) cash reserves deemed necessary, appropriate, desirable or advisable by the General Partner, in its sole and absolute discretion.

“Partnership” shall mean [INSERT NAME], L.P.

“Partnership Property” shall mean the real property located at                                      and any personal property used by the Partnership in connection with such real property.

“Percentage Interests” shall mean the interest of a Partner as set forth in Exhibit A attached hereto.

“Person” shall mean an individual or a corporation, partnership, limited liability company, limited liability partnership, joint venture, joint stock company, trust, unincorporated organization, association, other entity, or other organizations, whether or not a legal entity, and any governmental authority.

“Profits” or “Losses” shall mean the profits or losses of the Partnership for federal income tax purposes including, without limitation, each item of Partnership income, gain, loss or deduction.

ARTICLE III

CAPITAL

Section 3.1 Contributions of General Partner and Limited Partner. The General Partner and the Limited Partner have contributed to the capital of the Partnership the amounts set forth in Exhibit A attached hereto (“Initial Contributions”).

Section 3.2 Additional Contributions. No Partner shall be obligated to make any additional Contribution (“Additional Contributions”) to the Partnership but may, upon consent of all Partners, make Additional Contributions, in which case the Partners’ respective Capital Accounts and Percentage Interests shall be adjusted appropriately to reflect such Additional Contributions.

ARTICLE IV

DISTRIBUTIONS OF NET CASH FLOW

Net Cash Flow shall be distributed to the Partners from time to time, in the discretion of the General Partner, in accordance with the Percentage Interests of the Partners.

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ARTICLE V

ALLOCATION OF PROFITS, LOSSES OR CREDITS

The Profits and Losses of the Partnership shall be allocated to the Partners in accordance with their Percentage Interests. All Profits or Losses and tax credits from the Partnership for a fiscal year allocable with respect to any Interests which may have been assigned during such fiscal year shall be allocated between the assignor and assignee based upon the number of days in the year that each was recognized as the owner of the Interest, without regard to results of the operations of the Partnership during such fiscal year and without regard to whether cash distributions were made to the assignor or assignee.

ARTICLE VI

CONDUCT OF OPERATIONS

Section 6.1 Management. The General Partner shall have full and exclusive management, authority and control of the business of the Partnership. The General Partner shall devote such time to the business of the Partnership as it deems necessary. In addition to other rights and powers, the General Partner is expressly authorized, subject to the limitations set forth in Article X below, to (a) employ, engage or contract with entities, including its Affiliates, in the operation and management of the Partnership; (b) borrow money for Partnership purposes; (c) purchase, sell, pledge, hypothecate, and mortgage Partnership Property; and (d) take any other actions which the General Partner deems appropriate.

Section 6.2 Accounting and Tax Matters. The General Partner shall keep proper and usual books and records pertaining to the Partnership’s business in accordance with generally accepted accounting principles. The books and records and all files of the Partnership shall be kept at its principal office. The General Partner shall prepare and furnish to the Limited Partner promptly after the close of each fiscal year the balance of each Limited Partner’s Capital Account, the unpaid balance due under all obligations of the Partnership and all other information reasonably requested by any Partner. The Limited Partner, and the authorized agents thereof, shall have the right at all reasonable times to audit, examine and make copies or extracts from the Partnership books of account. All required federal, state and local income tax returns of the Partnership shall be prepared and timely filed by the General Partner. Copies of such tax returns shall be furnished to the Limited Partner prior to filing thereof. The General Partner is hereby designated the tax matters partner of the Partnership.

Section 6.3 Other Permissible Activities. Neither the General Partner nor the Limited Partner is prevented hereby from engaging in other activities for profit whether similar to the purpose of the Partnership or otherwise and whether or not competitive with the business of the Partnership.

ARTICLE VII

RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNER

Section 7.1 Limited Liability. No Limited Partner shall be personally liable for any of the debts of the Partnership or any of the losses thereof beyond the amount contributed or contracted to be contributed by such Limited Partner to the capital of the Partnership.

5

Section 7.2 Management Responsibility. No Limited Partner, as such, shall take part in the management of the business or transact any business for the Partnership.

Section 7.3 No Authority to Act. No Limited Partner shall have the power to act on behalf of or bind the Partnership.

Section 7.4 Amendments to Partnership Agreement. Amendments to the Partnership Agreement, including the admission of new Partners to the Partnership but excluding changes to Exhibit A to reflect address changes or additional contributions of capital, shall require the consent of all the Partners.

Section 7.5 Removal of the General Partner, Substitution and Continuation of the Partnership. For cause, the Limited Partner by unanimous written consent may remove the General Partner as General Partner of the Partnership. For this purpose, cause shall mean the Bankruptcy or Insolvency, or Dissolution or Termination of the General Partner. Upon removal pursuant to the foregoing, such General Partner shall become a Limited Partner, subject to the prior written consent of all the Partners. A substitute General Partner may be selected by the Limited Partner by unanimous written consent upon the removal of the General Partner.

ARTICLE VIII

TRANSFERABILITY OF PARTNERS’ INTERESTS

No Partner shall withdraw from the Partnership or sell, convey, transfer, assign, pledge or otherwise alienate its Interest in the Partnership, without the prior written consent of all Partners.

ARTICLE IX

DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP

Section 9.1 Dissolution of the Partnership. The Partnership shall be dissolved upon the occurrence of any of the following events:

(a) The agreement in writing by all Partners to dissolve the Partnership;

(b) The entry of a decree of judicial dissolution of the Partnership pursuant to Section 17-802 of the Act; or

(c) The withdrawal, Bankruptcy or Insolvency, or Dissolution or Termination, of the General Partner, if no substitute General Partner is selected by written consent of the Limited Partner within 90 days of the date of withdrawal, Bankruptcy or Insolvency, or Dissolution or Termination, of the General Partner.

Section 9.2 Winding Up and Liquidation of the Partnership. Upon the dissolution of the Partnership, the General Partner, or if it is not available, a liquidator selected by written consent of the Limited Partner, shall proceed to wind up the Partnership business. The General Partner or such liquidator, as the case may be, shall apply the Partnership assets, after payment of Partnership debts and liabilities, and the creation of such reserves as the liquidator deems appropriate, to the Partners in accordance with their Percentage Interests.

6

ARTICLE X

SEPARATENESS COVENANTS

Anything in this Agreement to the contrary notwithstanding, the Partnership shall not engage in any business or activity, or fail to take any act, which would cause the Partnership at any time to:

A. engage in any business or activity other than those set forth in Section 1.1 of this Agreement or in the Certificate, as applicable, and activities incidental thereto;

B. acquire or own any material assets other than (i) the Partnership Property, (ii) amounts realized through the operation or disposition of the Partnership Property, and (iii) such other or incidental assets related to the Partnership Property or as may be necessary, appropriate, desirable or advisable in connection with the purposes of the Partnership as set forth in Section 1.1;

C. (i) merge into or consolidate with any Person or (ii) so long as any loan secured by property of the General Partner or Partnership Property remains outstanding, dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

D. fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the applicable jurisdiction of its organization or formation;

E. own any subsidiary or make any investment in any Person;

F. incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation) other than indebtedness in the ordinary course of its business and any loan secured by Partnership Property;

G. hold itself out to be responsible for the debts of another Person, other than commercially reasonable tenant allowances, payments, contributions or reimbursements made by the Partnership in the ordinary course of business to a tenant pursuant to the terms of the applicable lease for construction by or on behalf of such tenant of tenant improvements;

H. make any loans or advances to any Person, other than commercially reasonable tenant allowances, payments, contributions or reimbursements made by the Partnership in the ordinary course of business to a tenant pursuant to the terms of the applicable lease for construction by or on behalf of such tenant of tenant improvements, and other than advances to or deposits with vendors or service providers at the Partnership Property made in the ordinary course of business; or

I. maintain its respective assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any Partner, manager, principal or Affiliate of the Partnership, or any member, manager, principal or Affiliate thereof or any other Person, with the understanding that (i) to the extent that the Partnership shares the same employees (if any) with other Persons, the salaries of and the expenses related to providing

7

benefits to such employees at all times shall be fairly and non-arbitrarily allocated among such Persons, with the result that each such Person shall bear its fair share of the salary and benefit costs associated with all such common employees, (ii) to the extent that the Partnership jointly contracts with other Persons to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing at all times shall be fairly and non-arbitrarily allocated among such Persons, with the result that each such Person shall bear its fair share of such costs, (iii) to the extent that the Partnership contracts or does business with vendors or service providers where the goods or services provided are or shall be partially for the benefit of other Persons, the costs incurred in so doing at all times shall be fairly and non-arbitrarily allocated to or among such Persons, with the result that each such Person shall bear its fair share of such costs, and (iv) to the extent that the Partnership or other Persons have offices in the same location, there shall be a fair, appropriate and non-arbitrary allocation of overhead among them, with the result that each such Person shall bear its fair share of such expenses.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.1 Notices. Any notices or communications hereunder shall be sent by mail to the Partners at their addresses set forth in Exhibit A attached hereto, as amended from time to time. Notices shall be considered given, and any applicable time shall run, from the date such notice is mailed.

Section 11.2 Applicable Law. Notwithstanding the place where this Agreement may be executed by any party, all the terms and provisions of this Agreement and the validity hereof shall be interpreted under the laws of the State of Delaware, without regard to the principles of conflicts of law.

Section 11.3 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all the Partners had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

Section 11.4 Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of each of the parties, their heirs, devisees, personal representatives, successors and assigns, provided that no Person shall be admitted as an additional or substituted Partner in the Partnership without the prior written consent of all Partners.

[Signature Page Follows]

8

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be signed as of the date first above written.

LIMITED PARTNER:

FEDERAL/LION VENTURE LP

BY FEDERAL/LPF GP, INC., its Managing General Partner

By:
Name:
Title:

GENERAL PARTNER:

, LLC

By:
Name:
Title:

EXHIBIT A

Name and Address	Capital Contribution	Percentage Interest
General Partner:

____________________ GP, LLC 230 Park Avenue New York, NY 10169-0005	$.01	0.1%

Limited Partner:

Federal/Lion Venture LP 1626 East Jefferson Street Rockville, MD 20852	$99.99	99.9%

EXHIBIT D-2

Forms of

SP Subsidiary Limited Liability Company Agreement

D-2

LIMITED LIABILITY COMPANY AGREEMENT

OF

                                          GP, LLC

This Limited Liability Company Agreement of                          GP, LLC (this “Agreement”), dated as of                      , 200    , is entered into by Federal/Lion Venture LP, a Delaware limited partnership, as the sole member (the “Member”) of                          GP, LLC, a Delaware limited liability company (the “Company”).

WHEREAS, on                      , 200    , the Member filed that certain Certificate of Formation of the Company (the “Certificate”) in the office of the Secretary of State of the State of Delaware;

WHEREAS, on                      , 200    , the Secretary of the State of Delaware accepted the Certificate and the Company was formed as a Delaware limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (the “Act”) on such date; and

WHEREAS, the Member intends that this Agreement confirm the method in which the internal affairs and business of the Company will be managed and conducted.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Member, intending legally to be bound, hereby agrees as follows:

1. Name. The name of the limited liability company formed hereby is “                 GP, LLC”.

2. Purpose. The sole purpose and nature of the business of the Company is to (i) serve as the general partner of [NAME OF PARTNERSHIP], LP, a Delaware limited partnership (the “Partnership”); (ii) acquire, own, hold for investment, preserve, manage, pledge, sell, exchange, transfer or otherwise use or dispose of a general partnership interest in the Partnership (the “Company Property”); (iii) engage in any and all activities incidental or related to the foregoing; and (iv) take or refrain from taking any and all actions that the Company considers necessary, appropriate, advisable, convenient and/or appropriate in connection with any or all of the foregoing. The Company shall not engage in any business unrelated to the Company Property, the Partnership or the purposes of the Company set forth in this Section 2.

3. Office of and Agent for Service of Process. The registered office of the Company in Delaware shall be maintained at c/o Corporation Service Company, 2711 Centerville Road, Wilmington, Delaware 19808. The Company’s agent for service of process on the Company at such address shall be Corporation Service Company.

4. Member. The name of the Member is “Federal/Lion Venture LP.”

5. Management. The business and affairs of the Company shall be managed by or under the direction of the Member. The Member shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purposes described in Section 2 above, including all powers, statutory or otherwise, possessed by members under the laws of the State of Delaware, subject to the limitations contained in Section 13 below. The Member may from time to time appoint persons to act on behalf of the Company and may retain agents, consultants and contractors and appoint other persons to perform such functions as from time to time shall be delegated to such agents, consultants, contractors and other persons by the Member. The Member (and any individual appointed by the Member) is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file the Certificate (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof or supplements thereto) necessary for the Company to qualify to do business in any state or other jurisdiction in which the Company conducts business.

Notwithstanding anything to the contrary contained in this Section 5, so long as Clarion and Federal (as each such term is defined below) intend to qualify as real estate investment trusts under the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder (the “Code”), the Company shall not take, or refrain from taking, any action if taking such action or failing to take such action, as the case may be, could, in the judgment of the Member, in its sole and absolute discretion, (i) adversely affect the ability of Federal Realty Investment Trust, a Maryland real estate investment trust (“Federal”), or Clarion Lion Properties Fund Holdings REIT, LLC, a Delaware limited liability company (“Clarion”), to achieve or maintain qualification as a real estate investment trust under the Code, (ii) subject Federal or Clarion to any additional taxes under Section 857 or Section 4981 of the Code, (iii) cause the distributive share or interest in the assets or gross income of the Partnership, the Company or any owner of the Member not to satisfy the real estate investment trust provisions of the Code, or (iv) violate any securities laws or regulations applicable to Federal or Clarion or their securities, or violate any other law or regulation of any governmental body or agency having jurisdiction over Federal or Clarion, if and to the extent that such violation would result in any of the effects specified in clauses (i), (ii) or (iii) above or cause Federal or Clarion to lose its qualification or status as a real estate investment trust under the Code.

6. Capital Contributions. The Member has contributed $1.00, in cash, and no other property, to the Company.

7. Additional Contributions. The Member may, but is not required to, make additional capital contributions to the Company.

8. Profit and Losses. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Such distributions shall belong to the Member.

9. Admission of Additional Members. No person may be admitted to the Company as a member without the prior written consent of the Member.

10. Amendments. This Agreement may be amended only by the Member, by an instrument in writing executed by the Member.

11. Liability of Member. The Member, and any additional member, shall not have any liability for the obligations or liabilities of the Company except to the extent provided by law.

12. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

13. Separateness Provisions. Anything in this Agreement to the contrary notwithstanding, the Company shall not engage in any business or activity, or fail to take any act, that would cause the Company at any time to:

A. engage in any business or activity other than those set forth in Section 2 of this Agreement and activities incidental thereto;

B. acquire or own any material assets other than (i) the Company Property, (ii) amounts realized through the operation and disposition of the Company Property, and (iii) such incidental personal property as the Company considers necessary, advisable, convenient or appropriate in connection with its management of and interest in the Partnership or its ownership of the Company Property;

C. (i) merge into or consolidate with any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organizations, whether or not a legal entity, or any governmental authority (a “Person”) or (ii) so long as any loan secured by Company Property or any real property of the Partnership is outstanding, dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

D. fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of Delaware;

E. own any subsidiary or make any investment in any Person, other than its interest in the Partnership;

F. incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation) except for obligations as a result of (i) the Company’s position as general partner of the Partnership, (ii) indebtedness in the ordinary course of its business of serving as the sole general partner of the Partnership and acquiring and owning an interest in the Partnership and such incidental personal property as may be necessary in connection therewith, (iii) trade payables in the ordinary course of its business or the business of the Partnership, or (iv) any loan secured by Company Property or any real property of the Partnership;

G. hold itself out to be responsible for the debts of another Person except to the extent that, under applicable law, the Company may be deemed to hold itself out as responsible for the debts of the Partnership solely as a result of its position as general partner of the Partnership;

H. make any loans or advances to any Person, other than, acting solely in its capacity as general partner of the Partnership, loans or advances to the Partnership; or

I. maintain the Company Property and the assets of the Company in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any Member, manager, principal or affiliate of the Company, or any member, manager, principal or affiliate thereof or any other Person, with the understanding that (i) to the extent that the Company shares the same employees (if any) with other Persons, the salaries of and the expenses related to providing benefits to such employees at all times shall be fairly and non-arbitrarily allocated among such Persons, with the result that each such Person shall bear its fair share of the salary and benefit costs associated with all such common employees, (ii) to the extent that the Company jointly contracts with other Persons to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing at all times shall be fairly and non-arbitrarily allocated among such Persons, with the result that each such Person shall bear its fair share of such costs, (iii) to the extent that the Company contracts or does business with vendors or service providers where the goods or services provided are or shall be partially for the benefit of other Persons, the costs incurred in so doing at all times shall be fairly and non-arbitrarily allocated to or among such Persons, with the result that each such Person shall bear its fair share of such costs, and (iv) to the extent that the Company or other Persons have offices in the same location, there shall be a fair, appropriate and non-arbitrary allocation of overhead among them, with the result that each such Person shall bear its fair share of such expenses.

* * * * *

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date and year first written above.

FEDERAL/LION VENTURE LP, its sole member

By Federal/LPF GP, Inc., its Managing General Partner

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